As filed with the U.S. Securities and Exchange Commission on May 14, 2021.

No. 333-254774

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISRAEL AMPLIFY PROGRAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1588050
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Israel Amplify Program Corp.

c/o Sphera Fund

10 E. 53rd Street, Suite 1301

13th Floor

New York, NY 10022

Telephone: (646) 699-8282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Asher Levy

Chief Executive Officer

(Principal Executive Officer)

Israel Amplify Program Corp.

c/o Sphera Fund

10 E. 53rd Street, Suite 1301

13th Floor

New York, NY 10022

Telephone: +972-3-684-5535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Nicholas A. Dorsey Matthew G. Jones Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Alan I. Annex, Esq. Jason Simon, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, FL 33131 Tel: (305) 579-0576 Fax: (305) 579-0717

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	23,000,000 units	$10.00	$230,000,000	$25,093
Class A ordinary shares included as part of the units(3)	23,000,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	4,600,000 warrants	—	—	—(4)
Total			$230,000,000	$25,093(5)

(1)	Estimated solely for the purpose of calculating the registration fees.
(2)

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 600,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividend, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2021

PRELIMINARY PROSPECTUS

$200,000,000

ISRAEL AMPLIFY PROGRAM CORP.

20,000,000 units

Israel Amplify Program Corp. is a newly organized blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Although we will not be limited to a particular industry, sector or geographic region, we will focus on high-quality, growing technology-based opportunities located in, or that have a meaningful connection to, Israel. We have not selected any potential business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriter has a 45-day option from the date of this prospectus to purchase up to 3,000,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations as described herein. If we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period (as defined herein), we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.

On May 10, 2021, in connection with the subscription for Class B ordinary shares described herein, Pitango, Amplify and Sphera (each as defined herein), purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement. In addition, on May 13, 2021, certain funds and accounts managed by subsidiaries of BlackRock, Inc. (the “anchor investor”) agreed to purchase 782,609 private placement warrants (or 860,870 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement to occur concurrently with the closing of this offering. The aggregate cash purchase price for the private placement warrants purchased by our sponsors and to be purchased by the anchor investor will equal $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full).

Prior to the consummation of this offering, our initial shareholders, which include our sponsors and the anchor investor, will own 5,750,000 Class B ordinary shares, up to 750,000 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described herein. Prior to our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors.

The anchor investor has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth above and we have agreed to direct the underwriter to sell to the anchor investor such amount of units. Because this expression of interest is not a binding agreement or commitment to purchase, our anchor investor may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investor. For a discussion of certain additional arrangements with our anchor investor, see “Summary—The Offering—Expressions of Interest.”

In connection with the consummation of this offering, we have entered into a forward purchase agreement with Sphera Master Fund LP, a British Virgin Islands exempted partnership and an affiliate of Sphera (“Sphera Fund”), pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, consisting of one Class A ordinary share, or a forward purchase share, and one-fifth of one warrant to purchase one Class A ordinary share, or a forward purchase warrant, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

Prior to this offering, there has been no public market for our securities. We have applied to have our units listed on the New York Stock Exchange, or the NYSE, under the symbol “ISAP.U”. We expect that the Class A ordinary shares and warrants comprising the units will begin separate trading on the NYSE under the symbols “ISAP” and “ISAP.W,” respectively, on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the underwriter permits earlier separate trading and we have satisfied certain conditions.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors ” beginning on page 55 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

	Per Unit	Total
Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)(2)	$0.55	$11,000,000
Proceeds, before expenses, to us	$9.45	$189,000,000

(1)

Includes $0.20 per unit, or $4,000,000 in the aggregate (or $4,600,000 if the underwriter’s over-allotment option is exercised in full), payable to the underwriter upon the closing of this offering. Also includes $0.35 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the consummation of an initial business combination.

(2)

The anchor investor has expressed an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth above. If our anchor investor purchases less than 9.8% of the units to be sold in this offering, the underwriter will offer and sell the balance of such units on the same terms and conditions as the other units that are the subject of this offering. For more information, see “Underwriting”.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $200,000,000, or $230,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee, and $2,000,000 will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about                 , 2021.

Book-Running Manager

Cowen

The date of this prospectus is                 , 2021

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information or to make any representations other than those contained in this prospectus, and neither we nor the underwriter take any responsibility for, or can provide assurance as to the reliability of, any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

∎

“amended and restated memorandum and articles of association” are to the second amended and restated memorandum and articles of association that we will adopt prior to the consummation of this offering;

∎	“Amplify” are to Amplify-Israel and ISAP–Caymans, collectively;

∎

“Amplify–Israel” are to AOP SPAC, Limited Partnership, an Israeli limited partnership, of which Asher Levy, our Chief Executive Officer, Amichai Steimberg, our President and Chief Operating Officer, and Abraham Gross, our Chief Technology Officer, are limited partners;

∎	“anchor investor” are to certain funds and accounts managed by subsidiaries of BlackRock, Inc., collectively;

∎	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

∎	“Cowen” are to Cowen and Company, LLC, the underwriter of this offering;

∎	“directors” are to our current directors and director nominees;

∎

“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination;

∎

“forward purchase agreement” are to the forward purchase agreement providing for the sale of forward purchase units by us to Sphera Fund in a private placement that will close concurrently with the closing of our initial business combination;

∎	“forward purchase securities” are to the forward purchase shares and forward purchase warrants;

∎	“forward purchase shares” are to the Class A ordinary shares included in the forward purchase units;

∎	“forward purchase units” are to the units to be issued to Sphera Fund pursuant to the forward purchase agreement;

∎	“forward purchase warrants” are to the warrants to purchase our Class A ordinary shares included in the forward purchase units;

∎

“founder shares” are to our Class B ordinary shares initially issued to our sponsors and the anchor investor in a private placement prior to this offering, including (i) an aggregate of 5,750,000 Class B ordinary shares issued to the sponsors and the anchor investor, up to 750,000 of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full and (ii) the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

∎	“initial shareholders” are to the holders of our founder shares immediately prior to this offering;

∎	“ISAP–Caymans” are to ISAP Acquisition LP, a Cayman Islands exempted limited partnership, of which LizabethAnn R. Eisen, one of our directors, is the sole limited partner;

∎	“letter agreement” are to the letter agreement among us, our sponsors and each member of our management team;

∎	“management” or our “management team” are to our officers and directors (including our director nominees that will become directors in connection with the consummation of this offering);

∎	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

∎	“Pitango” are to Pitango Acquisition Corporation Limited Partnership, an Israeli limited partnership;

∎

“private placement warrants” are to the warrants (i) issued to our sponsors in a private placement on May 10, 2021, (ii) to be issued to the anchor investor in a private placement to close simultaneously with the closing of this offering, (iii) to be issued to our sponsors or their respective affiliates upon conversion of working capital loans, if any and (iv) to be issued to the anchor investor upon the exercise of its pre-emption right in connection with a conversion by a sponsor of a working capital loan (“pre-emption right”), if any;

∎	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

∎

“public shareholders” are to the holders of our public shares, including our initial shareholders and members of our management team to the extent our initial shareholders and/or members of our management team purchase public shares; provided that each initial shareholder’s and member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

∎	“public warrants” are to our warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

∎	“Sphera” are to Sphera SPAC, Limited Partnership, an Israeli limited partnership;

∎	“Sphera Fund” are to Sphera Master Fund LP, a British Virgin Islands exempted partnership, which is an affiliate of Sphera;

∎	“sponsors” are to Pitango, Amplify and Sphera, collectively;

∎	“warrants” are to our public warrants and private placement warrants; and

∎	“we,” “us,” “our,” “company” or “our company” are to Israel Amplify Program Corp., a Cayman Islands exempted company.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Except where indicated, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

General

Israel Amplify Program Corp. is a newly organized blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. To date, our efforts have been limited to organizational activities.

Although we will not be limited to a particular industry, sector or geographic region, we will focus on high-quality, growing technology-based opportunities located in, or that have a meaningful connection to, Israel. Our strategy is focused on industries and geographies that complement the experience and expertise of our management team. We intend to capitalize on the capabilities and experience of our management team, our sponsors and their respective affiliates to identify and acquire a high-quality, growing business that can generate attractive, risk-adjusted returns for shareholders and negotiate favorable acquisition terms. In order to implement our strategy, we plan on focusing on companies that operate in attractive industry segments in the technology, innovation and/or complex manufacturing sectors and that have strong and defensible market positions. While we may pursue a business combination with a target in any geographic region, our target search will focus on businesses that are domiciled in Israel, that carry out all or a substantial portion of their activities in Israel, or that have some other meaningful connection to Israel. In addition, we believe our management team’s combination of skills makes us well-suited for companies operating in markets that are in transition or subject to disruption. Companies that are in a transition phase have the potential to be attractive targets that will allow us to leverage the extensive experience of our management team, our sponsors and their respective affiliates in growing and scaling businesses.

Our Sponsors and Our Competitive Advantages

We believe we will benefit from the deep and broad expertise of our sponsors in identifying companies with growth and innovation potential and scaling those businesses.

Pitango.    Pitango Venture Capital is a diversified team of top technology and business investment professionals. Pitango Venture Capital is comprised of CEOs, entrepreneurs and innovators who for over 25 years have helped shape the world where we live today. Pitango Venture Capital partners and employees use their experience, global network, and professional assets to help entrepreneurs and companies achieve success. With three hyper-focused groups of funds (Pitango First, Pitango Growth, and Pitango HealthTech) and numerous investments across all vertical markets, exits and unicorns in its portfolio, Pitango Venture Capital is a trusted partner to private companies, committed to helping them navigate towards achieving global success—to IPO and during life as a public company or to other transformative transactions, such as mergers and acquisitions. Pitango Venture Capital has over $2.7 billion in invested and committed capital to date. Our Chairman of the Board of Directors is the co-founder and Managing Partner of Pitango Venture Capital. Pitango brings this experience to us in helping execute our acquisition strategy.

Amplify.    Amplify is comprised of a core group of individuals who, on average, have worked together for over 20 years and share a history of integrity, quality and innovation that spans decades. Amplify’s management and members represent a unique combination of C-suite experience and financial and operational ability to support businesses in their evolution to the next level. We believe this unique combination provides us with a strong competitive advantage. The Amplify team has decades of experience running global businesses, including in positions of Executive Chairman, CEO, COO, CFO and CTO. The Amplify team also brings decades of global legal and human resources expertise. Asher Levy, our Chief Executive Officer, Amichai Steimberg, our President and Chief Operating Officer, Abraham Gross, our Chief Technology Officer, and LizabethAnn R. Eisen, a Director, are limited partners in Amplify and, together with the other partners in Amplify, will contribute their experience to help us execute our acquisition strategy.

Sphera.    Sphera Funds Management is a global investment firm that was founded in 2004. Sphera Funds Management (collectively with its affiliates, “Sphera Group”) manages five distinct long/short equity strategies from its offices in Tel Aviv and New York and is Israel’s first and largest hedge fund manager. Sphera Group’s investment philosophy is based on a disciplined and repeatable process that is focused on fundamental investing and is overseen by experienced investment teams, currently consisting of over twenty professionals. Sphera Group’s investment approach is dedicated to pursuing strong, consistent risk-adjusted returns across distinct market cycles and macroeconomic events. Our Chief Financial Officer is Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc. in the United States. Sphera, which is comprised of partners, shareholders and employees of Sphera Group, is bringing its investment approach and its experience to help us execute our acquisition strategy.

We, our sponsors, our management team and their respective affiliates take governance seriously and promote good decision-making in line with the highest industry standards. We are committed to quality interactions with the businesses in which we invest and decision-making processes that drive positive outcomes. We believe that through the devotion of our time, resources and expertise, we can make a positive impact on those businesses. In addition to the operating experience of our management, our sponsors and their respective affiliates, their global deal experience includes whole company mergers and acquisitions, corporate carve-outs, IPO-readiness assessment, business integration oversight and directing transformational growth strategies. We believe that the exceptional capabilities of our sponsors, our management team and their respective affiliates in identifying attractive businesses and implementing transformational growth and operational value creation initiatives is central to our differentiated acquisition strategy. We believe that those skills are best applied to companies in, or in need of, transition and that we can help capitalize on growth opportunities and face related challenges, whether under new leadership or by helping those businesses accelerate their growth.

Our management team and our sponsors also bring their expertise and relationships to leverage opportunities for growth and innovation. We believe that our management team and our sponsors are able to offer the necessary operating support to promising, revenue-generating companies with growth and innovation potential. Our experienced management team, supported by our sponsors and their respective affiliates, has expertise in identifying transformational opportunities and adding value to companies. This expertise allows them to work with entrepreneurs and executives to analyze difficult situations and make challenging decisions. Our sponsors will bring their unique combination of operating, acquisition, joint-venture and capital markets experience across North America, Europe and Asia. The members of our management team also have a distinguished international track record with large and small organizations that allowed them to build strong relationships with companies, entrepreneurs, executives and other professionals in diverse sectors. Our sponsors and their respective affiliates also have extensive relationships in the business and financial community that we can leverage in the context of mergers and acquisitions, joint-ventures, spin-offs and capital raising transactions and other financings.

Our management team, our sponsors and their respective affiliates have extensive experience developing capital allocation and reporting structures to meet analyst, investor and regulatory expectations and requirements. For example, Pitango Venture Capital is one of the first venture capital funds to be a signatory to the Principles for Responsible Investment, a set of investment principles serving as guidance to institutional investors incorporating environmental, social and governance (“ESG”) issues into their investment practices.

Our Management Team

Our management team is led by Chemi Peres, our Chairman of the Board of Directors and a Director, Asher Levy, our Chief Executive Officer, Amichai Steimberg, our President and Chief Operating Officer, Tim Surzyn, our Chief Financial Officer, and Abraham Gross, our Chief Technology Officer. Mr. Peres is also a co-founder and Managing Partner of Pitango Venture Capital, Mr. Levy is also a co-founder and limited partner of Amplify–Israel, Mr. Steimberg is also a co-founder and limited partner of Amplify–Israel, Mr. Surzyn is also Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc., an affiliate of Sphera, and Mr. Gross is also a co-founder and limited partner of Amplify–Israel.

Nechemia (Chemi) J. Peres serves as our Chairman of the Board of Directors and a Director. Mr. Peres is a co-founder and Managing Partner of Pitango Venture Capital. He began his career in the venture capital world in 1992 as co-founder and CEO of MOFET Israel technology Fund (traded on the Tel Aviv Stock Exchange (the “TASE”)),and later co-founded and chaired the Israel Venture Association (IVA, a.k.a IATI). Prior to his work in venture capital, Mr. Peres held managerial and advisory positions in the software industry at Decision Systems Israel (DSI) and at the engineering department of Israel Aerospace Industries (IAI), respectively. Mr. Peres has accumulated years of experience as a board member in many companies, several of which were, or later became, publicly traded on NASDAQ and the NYSE. Among them are Aladdin Knowledge Systems, AudioCodes, Orckit Communications, VocalTec and Magic Software Enterprises. He served on the board of Koor Industries (between 2000-2007) that was traded on the NYSE. Currently Mr. Peres serves on the board of directors of Teva Pharmaceuticals (NYSE: TEVA). In 2020, he joined the Ethics & Sustainability Advisory Committee at GEOX. He currently serves on the boards of numerous Pitango Venture Capital portfolio companies such as Via Transportation, Taboola, Venn.city, Duda, Totango, Radwin and Anywhere Hosting Solutions Ltd. Mr. Peres is also a member of the investment committee of TDJ-Pitango, a Polish-Israeli Venture Capital fund investing in seed-stage startups. Mr. Peres is Chairman of the Peres Center for Peace and Innovation, a not-for-profit organization founded in 1996, and serves on the boards of other not-for-profit organizations. Mr. Peres earned his B.Sc. degree in Industrial Engineering and Management, and EMBA from Tel Aviv University. Mr. Peres served as a pilot at the Israeli Air Force (IAF) for 10 years.

Asher Levy serves as our Chief Executive Officer. Mr. Levy is a co-founder and limited partner of Amplify–Israel. Mr. Levy served as CEO of Orbotech Ltd. (NASDAQ: ORBK) from 2013 to 2019, where he expanded the business from less than $400 million in annual revenues to over $1 billion. He oversaw KLA’s acquisition of Orbotech for approximately $3.4 billion. Mr. Levy currently serves as the Active Chairman of Landa Digital Printing, a digital printing private company headquartered in Israel, the Executive Chairman of NSO, a Novalpina Capital portfolio company offering cutting edge security technologies, and the Chairman of GenCell (traded on TASE).

Amichai Steimberg serves as our President and Chief Operating Officer. Mr. Steimberg is a co-founder and limited partner of Amplify–Israel. He retired in March 2020 as the CEO of Orbotech Ltd.

In his 28 years at Orbotech, he worked throughout the organization leading finance, accounting and investor relations/reporting as CFO for nine years (2000-2009), and strategy, operations and business development as COO and President for 10 years (2009-2019). Mr. Steimberg currently serves as the Chairman of Airovation Technologies, a private air purification company, as the Chairman of Innoviz Technologies Ltd. and as a board member of OffSec, a private US-based cyber-security company. From September 2020 to January 2021, Mr. Steimberg served as the Chairman of Highcon Ltd., an Israeli company that he led through a successful IPO on TASE in November 2020.

Tim Surzyn serves as our Chief Financial Officer. Mr. Surzyn is also the Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc., which he joined in August 2020. Prior to joining Sphera Healthcare US Inc., Mr. Surzyn was the Chief Financial Officer and Chief Operating Officer of Nexthera Capital where he ran the day-to-day non-investment operations of this alternative investment fund. Preceding Nexthera, Mr. Surzyn was an Executive Director at UBS Investment Bank and prior to that, the Deputy CFO of Autonomy Capital. Mr. Surzyn is an Associate Chartered Management Accountant and Chartered Global Management Accountant (UK).

Abraham Gross serves as our Chief Technology Officer. Dr. Gross is a co-founder and limited partner of Amplify–Israel. Dr. Gross served as Chief Technology Officer of Orbotech Ltd. from 2000 to 2020. Joining Orbotech in 1985, Dr. Gross filled a variety of technology and managerial leadership roles, including head of the Physics department of Optrotech before the merger with Orbot (1992) and the chief scientist of Orbotech. He led the market introduction of numerous new technologies as well as the acquisition of key technologies and companies. During his tenure at Orbotech, Dr. Gross took two separate leave of absence periods to serve as the Chief Engineer of Microvision, a USA startup and as the deputy Chief Scientist in the office of the Ministry of Economy, Israel.

LizAnn Eisen serves as a Director. Ms. Eisen is the sole limited partner of ISAP–Caymans. She is an Adjunct Faculty member at Cornell Tech and University of Oregon Law School and teaches courses including Startup Business Law, Corporate Finance and In-house Lawyering. She was a visiting faculty member at Tel Aviv University Law School during the Fall 2020 semester. She serves as an advisor to several technology startups. She is also on the board of directors of The Computer-Assisted Legal Education (CALI), an education technology not-for-profit company advancing the use of technology in legal education, and the board of directors of Vitality Enterprises LLC, a technology company doing business as Vitality Society, an online and virtual community for people 60 and better to be at their best. Ms. Eisen retired as a Corporate Partner from Cravath, Swaine & Moore LLP’s Corporate Department in December 2018. Her 20-plus-year legal practice focused on domestic and international corporate finance transactions, acquisition financing, corporate governance and reporting matters and liability management transactions. Ms. Eisen has been repeatedly recognized as one of the leading practitioners in securities law by The Legal 500 US, IFLR1000 and The Best Lawyers in America.

Rami Kalish serves as a Director. Mr. Kalish is a co-founder and Managing Partner of Pitango Venture Capital, and he specializes in cyber technology and B2B software companies. Mr. Kalish has been mentoring young entrepreneurs for decades and helping companies on their growth journeys to IPOs. Mr. Kalish has accumulated years of experience as a board member in many companies. Currently, Mr. Kalish serves on the board of directors of Avantis Team, Browsi, Carbofix, CyberMDX, D-ID, Indoor Robotics, Perception Point, Neura and Tabit. Previously, Mr. Kalish served on the board of directors of several Pitango Venture Capital portfolio companies that went public on NASDAQ, including ForeScout, VocalTec, Retalix, Optibase and RADWARE, Optonol (acquired by Alcon), Red Bend Software (acquired by Harman), and SkyCure (acquired by Symantec). Mr. Kalish is also chairman of the investment committee of TDJ-Pitango, a Polish-Israeli Venture Capital fund investing in early-stage startups. Prior to founding Pitango Venture Capital (originally as Polaris in 1993 and then, Pitango in 2001), Mr. Kalish held sales and marketing positions at IBM and senior executive roles at Orbotech. Mr. Kalish is a member of the Runway Visiting Committee at The Joan & Irwin Jacobs Technion-Cornell Institute.

Our experienced management team, our sponsors and their respective affiliates have operated and invested in leading Israeli, global technology companies across their corporate life cycles and have developed deep relationships with organizations and investors operating within our focus area of technology-based businesses in Israel. We believe that these relationships and our management team’s experience, knowledge and networks present a significant opportunity to help identify attractive Israel-related technology-based businesses that can benefit from access to the public markets, and execute complex business combination transactions, thereby enhancing shareholder value.

Our Independent Director Nominees

Our efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of the relationships of our independent director nominees, Craig S. Ivey, Alexis Maged, Charles Federman and Lisbeth R. McNabb, each of whom has extensive experience in business and financial matters.

For additional information regarding our independent director nominees, see “Management—Officers, Directors and Director Nominees.”

Industry Opportunity

We believe that the current trends in the high technology, innovation and complex manufacturing sectors in Israel provide for very attractive acquisition opportunities consistent with our acquisition strategy. The growing Israeli ecosystem includes companies at development stages spanning from the startup phase to a greater degree of maturity in the scale-up business phase. The following factors contribute to our belief that we can leverage the unique talents of our management team, our sponsors and their respective affiliates to identify and complete an acquisition consistent with our investment criteria and acquisition strategy.

Highly successful Israeli high-tech market.    Often referred to as the “Start-Up Nation,” Israel has become one of the most concentrated geographic centers for technological innovation. Although it has a population of just over nine million and a gross domestic product, or GDP, of approximately $340 billion for 2020 (as forecasted by the World Bank), Israel has been one of the most successful countries in developing technology and advanced manufacturing processes driven by technology in recent years. Under the OECD R&D Intensity Index (which measures investment in research and development, or R&D, as a ratio of GDP), Israel ranks first in the world, with its national spending on R&D being 4.9% of its GDP (as of 2018), according to the February 2020 publication of the OECD Directorate for Science, Technology and Innovation. According to the 2019 annual report of the Israel Innovation Authority, or IIA, which we refer to as the IIA 2019 annual report, over the last decade, more than 750 startup companies were founded in Israel each year and over 4,500 high-tech companies had reached the “growth stage” or “revenue stage” in 2019.

Dynamic, adapting Israeli innovation ecosystem.    Israeli entrepreneurs have continuously positioned themselves as global leaders in a variety of fields, repeatedly being able to identify the emergence of new trends and segments early on, maintaining Israel’s position at the forefront of global innovation. Israel’s innovation ecosystem produced hundreds of solutions addressing the unique challenges of COVID-19. Those solutions include, among others, cyber-defense products designed to identify and thwart attacks in times of increased virtual presence and remote working environments, and remote farm management systems to help the elderly sheltering under stay-at-home orders. The key sectors in 2020 were artificial intelligence, cyber security and defense, fintech and the “Internet of Things”. Food-tech and agri-tech remain key growth areas. These sectors are at the cutting edge of global innovation, and have been promoted by the Israeli government through various government initiatives.

Maturing Israeli high-tech landscape.    We believe that a growing number of companies within the Israeli innovation ecosystem would benefit from access to the capital markets, specifically through “going public” transactions. Over the last decade, the scale-up of existing companies has been a sustained trend in the Israeli high-tech industry, replacing the establishment of new start-up companies as the main driver of growth. We believe the maturity of those companies in the Israeli high-tech ecosystem is evidenced by the ability to attract larger investments and retain capital in those sectors. This ability to attract and retain capital extended throughout 2020 and continues into 2021 despite the impact of COVID-19. According to Start-Up Nation, six Israeli startups each raised more than $100 million during the month of January 2021, contributing to a record-breaking $1.44 billion raised by Israeli companies in January 2021. This trend follows a strong 2020 during which Israeli high-tech companies established records in terms of number of deals and capital raised, with increases of 31% and 20%, respectively, as compared to 2019, according to the IVC Research Center “Israel Tech Review 2020” report. During the same year, investment in technology companies in the United States only increased by 5%. According to the IVC Research Center report, there have been 98 investments above $30 million and 20 investments above $100 million in Israeli high-tech companies in 2020, as compared to 65 and 18 in 2019, respectively. In total, over $10 billion were invested across 607 deals in Israeli high-tech companies in 2020. We believe these investments are indicative of a pipeline of potential companies that have reached, or will reach shortly, the level of maturity that will enable them to turn to the capital markets as a viable next step in their lifecycle.

Attributes of the Israeli high-tech ecosystem that have contributed to its enhanced position include:

Highly innovative—According to The State of Innovation report as published by PwC and Start-Up Nation Central, there are more than 6,600 start-up companies in Israel, which is 14 times the concentration of start-ups per capita in Europe. Israel ranks seventh overall on the Bloomberg 2021 Innovation Index and first in the R&D Intensity category. Israel is ranked fifth in the High-tech Density category and eighth in the Patent Activity category. This community of entrepreneurs, from a country with 0.1% of the world’s population, attracts the highest rate of venture capital funding per capita in the world ($674/per capita in 2018 according to a report by Start-up Nation Central).

Educated and skilled workforce—According to 2017 OECD data, Israel is the third most educated country in the world behind only Japan and Canada, but ahead of the United States and South Korea. Israel has a very high percentage of engineers and scientists per capita and a very high ratio of university degrees and academic publications per capita and ranks first in the Researcher Concentration category in the Bloomberg 2021 Innovation Index. Israel has a high quality educational system and is among the most educated societies in the world, having been ranked 19th overall in the 2015 Education Index included in the United Nations Development Programme’s Human Development Report issued in 2016.

Tax Incentives—The Israeli Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law, enables companies operating in Israel to benefit from a reduced company tax rate and investment grants. Another incentive program offered by the government provides employment grants for R&D centers and large enterprises operating in Israel. The program offers a 4-year grant program covering on average 25% of the employer’s cost of salaries for each new employee.

Government support—The Israeli government founded the Technology Incubator program in 1991. According to a report issued by Deloitte’s Israeli affiliate, in 2016, there were over 25 technological and biotechnological incubators across the country, all of which have been privatized. The incubators offer government funding of up to 85% of early stage project costs for two years. So far, more than 1,100 projects have graduated from the incubators, with over 45% successfully attracting additional investments from different investors. In 2019, the IIA announced a streamlining of its investment and support programs over the years to help nurture companies from seed to early stage, thus minimizing the risk to the investor, and develop into more complete technology companies. In addition, the IIA has an International Collaboration Division bringing funding and support from the European Union to Israeli companies through international cooperation and incentive programs as well as a groundbreaking program for smart cities with Fukuoka, Japan. The main support program provided by the IIA is the R&D Fund, which offers R&D financial support of between 20% to 50% of any approved R&D program cost. Other programs operated by the IIA include bi-national funds (joint R&D programs with foreign counterparts such as China, Canada and the United States), which grant financial assistance to Israeli companies for up to 50% of their R&D costs.

Strong venture capital and private equity industries—Israel’s innovation and start-up industry is complemented by flourishing venture capital and private equity sectors. According to the IVC Research Center report, in 2020, deals where at least one Israeli venture capital firm was involved represented 88% (in amounts invested) of the capital invested in high-tech Israeli companies. The availability of venture capital and private equity is a symbol of the breadth of Israel’s innovative industries and of the highly efficient financial sectors underpinning them.

Adaptable and creative mindset—Adaptability to change is widely considered one of the primary factors affecting business performance. Coupled with engrained creativity and flexibility, which are the fuel of innovation, Israelis’ high degree of responsiveness to changing business environments has been crucial to their ability to continue innovating during 2020. Companies in the Israeli ecosystem have demonstrated their ability to swiftly translate market demands into organizational action. This ability supports Israel’s consistently strong flexibility and its broad acceptance as a global capital of innovation.

Notwithstanding the foregoing, effecting a business combination with a company located in Israel, or another jurisdiction outside of the United States, could subject us to a variety of additional risks that may negatively impact our operations. See the Risk Factor titled “If we effect a business combination with a company located in Israel or another foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations” for more information on the risks attendant to acquiring a target business. Furthermore, if we determine to acquire a target business located outside of Israel, the positive aspects of consummating a business combination in Israel would not be applicable to our business going forward.

Our Business Strengths and Strategy

We believe that companies in the high technology, innovation and complex manufacturing sectors in Israel can benefit from the experience, expertise, knowledge and relationships of our management team, our sponsors and their respective affiliates. Our management team, our sponsors and their respective affiliates have proven track records as operators, investors and board members of technology companies and businesses in diverse sectors. We believe that we will benefit from their reputation and experience investing in both private and public Israeli-related technology companies.

We believe that the following differentiated value propositions will allow us to bring to the public market a highly attractive business:

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Best-in-Class Sourcing Capabilities In Attractive Sectors:    We, our management team, our sponsors and their respective affiliates have strong and deep relationships with CEOs, entrepreneurs, innovators and early stage investors in the Israeli innovation ecosystem which we believe provide us with attractive opportunities for sourcing prospective target businesses.

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Deep Insights Across High-Tech and Innovation Sectors:    We believe we, our management team, our sponsors and their respective affiliates have extensive knowledge across a multitude of innovation industries, which we believe will provide us with a differentiated ability to identify and evaluate promising assets, target businesses and technologies.

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Identifying, Developing and Commercializing Market-leading Technologies:    We, our management team, our sponsors and their respective affiliates have over 30 years of experience developing, identifying and commercializing market-leading technologies. Our Chief Technology Officer has a proven track record of developing and commercializing key technologies and helping identify cutting edge opportunities. We believe our combined experience, together with a deep understanding of how to operate a business on a global scale, provides us with an unparalleled ability to evaluate and scale promising assets, target businesses and technologies.

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Proven Experience in Consummating Transactions:    We believe that our sponsors’, their affiliates’ and our management team’s extensive mergers and acquisitions experience, with a distinct reputation for navigating transaction complexities, is a significant advantage. We believe that our sponsors, their respective affiliates and our management team have demonstrated their ability to negotiate and structure transactions, evaluate corporate strategies, access growth capital and develop appropriate capital structures.

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Extensive Understanding of Capital Markets and Public Market Investors:    Pitango Venture Capital is a leading venture capital and private equity firm in Israel. It is a signatory to the Principles for Responsible Investing and has experience integrating ESG and sustainable development goals (“SDG”) analysis into its investment analysis and decision-making. We believe that the significant know-how of our sponsors, their affiliates and our management team will allow us to effectively gauge target companies that present a readiness for being public, as well as to support their executives in the process of going public and operating as a public company. Combined with the proven ability of our management team, our sponsors and their affiliates to execute and simultaneously improve both financial metrics and sustainability, we believe that the strong track record of our management team, our sponsors and their affiliates will be viewed favorably by target businesses in need of professionalized management, ESG guidance, improved operating processes and controls, and better access to capital markets.

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Significant Investment Experience:    Our sponsors and our management team have extensive experience in analyzing attractive investments in individual equity opportunities as part of larger portfolios, including regularly evaluating and participating in IPOs, which have produced favorable risk-adjusted investment returns over long periods. We believe that their proficiency in this area can help us evaluate compelling business combination opportunities that will be well-received by the public markets.

Israel is often referred to as the “Start-Up Nation” and is well-known for producing successful technology startups. More recently, the Israeli ecosystem has been growing and now includes companies at development stages spanning from the startup phase to a greater degree of maturity in the scale-up business phase. With implementation of reforms by the TASE, Israeli companies are able to list in Israel earlier in the business lifecycle. The support and initiatives of the Israeli Innovation Authority also help Israeli companies achieve attractive valuations at the time of listing. This is spurring investment by Israeli institutional and accredited investors in the local ecosystem while the Israeli companies are still in the high-growth scale-up development stage. We believe the growth-oriented technology, energy transition and other innovative manufacturing sectors present particularly attractive investment opportunities for us. Our management team, our sponsors and their affiliates possess significant operational and transactional experience in these industries, and many companies in these sectors tend to have significant and sustainable revenue and cash-flow growth rates.

In 2020, 128 Israeli high-tech companies (19 IPOs) raised $6.96 billion in public capital markets compared to 68 Israeli high-tech companies (9 IPOs) raising $1.95 billion in 2019. We believe that the backlog of Israeli companies looking to go public on TASE in 2021 is strong and deep across many industries. These companies may be suitable candidates for the public markets in the United States. To further support the Israeli ecosystem, TASE launched TASE UP in August 2020, an electronic platform for private companies to access investments from institutional and qualified investors in anticipation of going public. The combination of the innovation ecosystem fostered during the COVID-19 pandemic and these efforts have contributed to an ecosystem of growth-oriented, high quality businesses that would benefit from operational and capital support to move to the next stage of business maturity.

We believe many technology-based companies in Israel could benefit from access to the public markets but have been hesitant or unable to do so due to a number of factors, including the time-consuming nature of a traditional IPO, market volatility and pricing uncertainty. These factors may make a transaction with us more attractive to them. We intend to leverage the dynamics in the Israeli innovation ecosystem together with our operational and transaction strengths to help us achieve our acquisition strategy.

Notwithstanding the foregoing, the past performance of members of our management team, our sponsors and their respective affiliates, including the companies in which they have been involved, is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will be successful with respect to any business combination we may consummate. In addition, certain of our directors, director nominees and officers presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. For a list of the members of our management team and entities for which a conflict of interest may or does exist, as well as the priority and preference that such other entities have with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph titled “Management—Conflicts of Interest.”

Our Investment Criteria

Our sponsors and their affiliates have extensive experience and expertise in making strategic investments in public and late-stage private companies where they have a strong investment conviction driven by clearly identifiable growth opportunities. We will apply a similar investment philosophy and approach to analyze prospective targets and identify an attractive business combination. Consistent with our acquisition strategy, we have identified the following general, non-exclusive criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet one or more of these criteria and guidelines. We intend to focus on target businesses or assets with the following attributes:

∎	Late-stage private companies with a history of revenue and cash flow growth potential;

∎	Attractive industry segment in technology, innovation and/or complex manufacturing;

∎	Strong and defensible market positions;

∎	Market in transition or subject to disruption;

∎	Companies that are in a transition phase; and

∎	Opportunities to implement operational value creation initiatives.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that our Board of Directors may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet any of the above criteria, we will disclose that the target business does not meet all of our above criteria in our shareholder communications related to such initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a comprehensive due diligence review. That due diligence review may include, among other things, financial statement analysis, IPO readiness assessment, ESG business practices integration analysis and whether any prospective target is an SDG-aligned business, document reviews, meetings with the target’s management and other employees, inspection of facilities, consultations with relevant industry experts, competitors, customers and suppliers, as well as a review of additional information (operational, financial, legal and otherwise) that we will seek to obtain as part of our analysis of a target company.

We are not prohibited from pursuing an initial business combination with a business that is affiliated with one of our sponsors or a member of our management team, such as, for example, a portfolio company of Pitango Venture Capital or an equity investee of a sponsor. In the event we seek to complete our initial business combination with a business that is affiliated with one of our sponsors or a member of our management team, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent accounting firm, that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. Our management team, our sponsors and their affiliates are regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Certain of our directors, director nominees and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. For further information, see “Proposed Business—Our Acquisition Process” and “Risk Factors” in this prospectus.

Forward Purchase Agreement

We believe our ability to complete an initial business combination will be enhanced by having entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

In addition, pursuant to the forward purchase agreement, Sphera Fund will be permitted to designate a representative who will be invited to attend meetings of our Board of Directors (a “Board Observer”) from the closing of this offering until the consummation of our initial business combination. The Board Observer will have certain information and access rights and will be subject to customary limitations, including with respect to confidentiality obligations and restrictions.

Initial Business Combination

So long as our securities are then listed on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80%

of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination. Our Board of Directors intends to make the determination as to fair market value of our initial business combination. While we consider it unlikely that our Board of Directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board of Directors is less familiar or experienced with the target business, there is a significant amount of uncertainty as to the value of the target’s assets or prospects, including if such target is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the Board of Directors determines that outside expertise would be helpful or necessary in conducting such analysis. If our Board of Directors is unable to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. Unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We may, at our option, subject to applicable law, pursue an acquisition opportunity jointly with one or more entities affiliated with our sponsors, which we refer to as a “Joint Acquisition.” Any such Joint Acquisition may be structured such that those parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities. We refer to this potential future issuance, or a similar issuance to other specified purchasers, as a “specified future issuance” throughout this prospectus. The amount and other terms and conditions of any such specified future issuance would be determined at the time thereof. We are not obligated to make any specified future issuance and may determine not to do so. This is not an offer for any specified future issuance. Pursuant to the anti-dilution provisions of our Class B ordinary shares, any such specified future issuance would result in an adjustment to the conversion ratio such that our initial shareholders and their respective permitted transferees, if any, would retain their aggregate percentage ownership at 20% of the sum of the total number of all ordinary shares outstanding upon completion of this offering plus all shares issued in the specified future issuance, unless the holders of a majority of the then-outstanding Class B ordinary shares agreed to waive such adjustment with respect to the specified future issuance at the time thereof. We cannot determine at this time whether a majority of the holders of our Class B ordinary shares at the time of any such specified future issuance would agree to waive such adjustment to the conversion ratio. If such adjustment is not waived, the specified future issuance would not reduce the percentage ownership of holders of our Class B ordinary shares, but would reduce the percentage ownership of holders of our Class A ordinary shares. If such adjustment is waived, the specified future issuance would reduce the percentage ownership of holders of both classes of our ordinary shares.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

To approve our initial business combination, our amended and restated memorandum and articles of association will require the affirmative vote of a majority of our Board of Directors and the approval of an ordinary resolution of our shareholders under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Corporate Information

Our executive offices are located at 10 E 53rd Street, Suite 1301, 13th Floor, New York, NY 10022 and our telephone number is 646-699-8282. Upon completion of this offering, we will maintain a corporate website at www.isap-corp.com. The information contained on or accessible through our corporate website or any other website that we or any of our sponsors may maintain is not deemed to be incorporated by reference in, and is not considered a part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decisions whether to invest in our securities.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are also an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

After completion of this offering and until the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the NYSE will consider us to be a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	20,000,000 units (or 23,000,000 units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

∎	one Class A ordinary share; and

∎	one-fifth of one redeemable warrant.

Proposed NYSE symbols	Units: “ISAP.U”

Class A ordinary shares: “ISAP”

Warrants: “ISAP.W”

Trading commencement and separation of Class A ordinary shares and warrants	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cowen informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	20,000,000(1)

Ordinary shares:

Number outstanding before this offering	5,750,000(2)(3)

Number outstanding after this offering	25,000,000(1)(2)(4)

Warrants:

Number of private placement warrants issued in a private placement prior to this offering	5,217,391(1)

Number of private placement warrants to be sold in a private placement simultaneously with this offering	782,609(1)

(1)

Assumes the underwriter does not exercise the over-allotment option. For the number of shares outstanding, assumes the corresponding forfeiture by our sponsors and the anchor investor of 750,000 founder shares in the aggregate.

(2)

Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association. Such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we do not consummate an initial business combination.

(3)	Includes 750,000 founder shares that are subject to forfeiture.

(4)	Includes 20,000,000 public shares and 5,000,000 founder shares, assuming 750,000 founder shares have been forfeited.

(5)

Includes 5,217,391 private placement warrants that were sold in a private placement to the sponsors on May 10, 2021, and 782,609 private placement warrants to be sold to the anchor investor in a private placement to occur simultaneously with closing of this offering.

Number of warrants to be outstanding after this offering and the sale of private placement warrants	10,000,000(1)(5)

Exercisability	Each whole warrant is exercisable to purchase one Class A ordinary share, subject to adjustment as described herein. Only whole warrants are exercisable.

We structured each unit to contain one-fifth of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

The forward purchase warrants will have the same terms as the warrants included in the units to be sold in this offering, except that the forward purchase warrants will be granted registration rights, as described herein.

Exercise Price

$11.50 per whole share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities) at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our Board of Directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), after giving effect to the receipt of proceeds from the issuance of any forward purchase securities, and (z) the volume weighted average trading price of our Class A ordinary shares during the 20-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then (1) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, (2) the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and (3) the $10.00 per share redemption trigger price described adjacent to the caption “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the later of:

∎	30 days after the completion of our initial business combination; and

∎	twelve months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time.

However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption from registration, but we will use our commercially reasonable efforts to register or qualify the Class A ordinary shares under applicable blue sky laws to the extent an exemption is not available. Notwithstanding the foregoing, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption by us or liquidation of the company. On the exercise of any warrant, the warrant exercise price will be paid directly to us to fund our working capital or other general corporate purposes and not placed in the trust account.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

∎	in whole and not in part;

∎	at a price of $0.01 per warrant;

∎	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the “30-day redemption period”; and

∎

if, and only if, the last reported sale price, which we refer to as the “closing price”, of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the fair market value (as defined below) of our Class A ordinary shares over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. Please see “Description of Securities—Warrants—Public Shareholders’ Warrants” for additional information.

None of the private placement warrants will be redeemable by us so long as such private placement warrants are held by our sponsors, the anchor investor or their respective permitted transferees.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

∎	in whole and not in part;

∎

at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Shareholders’ Warrants” based on the redemption date and the fair market value (as defined below) of our Class A ordinary shares except as otherwise described in “Description of Securities—Warrants—Public Shareholders’ Warrants”; and

∎

if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ Warrants—Antidilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The “fair market value” of our Class A ordinary shares for the above purpose shall mean the volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the 10 trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon redemption of the warrants. If, upon redemption, a holder would be entitled to receive a fractional interest in a Class A ordinary share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities–Warrants–Public Shareholders’ Warrants” for additional information.

Accounting for the warrants	Due to certain provisions contained in the warrant agreement, the warrants will be treated as a derivative liability and, upon issuance of such warrants, we will be required to record the fair value of each warrant as a liability in accordance with the guidance in ASC 815-40. As a result, the warrants will be accounted for outside of shareholders’ equity and included in our financial statements as a liability measured at fair value of the total outstanding warrants. In addition, at each reporting period (1) the accounting treatment of the warrants will be re-evaluated for proper accounting treatment as a liability or as equity and (2) the fair value of the liability represented by the warrants will be remeasured, and the change in the value of the liability will be recorded on our balance sheet and the gain or loss associated with any such change in value will be recorded as finance expenses/income in our statement of operations.

Forward purchase agreement	In connection with the consummation of this offering, we have entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein. In addition, the forward purchase warrants (which are also governed by our warrant agreement) will also be treated as a derivative liability and, upon execution of the forward purchase agreement, we will be required to record the fair value of each forward purchase warrant as a liability in accordance with the guidance in ASC 815-40. The accounting treatment of the forward purchase warrants will be identical to that of our warrants, as described above adjacent to the caption “Accounting for the warrants”.

In addition, pursuant to the forward purchase agreement, Sphera Fund will be permitted to designate a Board Observer from the closing of this offering until the consummation of our initial business combination. The Board Observer will have certain information and access rights and will be subject to customary limitations, including with respect to confidentiality obligations and restrictions.

Founder shares	On March 25, 2021, Pitango, ISAP–Caymans and Sphera paid an aggregate purchase price of $16,156.06, or approximately $0.0043 per share, to subscribe for an aggregate of 3,715,894 Class B ordinary shares, par value $0.0001 (with Pitango, ISAP–Caymans and Sphera receiving 2,450,100, 285,867 and 979,927, respectively). On May 10, 2021, Amplify–Israel paid an aggregate purchase price of $5,149.16, or approximately $0.0043 per share, to subscribe for an aggregate of 1,184,306 Class B ordinary shares, par value $0.0001. On May 13, 2021, the anchor investor paid an aggregate purchase price of $3,260.00, or approximately $0.0043 per share, to subscribe for an aggregate of 749,800 Class B ordinary shares, par value $0.0001. Prior to the initial investment in the company by our sponsors, our company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to our company by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming they do not purchase any units in this offering). Up to 750,000 founder shares in the aggregate are subject to pro rata forfeitures by our sponsors and the anchor investor, depending on the extent to which the underwriter’s over-allotment option is exercised.

Each of our four independent director nominees or, in the case of Mr. Maged, an irrevocable trust established by Mr. Maged for the benefit of his family members, received a total of 25,000 founder shares from the Company (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full).

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

∎

prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the Board of Directors for any reason;

∎	the founder shares are subject to certain transfer restrictions, as described in more detail below;

∎

our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and (other than in the case of the anchor investor) public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares and (other than in the case of the anchor investor) public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any extended time that we have to consummate a business combination beyond 24 months as a result of a shareholder vote to amend our amended and restated memorandum and articles of association (an “Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the letter agreement, our sponsors and each member of our management team have agreed to vote their founder shares and public shares in favor of our initial business combination. As a result, in addition to shares held by our sponsors and members of our management team, we would need 8,152,001, or 40.8% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,902,001, or 9.5% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised) of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. In the event that the anchor investor, which has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price set forth herein, votes its founder shares in favor of our initial business combination and/or purchases units or public shares (either in this offering or after) and votes such public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. It is also possible that votes from other public shareholders would not be required to approve our initial business combination, depending on the amount of units or public shares actually purchased by the anchor investor (in this offering or after), the number of shares that are present at the meeting to approve our business combination and whether the anchor investor votes all of its founder shares and public shares in favor of our initial business combination;

∎

the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

∎	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares

Our initial shareholders and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders–Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities”. We refer to such transfer restrictions throughout this prospectus as the “lock-up”. Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders and members of our management team with respect to any founder shares.

Founder shares conversion and anti-dilution rights	The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares, which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions if we do not consummate an initial business combination, at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by our company in connection with or in relation to the consummation of the initial business combination (including the forward purchase shares but excluding the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsors or their respective affiliates upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Appointment of directors; Voting rights

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board of Directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Expressions of Interest	The anchor investor has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth herein and we have agreed to direct the underwriter to sell to the anchor investor such amount of units. If our anchor investor purchases less than 9.8% of the units to be sold in this offering, the underwriter will offer and sell the balance of such units on the same terms and conditions as the other units that are the subject of this offering.

Because this expression of interest is not a binding agreement or commitment to purchase, our anchor investor may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investor. No maximum limit will apply to the amount of units that may be purchased by the anchor investor in this offering, and such units (and the public shares and warrants included in such units) will not be subject to lock-up restrictions. The anchor investor will not have any rights to the funds held in the trust account beyond the rights afforded to our public shareholders, as described herein.

While the anchor investor did not commit to vote its founder shares or public shares in favor of our initial business combination, the anchor investor has agreed with us and our sponsors that, if such anchor investor (a) does not own at least 9.8% of the number of Class A ordinary shares outstanding (i) at the time of any shareholder vote with respect to an initial business combination or (ii) on the business day immediately prior to the consummation of our initial business combination or (b) redeems all or a portion of the Class A ordinary shares held by it in connection with an initial business combination such that as of the time of consummation of such initial business combination it does not own a number of Class A ordinary shares at least equal to 9.8% of the number of Class A ordinary shares that were outstanding as of immediately prior to giving effect to such

redemption, then the number of founder shares held by the anchor investor shall be subject to forfeiture of up to 50% of the founder shares held by the anchor investor at the time of determination.

In addition, our anchor investor has agreed that, if our sponsors decide in connection with our initial business combination to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions, or amend the terms of all or any portion of the founder shares (or the sponsors’ membership or partnership interests representing an interest in the founder shares) or to enter into any other arrangements with respect to such founder shares (or the sponsors’ membership or partnership interests representing an interest in the founder shares), such changes will also apply to the anchor investor on a pro rata basis; provided, however, that such a change shall be capped at, and only applicable to, 20% of the founder shares purchased by the anchor investor, except in the case of certain uncapped changes as agreed between us and the anchor investor (the “Change in Investment Provision”).

Private placement warrants

On May 10, 2021, in connection with the subscription for Class B ordinary shares, our sponsors purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement. In addition, on May 13, 2021, the anchor investor agreed to purchase 782,609 private placement warrants (or 860,870 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement to occur concurrently with the closing of this offering. The aggregate cash purchase price for the private placement warrants purchased by our sponsors (and to be purchased by the anchor investor) will equal $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full). If we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period, the private placement warrants will expire worthless. The private placement warrants will be non-redeemable by us and exercisable on a cashless basis so long as they are held by our sponsors, the anchor investor or their respective permitted transferees (see “Description of Securities—Warrants—Private Placement Warrants”). If the private placement warrants are held by holders other than our sponsors, the anchor investor or their respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Transfer restrictions on private placement warrants	The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities.”

Cashless exercise of private placement warrants	If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsors, the anchor investor or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods.

None of the private placement warrants will be redeemable by us so long as such private placement warrants are held by our sponsors, the anchor investor or their respective permitted transferees.

Registration rights	Subject to the applicable lock-up period, the holders of the founder shares, private placement warrants and any warrants that may be issued upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right (and any Class A ordinary shares issuable upon the exercise of (i) the private placement warrants and (ii) warrants that may be issued upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right) will be entitled to registration rights pursuant to a registration and shareholder rights agreement entered into prior to the commencement of this offering. In addition, (x) our sponsors, the anchor investor, Sphera Fund and their respective permitted transferees will be entitled to registration rights with respect to any of their public shares to the extent those securities constitute “control” securities under the Securities Act and (y) Sphera Fund and its permitted transferees will be entitled to registration rights with respect to any of its forward purchase securities (including the forward purchase warrants and any Class A ordinary shares issuable upon the exercise of the forward purchase warrants), as further described under the section of this prospectus entitled “Description of Securities—Registration and Shareholder Rights.”

We will bear the expenses incurred in connection with the filing of any such registration statements.

Proceeds to be held in trust account	Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $200,000,000, or $230,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account (the “trust account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee. The proceeds to be placed in the trust account include $7,000,000, or $8,050,000 if the underwriter’s over-allotment option is exercised in full, in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, our amended and restated

memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account (1) to us, until the completion of our initial business combination, or (2) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such public shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares and (c) the redemption of our public shares if we have not consummated our business combination within 24 months from the closing of this offering or during any Extension Period, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Except as described above with respect to the payment of taxes or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.10% per year, we estimate the interest earned on the trust account will be approximately $200,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

∎

the portion of the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $650,000 in working capital after the payment of approximately $1,350,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsors or their respective affiliates, although they are under no obligation to advance funds to us; provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination	So long as our securities are then listed on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination.

Our Board of Directors intends to make the determination as to fair market value of any target business or businesses. While we consider it unlikely that our Board of Directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board of Directors is less familiar or experienced with the target business, if there is a significant amount of uncertainty as to the value of the target’s assets or prospects, including if such target is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the Board of Directors determines that outside expertise would be helpful or necessary in conducting such analysis. If our Board of Directors is unable to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. Unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

We may structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsors, members of our management team or their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsors, members of our management team or their respective affiliates may enter into transactions with third-parties to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller of such public shares or warrants or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsors, members of our management team and their respective affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to (1) vote in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close.

Our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and (other than in the case of the anchor investor) public shares held by them in connection with the completion of our initial business combination.

Limitations on redemptions

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the proposed business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination or seek to revise the terms of such business combination. In addition, if accepting all properly submitted redemption requests in connection with an amendment we seek to make to our amended and restated memorandum and articles of association would cause our net tangible assets to be less than $5,000,001, we would not proceed with such amendment or the related redemption of our public shares at such time.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the proposed business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct repurchases pursuant to the tender offer rules of the SEC for business or other reasons.

If we hold a shareholder vote to approve our initial business combination, we will:

∎	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

∎	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Our sponsors, the anchor investor and members of our management team who hold founder shares or public shares will count towards this quorum and, pursuant to the terms of an agreement entered into with us, our sponsors and members of our management team have agreed to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsors and members of our management team will own at least 17.4% of our outstanding ordinary shares entitled to vote thereon. As a result, in addition to shares held by our sponsors and members of our management team, we would need 8,152,001, or 40.8% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,902,001, or 9.5% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised) of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. In the event that the anchor investor, which has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price set forth herein, votes its founder shares in favor of our initial business combination and/or purchases units or public shares (either in this offering or after) and votes such public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. It is also possible that votes from other public shareholders would not be required to approve our initial business combination, depending on the amount of units or public shares actually purchased by the anchor investor (in this offering or after), the number of shares that are present at the meeting to approve our business combination and whether the anchor investor votes all of its founder shares and public shares in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed initial business combination or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

If we conduct repurchases pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

∎	conduct the repurchases pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

∎

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct repurchases pursuant to the tender offer rules, we and our sponsors will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct repurchases pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us, our sponsors or our management team to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsors or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above adjacent to the caption “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association will provide that we will have only 24 months from the closing of this offering (or such extended time beyond 24 months as a result of a shareholder vote to amend our amended and restated memorandum and articles of association) to consummate our initial business combination. If we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (minus up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period.

Our initial shareholders and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

The underwriter has agreed to waive its right to its deferred underwriting commissions held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsors and each member of our management team have agreed, pursuant to an agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example, our Board of Directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by a sponsor, any member of our management team or any other person. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.

Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made by us to our sponsors, members of our management team or their respective affiliates for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the net proceeds of this offering and certain proceeds from the sale of the private placement warrants that will be held in the trust account, prior to the completion of our initial business combination:

∎	repayment of a promissory note in an aggregate principal amount of up to $150,000 in loans from Sphera to cover offering-related and organizational expenses;

∎	payments of $10,000 per month to an affiliate of Sphera for office space, secretarial and administrative services;

∎	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination;

∎

payment to any affiliate of any of our sponsors or any member of our management team, of fees for any financial advisory or other similar investment banking services provided to us, including finders, consulting or other similar fees, in connection with the performance of such services; and

∎

repayment of loans which may be made by our sponsors or their respective affiliates to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such additional loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit Committee	Prior to the effectiveness of this registration statement, we will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsors, any member of our management team or their respective affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Conflicts of Interest	There may be situations in which members of our management team have obligations or interests that actually or potentially conflict with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or otherwise disadvantaged in some situations by the obligations or interests of members of our management team.

For example, certain members of our management team presently have, and any of them in the future may have, additional fiduciary or contractual duties to other entities. As a result, if any member of our management team becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing it.

Certain members of our management team may also manage several investment vehicles or funds. Although we do not believe any conflict currently exists between us and those other vehicles or funds, such vehicles or funds managed by members of our management team or their respective affiliates may compete with us for business combination or investment opportunities. If these vehicles or funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within each of our sponsors and their respective affiliates may be suitable for both us and for current or future vehicles or funds run by a sponsor or its affiliates, and may be directed to such investment vehicles or funds rather than to us. Our sponsors and their respective affiliates have no obligation to present us with any opportunity for a potential business combination of which they become aware and may be required to present potential business combinations to their respective affiliates or third parties.

In addition, the anchor investor or its affiliates have

made anchor investments in other blank check

companies in the past and members of our management team, our sponsors and their respective affiliates may sponsor blank check companies in the future, including ones similar to ours, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies or become directors or officers of other blank check companies that are not affiliated with our sponsors, the anchor investor and their respective affiliates. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other hand. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Indemnity

Our sponsors have agreed that they will be severally and not jointly liable to us if and to the extent any claims by (A) a third-party (other than our independent auditors) for services rendered or products sold to us, or (B) a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations. Such liabilities will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsors will not be responsible to the extent of any liability for such third-party claims. However, we have neither asked our sponsors to reserve for such indemnification obligations nor have we independently verified whether our sponsors have sufficient funds to satisfy its indemnity obligations, and we believe that our sponsors’ only assets are securities of our company. Therefore, we cannot assure you that our sponsors would be able to satisfy those obligations.

None of our officers, directors or other affiliates will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risks

Summary of Risk Factors

We are a newly-incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business–Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus. Such risks include, but are not limited to, the following:

∎	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

∎

If we seek shareholder approval of our initial business combination, our sponsors and each member of our management team have agreed to vote their founder shares and public shares in favor of such initial business combination, regardless of how our public shareholders vote.

∎

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination transaction with a target.

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The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

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The requirement that we consummate an initial business combination within 24 months after the closing of this offering or during an Extension Period may give potential target businesses leverage over us in negotiating a business combination transaction and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

∎

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

∎

We may not be able to consummate an initial business combination within 24 months after the closing of this offering or during an Extension Period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

∎

If we seek shareholder approval of our initial business combination, our sponsors, members of our management team and their respective affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

∎

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for redeeming or tendering its shares, such shares may not be redeemed.

∎

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

∎	You will not be entitled to protections normally afforded to investors of many other blank check companies.

∎

If we seek shareholder approval of our initial business combination and we do not conduct repurchases pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you would lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares sold in this offering.

∎

Because of our limited resources and the significant competition for business combination opportunities, or due to potential conflicts arising from the business models of our sponsors or their respective affiliates, it may be more difficult for us to complete a business combination transaction. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, upon the liquidation of our trust account and our warrants will expire worthless.

∎

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsors or their respective affiliates to fund our search and to complete our initial business combination.

∎

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, or incur restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

∎	If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

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If we have not consummated an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

∎

Although we have identified general criteria that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.

∎

We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm unless we complete our initial business combination with an affiliated entity, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

∎

We may have a limited ability to assess the management of a prospective target business and, as a result, we may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

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We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

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We may attempt to complete our initial business combination with a private company associated with one of our sponsors or about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

∎	We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

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Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-transaction business.

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Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

∎	Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

∎	We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

∎

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern” absent the consummation of this offering.

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Past performance by our sponsors, members of our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in or by the Company.

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Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

∎	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our Board of Directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we will describe our initial business combination.

If we seek shareholder approval of our initial business combination, our sponsors and each member of our management team have agreed to vote their founder shares and public shares in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own, on an as-converted basis, 20% of our outstanding ordinary shares immediately following the completion of this offering (assuming they do not purchase any units in this offering).

Our initial shareholders and members of our management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. As a result, in addition to shares held by our sponsors and members of our management team, we would need 8,152,001, or 40.8% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,902,001, or 9.5% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised) of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsors and each member of our management team to vote their founder shares and public shares in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination. In the event that the anchor investor, which has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price set forth herein, votes its founder shares in favor of our initial business combination and/or purchases units or public shares (either in this offering or after) and votes such public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. It is also possible that votes from other public shareholders would not be required to approve our initial business combination, depending on the amount of units or public shares actually purchased by the anchor investor (in this offering or after), the number of shares that are present at the meeting to approve our business combination and whether the anchor investor votes all of its founder shares and public shares in favor of our initial business combination. Although the anchor investor has not agreed to vote its founder shares or public shares in favor of any business combination, the anchor investor’s interest in the founder shares and private placement warrants may provide sufficient incentive for the anchor investor to vote its founder shares and public shares in favor of any business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination transaction with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination or seek to revise the terms of such business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account for redemptions or arrange for additional third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and, after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would not be completed and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would not be completed would be increased. If our initial business combination is not completed, you would not receive your pro rata portion of the funds in the trust account until we distribute the funds held in the trust account prior to our liquidation and dissolution. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption of your shares until we distribute the funds in the trust account upon liquidation or until you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within 24 months after the closing of this offering or during an Extension Period may give potential target businesses leverage over us in negotiating a business combination transaction and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may choose not to hold a shareholder vote before we complete our initial business combination if the proposed business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration we were paying in the transaction was all cash, we would typically not be required to seek shareholder approval to complete such a transaction. Except as required by applicable law or stock exchange listing requirement, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our issued and outstanding ordinary shares do not approve of the initial business combination we complete.

Please see the section entitled “Proposed Business—Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

We may not be able to consummate an initial business combination within 24 months after the closing of this offering or during an Extension Period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and consummate an initial business combination within 24 months after the closing of this offering or during an Extension Period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. It may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (minus up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsors, members of our management team and their respective affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsors, members of our management team or their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our sponsors, members of our management team or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.

In the event that our sponsors, members of our management team or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) vote in favor of the proposed business combination and thereby increase the likelihood of obtaining shareholder approval of the proposed business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsors, members of our management team or their respective affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for redeeming or tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Business Strategy—Effecting Our Initial Business Combination—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private placement warrants, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct repurchases pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you would lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares sold in this offering.

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), would be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% of the Class A ordinary shares sold in this offering and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, or due to potential conflicts arising from the business models of our sponsors or their respective affiliates, it may be more difficult for us to complete a business combination transaction. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, upon the liquidation of our trust account and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. There have been over 500 completed SPAC IPOs since January 1, 2020, with over 400 that have not yet announced a business combination. As those SPACs approach their respective mandatory redemption dates, we expect the already intense competition in the acquisition and financing markets to be exacerbated. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Our financial resources will be relatively limited when contrasted with those of many of these competitors. Many of these competitors also are sponsored by firms that are not involved in the different businesses which our sponsors operate; the activities or obligations of one of those businesses could limit or prevent us from pursuing certain opportunities. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. These inherent competitive limitations give others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsors or their respective affiliates to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $650,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsors or their affiliates, will be sufficient to allow us to operate for at least the 24 months following the closing of this offering; however, we cannot assure you that our estimate is accurate, and our sponsors or their affiliates are under no obligation to advance additional funds to us. Of the funds available to us, we may use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business combination, although we do not have any current intention to do so.

In the event that our offering expenses exceed our estimate of $1,350,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsors or their affiliates, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsors or their respective affiliates, or other third parties to operate or may be forced to liquidate. Our sponsors and their respective affiliates are under no obligation to advance additional funds to us. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of loans made available from our sponsors or their respective affiliates may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders. Those warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsors or their respective affiliates, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we would be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, or incur restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-transaction debt financing. Accordingly, any holders who choose to retain their securities following the initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that such parties will execute such agreements or, even if such parties execute such agreements, that such parties would be prevented from bringing claims against the trust account for, among other things, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, the underwriter of this offering and our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. Further, there is no guarantee that any such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Subject to the immediately following paragraph, our sponsors have agreed that they will be severally and not jointly liable to us if and to the extent any claims by (A) a third-party (other than our independent auditors) for services rendered or products sold to us, or (B) a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsors will not be responsible to the extent of any liability for such third-party claims.

However, we have not asked our sponsors to reserve for such indemnification obligations, nor have we independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and we believe that our sponsors’ only assets are securities of our company. Therefore, we cannot assure you that our sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers, directors or other affiliates will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Recourse against us and our sponsors will be limited as noted herein; there will not be any recourse against any of our affiliates other than the sponsors as noted herein.

If we have not consummated an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we have not consummated an initial business combination within 24 months from the closing of this offering and no Extension Period has been provided for on the terms described elsewhere in this prospectus, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (minus up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the

Companies Act. In that case, investors may be forced to wait beyond 24 months from the closing of this offering before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account.

We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify and acquire a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors, including in the Israeli technology, innovation and complex manufacturing sectors. Our amended and restated memorandum and articles of association prohibits us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any holders who choose to retain their securities following the initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities in industries or sectors that may or may not be outside of our management’s area of expertise.

We will consider a business combination transaction outside of our management’s area of expertise if a business combination target is presented to us and we determine that such target offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue a business combination transaction outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such business combination transaction. Accordingly, any holders who choose to retain their securities following the initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.

Although we have identified general criteria for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of those positive attributes. If we complete our initial business combination with a target that does not meet some or all of those guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria. In addition, if we announce a prospective business combination with a target that does not meet our general criteria, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash at closing. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria.

We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm unless we complete our initial business combination with an affiliated entity, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that the price we are paying is fair to our company from a financial point of view. We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsors or a member of our management team, such as, for example, a portfolio company of Pitango Venture Capital or an equity investee of a sponsor. The fact that we would obtain an opinion in such situation does not mean the proposed business combination would be on the best terms available. If no opinion is obtained, our shareholders will be relying on the judgment of our Board of Directors, who will determine fair market value based on standards generally accepted by the financial community. Although some of our directors have investment banking experiences, they will not be acting in such capacity as board members or rendering any fairness opinions to us. The standards used in valuing the target business will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination. Although we may believe using such standards indicates that the price we are paying for the business is fair to our company from a financial point of view, a fairness opinion from an independent investment bank or accounting firm may reach a different result. Accordingly, investors should not place undue reliance on our ability to accurately value target businesses.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable or unwilling to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Our limited resources could be depleted in researching acquisitions that we do not subsequently complete, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including reasons beyond our control. Any such event would result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes- Oxley Act regarding adequacy of its internal controls. The development of the system of internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, we may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-transaction business may be negatively impacted. Accordingly, any holders who choose to retain their securities following the initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt (including obligations owed to affiliates of our sponsors) to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

∎	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

∎

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

∎	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

∎	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

∎	our inability to pay dividends on our Class A ordinary shares;

∎

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

∎	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

∎	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

∎

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with up to $195,000,000 (or $223,950,000 if the underwriter’s over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account $7,000,000, or $8,050,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account, and excluding the estimated expenses of this offering). The proceeds from the sale of the forward purchase units will be in an amount of up to an additional $45,000,000. The proceeds from the sale of the forward purchase units could also be substantially less than this amount because, pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single target business, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Accordingly, the prospects for our success may be:

∎	solely dependent upon the performance of a single business, property or asset; or

∎	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we may need or desire for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple potential business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company associated with one of our sponsors or about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately-held company, including one associated with one of our sponsors. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent to the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent to a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our initial business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such a combination may not be as successful as a combination with a smaller, less complex organization.

As the number of special purpose acquisition companies evaluating targets increases, the number of attractive targets may decrease and there may be more competition for attractive targets. This could increase the cost of our initial business combination or could result in our inability to identify a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies (“SPACs”) that have been formed has increased substantially. There were 248 SPAC initial public offerings in 2020, compared to 59 in 2019, and there have already been more SPAC initial public offerings in the first three months of 2021 than in all of 2020. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many SPACs currently in the process of registration of their securities with the SEC. As a result, fewer attractive business combination targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets to demand improved financial terms. We may be unable to negotiate an initial business combination on satisfactory terms, or at all. Attractive business combination transactions could also become more difficult to negotiate or enter into for other reasons, such as economic or industry downturns, geopolitical tensions, or increases in the cost of additional capital needed to finance and consummate initial business combinations or operate targets post-

business combination. These factors could delay, complicate, frustrate increase the cost of finding, negotiating, financing or consummating an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our shareholders.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for SPACs has changed. Fewer insurance companies are issuing quotes for directors and officers liability coverage, the premiums charged for such insurance policies have increased and the terms of such policies have generally become less favorable than during prior years. There can be no assurance that these trends will not continue, or intensify.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. In addition, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

Further, following the completion of an initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance coverage with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our shareholders.

We do not have a specified maximum redemption threshold. The absence of such a maximum redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsors, members of our management team or their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the proposed business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination or seek to revise the terms of such proposed business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete an initial business combination that some of our holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of “business combination” (or “initial business combination”), increased redemption thresholds, extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning it has been approved by either (i) holders of at least two-thirds of our ordinary shares (or any higher threshold specified in our company’s amended and restated memorandum and articles of association) who attend and vote at a quorate general meeting of our company or (ii) if so authorized by our amended and restated memorandum and articles of association, by a unanimous written resolution of all of our company’s shareholders entitled to vote at a general meeting. Our amended and restated memorandum and articles of association will provide that any of its provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which will require the approval of holders of at least 90% of our ordinary shares attending and voting at a quorate general meeting) may be amended if approved either by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting (i.e., the lowest threshold permissible under Cayman Islands law) or by a unanimous written resolution of all of our shareholders entitled to vote at a general meeting.

Amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to the rights of holders of our Class A ordinary shares (and corresponding provisions of the trust agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a quorate general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our holders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to the rights of a company’s shareholders, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that any of its provisions related to the rights of holders of our Class A ordinary shares (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at a quorate general meeting. Our initial shareholders and their respective permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our Class A ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose; provided that our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and (other than in the case of the anchor investor) public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsors and each member of our management team have agreed, pursuant to agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsors or our management team for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, the sale of the private placement warrants and the forward purchase units will be sufficient to allow us to complete our initial business combination, we cannot ascertain the capital requirements for any particular transaction given that we have not yet selected any prospective target business. If the net proceeds of this offering, the sale of the private placement warrants and the forward purchase units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. We believe the number of SPACs seeking acquisition targets and financing will exacerbate these difficulties. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure any proposed transaction or abandon that particular proposed business combination and seek an alternative target business candidate. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Risks Relating to our Securities

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on the NYSE on or promptly after the date of this prospectus and our Class A ordinary shares and warrants listed on or promptly after their date of separation. Although after giving effect to this offering, we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, our securities may not be listed on the NYSE in the future or prior to our initial business combination.

In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain average global market capitalization, number of public shareholders, average trading volumes and number of public-held shares levels. Generally, following our initial public offering, we must maintain a minimum average global market capitalization ($50,000,000) or average global market capitalization attributable to publicly-held shares ($40,000,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, after consummation of our initial business combination, our share price would generally be required to be at least $4.00 per share, our global market capitalization would be required to be at least $150,000,000 and the aggregate market value of our publicly-held shares would be required to be at least $40,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

∎	a limited availability of market quotations for our securities;

∎	reduced liquidity for our securities;

∎

a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

∎	a limited amount of news and analyst coverage; and

∎	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on the NYSE, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by shareholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement warrants, in the amount of $200,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $200,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an “investment company” under the Investment Company Act, our activities may be restricted, including:

∎	restrictions on the nature of our investments; and

∎	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

∎	registration as an investment company with the SEC;

∎	adoption of a specific form of corporate structure; and

∎	reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities (as defined in the Investment Company Act) and that our activities do not include investing, reinvesting, owning, holding or trading securities (as defined in the Investment Company Act) or acquiring “investment securities” (as defined in the Investment Company Act) constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items), on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; or (iii) absent our completing an initial business combination within 24 months from the closing of this offering or during any Extension Period, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the Board of Directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct, or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case the number of Class A ordinary shares that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 Class A ordinary shares per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the shares issuable upon exercise of the warrants are not so registered or qualified or exempt from registration or qualification, the holder of such warrants shall not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our sponsors, the anchor investor and their respective permitted transferees (which may include members of our management team) would be able to exercise their warrants and sell the Class A ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying Class A ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within twenty business days of the closing of an initial business combination.

The grant of registration rights to our initial shareholders, holders of private placement warrants and holders of forward purchase securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement entered into prior to the commencement of this offering, our initial shareholders, Sphera Fund and their respective permitted transferees can demand that we register the resale of the Class A ordinary shares into which founder shares are convertible, the private placement warrants, the forward purchase securities (including the forward purchase warrants and any Class A ordinary shares issuable upon the exercise of the forward purchase warrants) and the Class A ordinary shares issuable upon exercise of the private placement warrants, and warrants that may be issued upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right and the Class A ordinary shares issuable upon conversion of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities owned by our initial shareholders, Sphera Fund or their respective permitted transferees are registered for resale.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 180,000,000 and 15,000,000 (assuming in each case that the underwriter has not exercised its over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants, the forward purchase shares, shares issuable upon the exercise of the forward purchase warrants or shares issuable upon conversion of the Class B ordinary shares, if any. The Class B ordinary shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares in connection with our redeeming of the warrants as described in “Description of Securities—Warrants—Public Shareholders’ Warrants” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to the consummation of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a special resolution of our shareholders as a matter of Cayman Islands law. The issuance of additional ordinary shares or preference shares, including the forward purchase securities:

∎

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

∎	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

∎

could cause a change of control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

∎	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

∎	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

∎	may not result in adjustment to the exercise price of our warrants.

Unlike some other similarly structured blank check companies, our initial shareholders will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination (including the forward purchase shares but excluding the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsors or their respective affiliates upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one. This is different than some other similarly structured blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the post-business combination company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants. All other modifications or amendments shall require the vote or written consent of the registered holders of a majority of the then outstanding public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. All modifications or amendments to the terms of the private placement warrants or any provision of our warrant agreement with respect to the private placement warrants shall require the vote or written consent of the registered holders of a majority of the then-outstanding private placement warrants. All modifications or amendments to the terms of the forward purchase warrants or any provision of our warrant agreement with respect to the forward purchase warrants shall require the vote or written consent of the registered holders of a majority of the then outstanding forward purchase warrants.

Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, which we refer to as a foreign action, in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, which we refer to as an enforcement action, and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities–Warrants–Public Shareholders’ Warrants–Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption; provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as such private placement warrants are held by our sponsors, the anchor investor or their respective permitted transferees.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that the closing price of our Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; provided, further, that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants. None of the private placement warrants will be redeemable by us so long as such private placement warrants are held by our sponsors, the anchor investor or their respective permitted transferees.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 4,000,000 of our Class A ordinary shares (or up to 4,600,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus. On May 10, 2021, in connection with the subscription for Class B ordinary shares, our sponsors purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement. In addition, on May 13, 2021, the anchor investor agreed to purchase 782,609 private placement warrants (or 860,870 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement to occur concurrently with the closing of this offering. The aggregate cash purchase price for the private placement warrants purchased by our sponsors (and to be purchased by the anchor investor) will equal $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full). We will also issue up to 900,000 forward purchase warrants pursuant to the forward purchase agreement. In addition, in the future our sponsors or their respective affiliates may make working capital loans to us; up to $1,500,000 of such loans may be converted into up to an additional 1,500,000 private placement warrants, at the price of $1.00 per warrant, at the option of the lenders. In the event we issue private placement warrants in respect of such working capital loans to our sponsors or their respective affiliates, the anchor investor may, but is not obligated to, exercise its pre-emption right to purchase an amount of such private placement warrants based on the anchor investor’s pro rata ownership level of private placement warrants as of the closing of this offering. We may also issue Class A ordinary shares in connection with our redemption of our warrants.

To the extent we issue ordinary shares for any reason, including to effectuate an initial business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsors, the anchor investor or their respective permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsors until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) they will be entitled to registration rights.

Our warrants and our forward purchase warrants are expected to be accounted for as liabilities and will be recorded at fair value upon issuance with changes in fair value during each period reported in our income statement, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering, we will account for the 10,000,000 warrants to be issued in connection with this offering (comprised of the 4,000,000 warrants included as part of the units sold in this offering and the 6,000,000 private placement warrants, assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in Derivatives and Hedging—Contracts in Entity’s Own Equity (ASC 815-40). We will also account for the forward purchase warrants in accordance with such guidance. Such guidance provides that because the warrants and the forward purchase warrants do not meet the criteria for equity treatment thereunder, each warrant and forward purchase warrant must be recorded as a liability. Accordingly, we will classify each warrant and forward purchase warrant as a liability at its fair value. Each of these liabilities is subject to re-measurement at each balance sheet date. With each such re-measurement, each of these liabilities will be adjusted to fair value, with the change in fair value recognized in our statement of operations and therefore our reported earnings. In addition, changes in the inputs and assumptions for the valuation model we will use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of our Class A ordinary shares represents the primary underlying variable that impacts the value of the derivative instruments. Additional factors that impact the value of the derivative instruments include the volatility of our share price, discount rates and stated interest rates. As a result, our consolidated financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of our Class A ordinary shares, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of operations. If our share price is volatile, we expect that we will recognize non-cash gains or losses on our warrants, forward purchase warrants or any other similar derivative instruments in each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. In addition, potential targets may seek to complete a business combination with a special purpose acquisition company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Because each unit contains one-fifth of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-fifth of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one whole warrant to purchase one whole ordinary share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-fifth of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if a unit included a warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike many blank check companies, if (i) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities) at a Newly Issued Price of less than $9.20 per ordinary share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), after giving effect to the receipt of proceeds from the issuance of any forward purchase securities, and (iii) the Market Value is below $9.20 per share, then (A) the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, (B) the $18.00 per share redemption trigger price described below under “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and (C) the $10.00 per share redemption trigger price described below under “Description of Securities—Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The determination of the offering price of our units and the size of this offering is not as definitive as the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

∎	the history and prospects of companies whose principal business is the acquisition of other companies;

∎	prior offerings of those companies;

∎	our prospects for acquiring an operating business at attractive values;

∎	a review of debt-to-equity ratios in leveraged transactions;

∎	our capital structure;

∎	an assessment of our management and their experience in identifying suitable acquisition opportunities;

∎	general conditions of the securities markets at the time of this offering; and

∎	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is not as definitive as the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Therefore, shareholders have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Risks Relating to our Sponsors and Management Team

Our independent directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our tax obligations, and any of our sponsors assert that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against any such sponsor to enforce their respective indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation, governmental investigations or negative publicity unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

Members of our management team and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated have been, and may in the future be, involved in civil disputes, litigation, governmental investigations and negative publicity relating to their business affairs. Any such claims, investigations, lawsuits or negative publicity may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination in a material manner and may have an adverse effect on the price of our securities.

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our day-to-day operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-person insurance on the life of, any of our directors or officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-transaction business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combination targets and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel may serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for our key personnel to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to us and our shareholders.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us, in senior management, advisory positions or otherwise, after the completion of our initial business combination. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

In addition, pursuant to an agreement entered into prior to the commencement of this offering, Pitango and Amplify, upon and following consummation of an initial business combination, will be entitled to nominate two individuals and one individual, respectively, for appointment to our Board of Directors, as long as such sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration and Shareholder Rights.”

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-transaction business.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-transaction business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. As a result, we may need to reconstitute the management team of the post-transaction company in connection with our initial business combination, which may adversely impact the operations and profitability of our post-transaction business.

Our officers and directors allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or entities. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, and due to such fiduciary or contractual obligations, such officer or director may be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.

In addition, our sponsors and the members of our management team may in the future become affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other hand. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management–Officers, Directors and Director Nominees,” “Management–Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our sponsors, officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We may enter into a business combination transaction with a target business that is affiliated with our sponsors, our anchor investor or a member of our management team, although we do not currently intend to do so, or we may acquire a target business through a Joint Acquisition.

Further, our sponsors, their affiliates and our directors and officers have invested, and may in the future invest, in a broad array of sectors, including those in which our company may invest, and are also focused on acquisitions and investments in industries in which we may search for a target business. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other persons.

Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On March 25, 2021, Pitango, ISAP—Caymans and Sphera paid an aggregate purchase price of $16,156.06, or approximately $0.0043 per share, to subscribe for an aggregate of 3,715,894 Class B ordinary shares, par value $0.0001 (with Pitango, ISAP—Caymans and Sphera receiving 2,450,100, 285,867 and 979,927, respectively). On May 10, 2021, Amplify—Israel paid an aggregate purchase price of $5,149.16, or approximately $0.0043 per share, to subscribe for an aggregate of 1,184,306 Class B ordinary shares, par value $0.0001. On May 13, 2021, the anchor investor paid an aggregate purchase price of $3,260.00, or approximately $0.0043 per share, to subscribe for an aggregate of

749,800 Class B ordinary shares, par value $0.0001. Prior to the initial investment in the company by our sponsors, our company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to our company by the number of founder shares issued. Each of our four independent director nominees or, in the case of Mr. Maged, an irrevocable trust established by Mr. Maged for the benefit of his family members, received a total of 25,000 founder shares from the Company (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full). If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. The Class B ordinary shares will be worthless if we do not complete an initial business combination within 24 months from the closing of this offering or during any Extension Period.

On May 10, 2021, in connection with the subscription for Class B ordinary shares, our sponsors purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement. In addition, on May 13, 2021, the anchor investor agreed to purchase 782,609 private placement warrants (or 860,870 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement to occur concurrently with the closing of this offering. The aggregate cash purchase price for the private placement warrants purchased by our sponsors (and to be purchased by the anchor investor) will equal $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full). If we do not consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period, the private placement warrants will expire worthless. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our consummation of an initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own, on an as-converted basis, 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). In connection with this offering, the anchor investor has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth herein. As a result, assuming the anchor investor purchases 9.8% of the units to be sold in this offering and the underwriter does not exercise its over-allotment option, our initial shareholders will own, on an as-converted basis, 27.8% of our outstanding ordinary shares immediately following the completion of this offering.

Accordingly, our initial shareholders and their respective affiliates may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders also purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. None of our initial shareholders, our sponsors or, to our knowledge, any members of our management team have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares.

In addition, our Board of Directors, whose members were appointed by our sponsors, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” Board of Directors, only a minority of the Board of Directors will be considered for appointment and our initial shareholders, because of their ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination. The forward purchase shares will not be issued until completion of our initial business combination, and, accordingly, will not be included in any stockholder vote until such time.

Our sponsors and the anchor investor contributed $25,000 prior to the closing of this offering, or approximately $0.0043 per share, in consideration of 5,750,000 Class B ordinary shares, par value $0.0001, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsors and the anchor investor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 93.0% (or $9.30 per share, assuming the underwriter does not exercise the over-allotment option), the difference between the pro forma net tangible book value per share of $0.70 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions for their public shares. In addition, because of the anti-dilution protection of the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we effect a business combination with a company located in Israel or another jurisdiction other than the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities in Israel or elsewhere outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

∎	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

∎	rules and regulations regarding currency redemption;

∎	complex corporate withholding taxes on individuals;

∎	laws governing the manner in which future business combinations may be effected;

∎	tariffs and trade barriers;

∎	regulations related to customs and import/export matters;

∎	local or regional economic policies and market conditions;

∎	unexpected changes in regulatory requirements;

∎	longer payment cycles;

∎	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

∎	currency fluctuations and exchange controls;

∎	rates of inflation;

∎	challenges in collecting accounts receivable;

∎	cultural and language differences;

∎	employment regulations;

∎	corruption;

∎	protection of intellectual property;

∎	social unrest, crime, strikes, riots and civil disturbances;

∎	political instability, regime changes and political upheaval;

∎	terrorist attacks, natural disasters and wars; and

∎	deterioration of political and economic relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management may resign from their positions as officers or directors of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in any such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies and cultural and language differences, of the country in which our operations are located could affect our business, including, but not limited to, deterioration of political relations with the United States. Economic growth could be uneven, both geographically and among various sectors of the economy, and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become or remain profitable.

Exchange rate fluctuations and currency policies may diminish a target business’s ability to succeed in the international markets.

In the event we acquire a non-U.S. target, such as a target that is located or that carries out all or a substantial portion of its operations in Israel, or that has some other significant Israeli connection, as we are intending to do, a substantial portion of revenues and income of the target business may be received in a foreign currency, as well as a substantial portion of its expenses paid in a foreign currency, whereas its financial results will likely be recorded in U.S. dollars. As a result, the target business’ financial results could be adversely affected by fluctuations in the value of local currencies relative to the U.S. dollar. The value of the currency in our target region—Israel— fluctuates relative to the U.S. dollar and is affected by, among other things, changes in political and economic conditions. Any change in the relative value of that currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. If a currency such as the Israeli currency (the New Israeli Shekel) appreciates in value against the U.S. dollar prior to the consummation of our initial business combination, the cost of a target business as measured in U.S. dollars will increase, which may make it less likely that we are able to consummate a transaction with that target business.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States or the Cayman Islands. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

In addition to potentially relocating the home jurisdiction of our business to another jurisdiction, we may also structure our initial business combination in a number of ways that may result in the post-business combination company being located in a non-U.S. jurisdiction and potentially qualifying as a “foreign private issuer” under the Exchange Act. As a “foreign private issuer” under the Exchange Act, the combined business would be exempt from certain rules under the Exchange Act, and would not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not “foreign private issuers,” or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. In addition, a “foreign private issuer” is exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. The members of the board, officers and principal shareholders of a “foreign private issuer” are also exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Accordingly, there may be less publicly available information concerning the company than there is for issuers whose securities are registered under the Exchange Act but are not “foreign private issuers,” and such information may not be provided as promptly as it is provided by such issuers.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act and our amended and restated memorandum and articles of association, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes.

Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

General Risk Factors

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly organized blank check company incorporated as a Cayman Islands exempted company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern” absent the consummation of this offering.

As of March 31, 2021, we had $89,907 in cash and a working capital deficiency of $573,833, Further, we expect to incur significant costs in pursuit of our initial business combination. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern absent the consummation of this offering. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Past performance by our sponsors, members of our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in or by the Company.

Information regarding and historical experiences of our sponsors, members of our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only and should not be relied upon as indicative of the future performance of an investment in us or as indicative of every prior investment by each of them. Any past experience and performance by our sponsors, members of our management team and their respective affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to successfully identify a suitable candidate for our initial business combination, that we will be able to provide positive returns to our shareholders, or of any results with respect to any initial business combination we may consummate.

The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all the funds from the sale of the forward purchase units to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase units fails to close, we may decide not to consummate our initial business combination, or if we decide to, we may lack sufficient funds to consummate our initial business combination.

In connection with the consummation of this offering, we have entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination (provided that in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination). The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with our initial business combination, will be used to satisfy the cash requirements of our initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

Additionally, the forward purchaser’s obligation to purchase the forward purchase units will be subject to termination prior to the closing of the sale of such units by mutual written consent, or automatically in certain circumstances, including if our initial business combination is not consummated within 24 months from the closing of this offering, or during any Extension Period. In addition, the forward purchaser’s obligation to purchase the forward purchase units will be subject to fulfillment of customary closing conditions, including that our initial business combination must be consummated substantially concurrently with the purchase of the forward purchase units.

If the sale of the forward purchase units does not close for any reason (including by reason of the failure of Sphera Fund to fund the purchase price) or if not all of the funds committed under the forward purchase agreement are available to us (including as a result of the 4.99% cap discussed above), we may lack sufficient funds to consummate our initial business combination.

The novel coronavirus, or COVID-19, pandemic, including the efforts to mitigate its impact, has and may continue to have a material adverse effect on our search for a business combination, as well as any target business with which we ultimately consummate a business combination.

The COVID-19 pandemic, including efforts to combat it, has adversely affected and may continue to adversely affect our search for a business combination. In addition, the COVID-19 pandemic has resulted in a widespread health crisis that has and may continue to adversely affect the economies and financial markets worldwide. As such, the business of any potential target business with which we may consummate a business combination could be materially and adversely affected.

In response to the pandemic, public health authorities and local, national and international governments have implemented measures that may directly or indirectly impact our ability to search for and acquire any target business, including measures such as voluntary or mandatory quarantines, restrictions on travel and orders to limit the activities of non-essential workforce personnel. We may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner.

The extent to which the COVID-19 pandemic impacts our search for and ability to consummate a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions to contain it or treat its impact. If the disruptions posed by the COVID-19 pandemic continue for an extended period of time and result in protectionist sentiments and legislation in our target markets, including in Israel, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing, which may be impacted by the COVID-19 pandemic.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and it may be alleged that the members of our Board of Directors breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, it may be alleged that our Board of Directors breached its fiduciary duties to our creditors and/or acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance, which may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements, which are evolving rapidly. Our efforts to comply with new and changing laws and regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target. Such laws and regulations and their interpretation and application may also change from time to time as new guidance becomes available and those changes could have a material adverse effect on our business, investments, financial condition and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management. Our Board of Directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors until after consummation of our initial business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—General”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules”.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of any second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors would find our securities less attractive in the event that we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include a staggered Board of Directors, the ability of the Board of Directors to designate the terms of, and issue, new series of preference shares, and the fact that prior to the completion of our initial business combination only holders of our Class B ordinary shares, which have been issued to our initial shareholders, are entitled to vote on the appointment and removal of directors, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary shares and the one-fifth of a warrant to purchase one Class A ordinary share included in each unit could be challenged by the IRS or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. In addition, as discussed above, there is uncertainty about whether we are or will be a PFIC and the consequences if we are or become one. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined below in “Taxation—United States Federal Income Tax Considerations-General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “Taxation—United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on the NYSE, the NYSE may consider us to be a “controlled company” within the meaning of the NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering and until the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the NYSE will consider us to be a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

∎	we have a board that includes a majority of “independent directors,” as defined under the rules of the NYSE;

∎

we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and an annual performance evaluation of the committee; and

∎

we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, an annual performance evaluation of the committee and the rights and responsibilities of the committee set forth in the corporate governance standards of the NYSE.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

Certain agreements related to this offering may be amended without shareholder approval.

Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without shareholder approval. Such agreements are:

∎	the underwriting agreement;

∎	the letter agreement among us, our sponsors and each member of our management team;

∎	the registration rights agreement among us, our initial shareholders, Sphera Fund and certain members of our management team;

∎	the private placement warrants purchase agreements between us and our sponsors;

∎	the private placement warrants purchase agreements between us and the anchor investor; and

∎	the administrative services agreement between us and Sphera.

These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement warrants and other securities held by our initial shareholders, members of our management team and their respective permitted transferees. Amendments to such agreements would require the consent of the applicable parties thereto. While we do not expect our Board of Directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our Board of Directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provisions discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

∎	our ability to select an appropriate target business or businesses;

∎	our ability to complete our initial business combination;

∎	our expectations around the performance of a prospective target business or businesses;

∎	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

∎	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

∎	the proceeds of the forward purchase securities being available to us;

∎	our potential ability to obtain additional financing to complete our initial business combination;

∎	our pool of prospective target businesses;

∎	our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic;

∎	the ability of our officers and directors to generate a number of potential business combination opportunities;

∎	our public securities’ potential liquidity and trading;

∎	the lack of a market for our securities;

∎	the use of the portion of the proceeds not held in the trust account or available to us from interest income on the trust account balance;

∎	the trust account not being subject to claims of third parties; or

∎	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we have received from the sale of the private placement warrants to our sponsors and the funds we will receive from the sale of the private placement warrants to our anchor investor (and excluding proceeds from the sale of the founder shares), will be used as set forth in the following table:

	Without Exercise of Over-Allotment Option	Over-Allotment Option Fully Exercised

Gross Proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from private placement warrants sold to the sponsors	$4,818,182	$5,300,000
Gross proceeds from private placement warrants sold to the anchor investor	$1,181,818	$1,300,000

Total gross proceeds	$206,000,000	$236,600,000

Estimated offering expenses(2)
Underwriting discounts and commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$4,000,000	$4,600,000
Legal fees and expenses	$575,000	$575,000
Printing and engraving expenses	$30,000	$30,000
Accounting fees and expenses	$50,000	$50,000
SEC/FINRA Expenses	$60,093	$60,093
NYSE listing and filing fees	$85,000	$85,000
Director & officer liability insurance premiums(4)	$500,000	$500,000
Miscellaneous expenses	$49,907	$49,907

Total estimated offering expenses (excluding underwriting discounts and commissions)	$1,350,000	$1,350,000

Proceeds after estimated offering expenses	$200,650,000	$230,650,000

Held in trust account(3)	$200,000,000	$230,000,000
% of public offering size	100%	100%

Not held in trust account	$650,000	$650,000

The following table shows the use of the estimated $650,000 of net proceeds not held in the trust account.(5)(6)

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination(7)	$250,000	38.5%
Legal and accounting fees related to regulatory reporting obligations	$50,000	7.7%
Payment for office space, administrative and support services	$240,000	36.9%
NYSE continued listing fees	$85,000	13.1%
Working capital to cover miscellaneous expenses and reserves (including franchise taxes net of anticipated interest income)	$25,000	3.8%
Total	$650,000	100%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of the initial business combination.

(2)

A portion of the offering expenses will be paid from the proceeds of loans from Sphera of up to $150,000 as described in this prospectus. As of May 14, 2021, we had borrowed $150,000 under the promissory note with Sphera in order to fund the SEC/FINRA expenses described above. These loans are non-interest bearing, unsecured and are due at the earlier of September 30, 2021 and the closing of this offering. These amounts will be repaid out of the proceeds from this offering and the sale of private placement warrants that have been allocated for the payment of offering expenses (other than underwriting discounts and commissions) and will not be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)

The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $7,000,000 which constitutes the underwriter’s deferred underwriting commissions (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account and up to 50% of which may be paid at our sole discretion to third parties not participating in this offering (but who are members of FINRA) that assist us in identifying and consummating our initial business combination. See “Underwriting”. The remaining funds, minus amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting commissions.

(4)

This amount represents the approximate amount of annual director and officer liability insurance premiums that we anticipate paying following the completion of this offering until we complete an initial business combination.

(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.10% per year, we estimate the interest earned on the trust account will be approximately $200,000 per year; however, we can provide no assurances regarding this amount.

(6)	Assumes the underwriter does not exercise the over-allotment option.

(7)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of any other concurrent sale of the securities of the Company (including the private placement warrants) be deposited in a trust account. Of the $206,000,000 in gross proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $236,600,000 if the underwriter’s over-allotment option is exercised in full, $200,000,000 ($10.00 per unit), or $230,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, after deducting underwriting discounts and commissions payable upon the closing of this offering of $4,000,000 (or $4,600,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of $2,000,000 will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsors or their respective affiliates will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsors or affiliates of our sponsors or certain of our officers and directors although they are under no obligation to advance funds to us in such circumstances.

We will reimburse Sphera for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we expect to cease paying these monthly fees.

Prior to the consummation of this offering, Sphera has agreed to loan us up to $150,000 to be used for a portion of the expenses of this offering. As of May 14, 2021, we had borrowed $150,000 under the promissory note with Sphera. These loans are non-interest bearing, unsecured and are due at the earlier of September 30, 2021 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the proceeds from this offering and the sale of private placement warrants, which have been allocated for the payment of offering expenses (other than underwriting discounts and commissions) and will not be held in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board of Directors at such time. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At March 31, 2021, our net tangible book deficit was $573,833, or approximately $0.100 per ordinary share. After giving effect to the sale of all of our founder shares, the sale of 20,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 23,000,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2021 would have been $5,000,010 or $0.70 per share (or $0.62 per share if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 17,869,893 Class A ordinary shares that may be redeemed for cash, or 20,646,841 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) of $0.80 per share (or $0.72 per share if the underwriter’s over-allotment option is exercised in full) to our sponsors as of the date of this prospectus and an immediate dilution to public shareholders from this offering of $10.00 per public share. Total dilution to public shareholders from this offering will be $9.30 per share (or $9.38 if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Exercise of Over-Allotment Option	Over-Allotment Fully Exercised
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.10)	(0.10)
Increase attributable to public shareholders	$0.80	$0.72

Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.70	0.62
Dilution to public shareholders	$9.30	$9.38

Percentage of dilution to public shareholders	93.0%	93.8%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming the underwriter does not exercise the over-allotment option) by $178,698,927 because holders of up to approximately 89.3% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations set forth in “Proposed Business—Effecting Our Initial Business

Combination—Limitations on Redemptions”). In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination or seek to revise the terms of such business combination.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Class B ordinary shares(1)	5,000,000	20%	$25,000	0.01%	$0.005
Public Shareholders(1)	20,000,000	80%	$200,000,000	99.99%	$10.00

	25,000,000	100%	$200,025,000	100.00%

(1)	Assumes the underwriter does not exercise the over-allotment option and the corresponding forfeiture of an aggregate 750,000 Class B ordinary shares held by our sponsors and the anchor investor.

The pro forma net tangible book value per share after this offering is calculated as follows:

	Without Exercise of Over-Allotment Option	Over-Allotment Fully Exercised

Numerator:
Net tangible book deficit before this offering	$(573,833)	$(573,833)
Net proceeds from this offering and sale of the private placement warrants(1)	$200,650,000	$230,650,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	$582,373	$582,373
Less: Deferred underwriting commissions	(7,000,000)	(8,050,000)
Less: Warrant liability(2)	$(9,959,603)	$(11,140,119)
Less: Proceeds held in trust subject to redemption(3)	$(178,698,927)	$(206,468,411)

	$5,000,010	$5,000,010

Denominator:
Ordinary shares outstanding prior to this offering	5,750,000	5,750,000
Ordinary shares forfeited if over-allotment is not exercised	(750,000)	—
Ordinary shares included in the units offered	20,000,000	23,000,000
Less: Ordinary shares subject to redemption	17,869,893	20,646,841

	7,130,107	8,103,159

(1)

Expenses applied against gross proceeds include offering expenses of $1,350,000 and underwriting discounts and commissions of $4,000,000 (or $4,600,000 if the underwriter exercises its over-allotment option), in each case excluding deferred underwriting commissions. See “Use of Proceeds.”

(2)

Following closing of this offering, the warrants and the forward purchase warrants will constitute derivative liabilities of the Company, which will be recorded at their estimated fair value in accordance with the guidance contained in ASC 815-40.

(3)

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsors, members of our management team or their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases and Other Transactions with Respect to Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2021 on an (i) actual basis and (ii) as adjusted basis to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2021
	Actual	As Adjusted(1)
Note payable to related party	$150,000	—
Deferred underwriting commissions	—	7,000,000
Warrant liability(2)	—	9,959,603

Class A ordinary shares, subject to redemption(3)	—	178,698,927
Shareholders’ equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized, actual and as adjusted; 0 shares issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, actual and as adjusted; 0 and 2,130,107 shares issued and outstanding (excluding 17,869,893 shares subject to possible redemption), actual and as adjusted, respectively(3)	—	213
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, actual and as adjusted; 3,715,894 and 5,000,000 shares issued and outstanding, actual and as adjusted, respectively	371.6	500.0
Additional paid-in capital	24,628.4	5,015,759
Accumulated deficit	(16,460)	(16,460)

Total shareholders’ equity	$8,540	$5,000,010

Total capitalization	$158,540	$200,658,540

(1)	Assumes the underwriter does not exercise the over-allotment option and the corresponding forfeiture of an aggregate 750,000 Class B ordinary shares held by our sponsors and the anchor investor.

(2)

We will account for the 10,000,000 warrants to be issued in connection with this offering (comprised of 4,000,000 warrants included in the units and 6,000,000 private placement warrants, assuming the underwriter’s over-allotment option is not exercised) and for the forward purchase warrants to be issued pursuant to the forward purchase agreement in accordance with the guidance contained in Accounting Standards Codification Topic 815-40. Such guidance provides that because the warrants and the forward purchase warrants do not meet the criteria for equity treatment thereunder, each warrant and forward purchase warrant must be recorded as a liability. Accordingly, we will classify each warrant and forward purchase warrant as a liability at its fair value. Each of these liabilities is subject to re-measurement at each balance sheet date. With each such re-measurement, each of these liabilities will be adjusted to fair value, with the change in fair value recognized in our statement of operations. The warrants and forward purchase warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period.

(3)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

Israel Amplify Program Corp. is a newly organized blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. To date, our efforts have been limited to organizational activities.

Although we will not be limited to a particular industry, sector or geographic region, we will focus on high-quality, growing technology-based opportunities located in, or that have a meaningful connection to, Israel. Our strategy is focused on industries and geographies that complement the experience and expertise of our management team. We intend to capitalize on the capabilities and experience of our management team, our sponsors and their respective affiliates to identify and acquire a high-quality, growing business that can generate attractive, risk-adjusted returns for shareholders and negotiate favorable acquisition terms. In order to implement our strategy, we plan on focusing on companies that operate in attractive industry segments in the technology, innovation and/or complex manufacturing sectors and that have strong and defensible market positions. While we may pursue a business combination with a target in any geographic region, our target search will focus on businesses that are domiciled in Israel, that carry out all or a substantial portion of their activities in Israel, or that have some other meaningful connection to Israel. In addition, we believe our management team’s combination of skills makes us well-suited for companies operating in markets that are in transition or subject to disruption. Companies that are in a transition phase have the potential to be attractive targets that will allow us to leverage the extensive experience of our management team, our sponsors and their respective affiliates in growing and scaling businesses.

We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement warrants, the forward purchase units, our shares, debt or a combination of cash, equity and debt. The issuance of additional shares in connection with a business combination (including pursuant to the forward purchase agreement or other similar agreements we may enter into following the consummation of this offering or otherwise):

∎

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

∎	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded to our Class A ordinary shares;

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could cause a change of control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

∎	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

∎	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

∎	may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:

∎	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the debt even if we make all principal and interest payments when due, if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of any such covenant;

∎	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

∎	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

∎	our inability to pay dividends on our Class A ordinary shares;

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the use of a substantial portion of our cash flow to pay principal and interest on our debt, thereby reducing the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

∎	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

∎	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

∎	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

∎	other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of March 31, 2021, we had $89,907 in cash, accrued offering costs of $504,610 and deferred offering costs of $582,373. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern absent the consummation of this offering.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with our analyses of potential business combination targets. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through (i) $25,000 paid by our sponsors and the anchor investor to cover certain of our offering and formation costs in exchange for the issuance of the Class B ordinary shares to our sponsors and the anchor investor in conjunction with their commitment to purchase the private placement warrants and (ii) the receipt of loans in an aggregate principal amount of $150,000 under an unsecured promissory note with Sphera. As of May 14, 2021, we had borrowed $150,000 under the promissory note to fund offering expenses relating to FINRA and the SEC. On May 10, 2021, in connection with the subscription for the Class B ordinary shares described above, our sponsors purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full). We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting estimated offering expenses of $1,350,000, underwriting discounts and commissions of $4,000,000, or $4,600,000 if the underwriter’s over-allotment option is exercised in full (excluding deferred underwriting commissions of $7,000,000, or $8,050,000 if the underwriter’s over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $6,000,000 in the aggregate (or $6,600,000 if the underwriter’s over-allotment option is exercised in full) will be $200,650,000 (or $230,650,000, if the underwriter’s over-allotment option is exercised in full). Of this amount, $200,000,000 (or $230,000,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $650,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,350,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (minus taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income (if any) to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. Any remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

In connection with the consummation of this offering, we have entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

Prior to the completion of our initial business combination, we will have available to us $650,000 of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In addition, our sponsors or their respective affiliates may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans made available from our sponsors or their respective affiliates may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders. Those warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such additional loans have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsors or their respective affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $250,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $50,000 for legal and accounting fees related to regulatory reporting obligations; $240,000 for office space, administrative and support services; $85,000 for NYSE continued listing fees; and $25,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment with respect to a particular proposed business combination, although we do not have any current intention to do so.

Moreover, we may need to obtain additional financing to complete our initial business combination (in addition to the proceeds from the sale of the forward purchase units), either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities (in addition to the forward purchase units) or incur debt in connection with such initial business combination. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we would be forced to cease operations and liquidate the trust account.

As of March 31, 2021, we did not have any off-balance sheet arrangements as discussed in Item 303(b)(1)(ii)(B) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

∎	staffing for financial, accounting and external reporting areas, including segregation of duties;

∎	reconciliation of accounts;

∎	proper recording of expenses and liabilities in the period to which they relate;

∎	evidence of internal review and approval of accounting transactions;

∎	documentation of processes, assumptions and conclusions underlying significant estimates; and

∎	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk. However, if the interest rates of U.S. Treasury obligations become negative, we may have less interest income available to us for payment of taxes, and a decline in the value of the assets held in the trust account could reduce the principal below the amount initially deposited in the trust account.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

Israel Amplify Program Corp. is a newly organized blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. To date, our efforts have been limited to organizational activities.

Although we will not be limited to a particular industry, sector or geographic region, we will focus on high-quality, growing technology-based opportunities located in, or that have a meaningful connection to, Israel. Our strategy is focused on industries and geographies that complement the experience and expertise of our management team. We intend to capitalize on the capabilities and experience of our management team, our sponsors and their respective affiliates to identify and acquire a high-quality, growing business that can generate attractive, risk-adjusted returns for shareholders and negotiate favorable acquisition terms. In order to implement our strategy, we plan on focusing on companies that operate in attractive industry segments in the technology, innovation and/or complex manufacturing sectors and that have strong and defensible market positions. While we may pursue a business combination with a target in any geographic region, our target search will focus on businesses that are domiciled in Israel, that carry out all or a substantial portion of their activities in Israel, or that have some other meaningful connection to Israel. In addition, we believe our management team’s combination of skills makes us well-suited for companies operating in markets that are in transition or subject to disruption. Companies that are in a transition phase have the potential to be attractive targets that will allow us to leverage the extensive experience of our management team, our sponsors and their respective affiliates in growing and scaling businesses.

Our Sponsors and Our Competitive Advantages

We believe we will benefit from the deep and broad expertise of our sponsors in identifying companies with growth and innovation potential and scaling those businesses.

Pitango.    Pitango Venture Capital is a diversified team of top technology and business investment professionals. Pitango Venture Capital is comprised of CEOs, entrepreneurs and innovators who for over 25 years have helped shape the world where we live today. Pitango Venture Capital partners and employees use their experience, global network, and professional assets to help entrepreneurs and companies achieve success. With three hyper-focused groups of funds (Pitango First, Pitango Growth, and Pitango HealthTech) and numerous investments across all vertical markets, exits and unicorns in its portfolio, Pitango Venture Capital is a trusted partner to private companies, committed to helping them navigate towards achieving global success – to IPO and during life as a public company or to other transformative transactions, such as mergers and acquisitions. Pitango Venture Capital has over $2.7 billion in invested and committed capital to date. Our Chairman of the Board of Directors is the co-founder and Managing Partner of Pitango Venture Capital. Pitango brings this experience to us in helping execute our acquisition strategy.

Amplify.    Amplify is comprised of a core group of individuals who, on average, have worked together for over 20 years and share a history of integrity, quality and innovation that spans decades. Amplify’s management and members represent a unique combination of C-suite experience and financial and operational ability to support businesses in their evolution to the next level. We believe this unique combination provides us with a strong competitive advantage. The Amplify team has decades of experience running global businesses, including in positions of Executive Chairman, CEO, COO, CFO and CTO. The Amplify team also brings decades of global legal and human resources expertise. Asher Levy, our Chief Executive Officer, Amichai Steimberg, our President and Chief Operating Officer, Abraham Gross, our Chief Technology Officer, and LizabethAnn R. Eisen, a Director, are limited partners in Amplify and, together with the other partners in Amplify, will contribute their experience to help us execute our acquisition strategy.

Sphera.    Sphera Funds Management is a global investment firm that was founded in 2004. Sphera Group manages five distinct long/short equity strategies from its offices in Tel Aviv and New York and is Israel’s first and largest hedge fund manager. Sphera Group’s investment philosophy is based on a disciplined and repeatable process that is focused on fundamental investing and is overseen by experienced investment teams, currently consisting of over twenty professionals. Sphera Group’s investment approach is dedicated to pursuing strong, consistent risk-adjusted returns across distinct market cycles and macroeconomic events. Our Chief Financial Officer is Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc. in the United States. Sphera, which is comprised of partners, shareholders and employees of Sphera Group, is bringing its investment approach and its experience to help us execute our acquisition strategy.

We, our sponsors, our management team and their respective affiliates take governance seriously and promote good decision-making in line with the highest industry standards. We are committed to quality interactions with the businesses in which we invest and decision-making processes that drive positive outcomes. We believe that through the devotion of our time, resources and expertise, we can make a positive impact on those businesses. In addition to the operating experience of our management, our sponsors and their respective affiliates, their global deal experience includes whole company mergers and acquisitions, corporate carve-outs, IPO-readiness assessment, business integration oversight and directing transformational growth strategies. We believe that the exceptional capabilities of our sponsors, our management team and their respective affiliates in identifying attractive businesses and implementing transformational growth and operational value creation initiatives is central to our differentiated acquisition strategy. We believe that those skills are best applied to companies in, or in need of, transition and that we can help capitalize on growth opportunities and face related challenges, whether under new leadership or by helping those businesses accelerate their growth.

Our management team and our sponsors also bring their expertise and relationships to leverage opportunities for growth and innovation. We believe that our management team and our sponsors are able to offer the necessary operating support to promising, revenue-generating companies with growth and innovation potential. Our experienced management team, supported by our sponsors and their respective affiliates, has expertise in identifying transformational opportunities and adding value to companies. This expertise allows them to work with entrepreneurs and executives to analyze difficult situations and make challenging decisions. Our sponsors will bring their unique combination of operating, acquisition, joint-venture and capital markets experience across North America, Europe and Asia. The members of our management team also have a distinguished international track record with large and small organizations that allowed them to build strong relationships with companies, entrepreneurs, executives and other professionals in diverse sectors. Our sponsors and their respective affiliates also have extensive relationships in the business and financial community that we can leverage in the context of mergers and acquisitions, joint-ventures, spin-offs and capital raising transactions and other financings.

Our management team, our sponsors and their respective affiliates have extensive experience developing capital allocation and reporting structures to meet analyst, investor and regulatory expectations and requirements. For example, Pitango Venture Capital is one of the first venture capital funds to be a signatory to the Principles for Responsible Investment, a set of investment principles serving as guidance to institutional investors incorporating ESG issues into their investment practices.

Our Management Team

Our management team is led by Chemi Peres, our Chairman of the Board of Directors and a Director, Asher Levy, our Chief Executive Officer, Amichai Steimberg, our President and Chief Operating Officer, Tim Surzyn, our Chief Financial Officer, and Abraham Gross, our Chief Technology Officer. Mr. Peres is also a co-founder and Managing Partner of Pitango Venture Capital, Mr. Levy is also a co-founder and limited partner of Amplify—Israel, Mr. Steimberg is also a co-founder and limited partner of Amplify—Israel, Mr. Surzyn is also Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc., an affiliate of Sphera, and Mr. Gross is also a co-founder and limited partner of Amplify—Israel.

Nechemia (Chemi) J. Peres serves as our Chairman of the Board of Directors and a Director. Mr. Peres is a co-founder and Managing Partner of Pitango Venture Capital. He began his career in the venture capital world in 1992 as co-founder and CEO of MOFET Israel technology Fund (traded on the TASE), and later co-founded and chaired the Israel Venture Association (IVA, a.k.a IATI). Prior to his work in venture capital, Mr. Peres held managerial and advisory positions in the software industry at Decision Systems Israel (DSI) and at the engineering department of Israel Aerospace Industries (IAI), respectively. Mr. Peres has accumulated years of experience as a board member in many companies, several of which were, or later became, publicly traded on NASDAQ and the NYSE. Among them are Aladdin Knowledge Systems, AudioCodes, Orckit Communications, VocalTec and Magic Software Enterprises. He served on the board of Koor Industries (between 2000-2007) that was traded on the NYSE. Currently Mr. Peres serves on the board of directors of Teva Pharmaceuticals (NYSE: TEVA). In 2020, he joined the Ethics & Sustainability Advisory Committee at GEOX. He currently serves on the boards of numerous Pitango Venture Capital portfolio companies such as Via Transportation, Taboola, Venn.city, Duda, Totango, Radwin and Anywhere Hosting Solutions Ltd. Mr. Peres is also a member of the investment committee of TDJ-Pitango, a Polish-Israeli Venture Capital fund investing in seed-stage startups. Mr. Peres is Chairman of the Peres Center for Peace and Innovation, a not-for-profit organization founded in 1996, and serves on the boards of other not-for-profit organizations. Mr. Peres earned his B.Sc. degree in Industrial Engineering and Management, and EMBA from Tel Aviv University. Mr. Peres served as a pilot at the Israeli Air Force (IAF) for 10 years.

Asher Levy serves as our Chief Executive Officer. Mr. Levy is a co-founder and limited partner of Amplify—Israel. Mr. Levy served as CEO of Orbotech Ltd. (NASDAQ: ORBK) from 2013 to 2019, where he expanded the business from less than $400 million in annual revenues to over $1 billion. He oversaw KLA’s acquisition of Orbotech for approximately $3.4 billion. Mr. Levy currently serves as the Active Chairman of Landa Digital Printing, a digital printing private company headquartered in Israel, the Executive Chairman of NSO, a Novalpina Capital portfolio company offering cutting edge security technologies, and the Chairman of GenCell (traded on TASE).

Amichai Steimberg serves as our President and Chief Operating Officer. Mr. Steimberg is a co-founder and limited partner of Amplify—Israel. He retired in March 2020 as the CEO of Orbotech Ltd. In his 28 years at Orbotech, he worked throughout the organization leading finance, accounting and investor relations/reporting as CFO for nine years (2000-2009), and strategy, operations and business development as COO and President for 10 years (2009-2019). Mr. Steimberg currently serves as the Chairman of Airovation Technologies, a private air purification company, as the Chairman of Innoviz Technologies Ltd. and as a board member of OffSec, a private US-based cyber-security company. From September 2020 to January 2021, Mr. Steimberg served as the Chairman of Highcon Ltd., an Israeli company that he led through a successful IPO on TASE in November 2020.

Tim Surzyn serves as our Chief Financial Officer. Mr. Surzyn is also the Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc., which he joined in August 2020. Prior to joining Sphera Healthcare US Inc., Mr. Surzyn was the Chief Financial Officer and Chief Operating Officer of Nexthera Capital where he ran the day-to-day non-investment operations of this alternative investment fund. Preceding Nexthera, Mr. Surzyn was an Executive Director at UBS Investment Bank and prior to that, the Deputy CFO of Autonomy Capital. Mr. Surzyn is an Associate Chartered Management Accountant and Chartered Global Management Accountant (UK).

Abraham Gross serves as our Chief Technology Officer. Dr. Gross is a co-founder and limited partner of Amplify—Israel. Dr. Gross served as Chief Technology Officer of Orbotech Ltd. from 2000 to 2020. Joining Orbotech in 1985, Dr. Gross filled a variety of technology and managerial leadership roles, including head of the Physics department of Optrotech before the merger with Orbot (1992) and the chief scientist of Orbotech. He led the market introduction of numerous new technologies as well as the acquisition of key technologies and companies. During his tenure at Orbotech, Dr. Gross took two separate leave of absence periods, to serve as the Chief Engineer of Microvision, a USA startup and as the deputy Chief Scientist in the office of the Ministry of Economy, Israel.

LizabethAnn R. Eisen serves as a Director. Ms. Eisen is the sole limited partner of ISAP—Caymans. She is an Adjunct Faculty member at Cornell Tech and University of Oregon Law School and teaches courses including Startup Business Law, Corporate Finance and In-house Lawyering. She was a visiting faculty member at Tel Aviv University Law School during the Fall 2020 semester. She serves as an advisor to several technology startups. She is also on the board of directors of The Computer-Assisted Legal Education (CALI), an education technology not-for-profit company advancing the use of technology in legal education, and the board of directors of Vitality Enterprises LLC, a technology company doing business as Vitality Society, an online and virtual community for people 60 and better to be at their best. She also currently serves on the board and is vice president of the Fresh Air Fund, a not-for-profit company that provides free summer vacations in the country to New York City children from low-income communities. Ms. Eisen retired as a Corporate Partner from Cravath, Swaine & Moore LLP’s Corporate Department in December 2018. Her 20-plus-year legal practice focused on domestic and international corporate finance transactions, acquisition financing, corporate governance and reporting matters and liability management transactions. Ms. Eisen has been repeatedly recognized as one of the leading practitioners in securities law by The Legal 500 US, IFLR1000 and The Best Lawyers in America.

Rami Kalish serves as a Director. Mr. Kalish is a co-founder and Managing Partner of Pitango Venture Capital, and he specializes in cyber technology and B2B software companies. Mr. Kalish has been mentoring young entrepreneurs for decades and helping companies on their growth journeys to IPOs. Mr. Kalish has accumulated years of experience as a board member in many companies. Currently, Mr. Kalish serves on the board of directors of Avantis Team, Browsi, Carbofix, CyberMDX, D-ID, Indoor Robotics, Perception Point, Neura and Tabit. Previously, Mr. Kalish served on the board of directors of several Pitango Venture Capital portfolio companies that went public on NASDAQ, including ForeScout, VocalTec, Retalix, Optibase and RADWARE, Optonol (acquired by Alcon), Red Bend Software (acquired by Harman), and SkyCure (acquired by Symantec). Mr. Kalish is also chairman of the investment committee of TDJ-Pitango, a Polish-Israeli Venture Capital fund investing in early-stage startups. Prior to founding Pitango Venture Capital (originally as Polaris in 1993 and then, Pitango in 2001), Mr. Kalish held sales and marketing positions at IBM and senior executive roles at Orbotech. Mr. Kalish is a member of the Runway Visiting Committee at The Joan & Irwin Jacobs Technion-Cornell Institute.

Our experienced management team, our sponsors and their respective affiliates have operated and invested in leading Israeli, global technology companies across their corporate life cycles and have developed deep relationships with organizations and investors operating within our focus area of technology-based businesses in Israel. We believe that these relationships and our management team’s experience, knowledge and networks present a significant opportunity to help identify attractive Israel-related technology-based businesses that can benefit from access to the public markets, and execute complex business combination transactions, thereby enhancing shareholder value.

Our Independent Director Nominees

Our efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of the relationships of our independent director nominees, Craig S. Ivey, Alexis Maged, Charles Federman and Lisbeth R. McNabb each of whom has extensive experience in business and financial matters.

For additional information regarding our independent director nominees, see “Management–Officers, Directors and Director Nominees.”

Industry Opportunity

We believe that the current trends in the high technology, innovation and complex manufacturing sectors in Israel provide for very attractive acquisition opportunities consistent with our acquisition strategy. The growing Israeli ecosystem includes companies at development stages spanning from the startup phase to a greater degree of maturity in the scale-up business phase. The following factors contribute to our belief that we can leverage the unique talents of our management team, our sponsors and their respective affiliates to identify and complete an acquisition consistent with our investment criteria and acquisition strategy.

Highly successful Israeli high-tech market.    Often referred to as the “Start-Up Nation,” Israel has become one of the most concentrated geographic centers for technological innovation. Although it has a population of just over nine million and a gross domestic product, or GDP, of approximately $340 billion for 2020 (as forecasted by the World Bank), Israel has been one of the most successful countries in developing technology and advanced manufacturing processes driven by technology in recent years. Under the OECD R&D Intensity Index (which measures investment in research and development, or R&D, as a ratio of GDP), Israel ranks first in the world, with its national spending on R&D being 4.9% of its GDP (as of 2018), according to the February 2020 publication of the OECD Directorate for Science, Technology and Innovation. According to the 2019 annual report of the Israel Innovation Authority, or IIA, which we refer to as the IIA 2019 annual report, over the last decade, more than 750 startup companies were founded in Israel each year and over 4,500 high-tech companies had reached the “growth stage” or “revenue stage” in 2019.

Dynamic, adapting Israeli innovation ecosystem.    Israeli entrepreneurs have continuously positioned themselves as global leaders in a variety of fields, repeatedly being able to identify the emergence of new trends and segments early on, maintaining Israel’s position at the forefront of global innovation. Israel’s innovation ecosystem produced hundreds of solutions addressing the unique challenges of COVID-19. Those solutions include, among others, cyber-defense products designed to identify and thwart attacks in times of increased virtual presence and remote working environments, and remote farm management systems to help the elderly sheltering under stay-at-home orders. The key sectors in 2020 were artificial intelligence, cyber security and defense, fintech and the “Internet of Things”. Food-tech and agri-tech remain key growth areas. These sectors are at the cutting edge of global innovation, and have been promoted by the Israeli government through various government initiatives.

Maturing Israeli high-tech landscape.    We believe that a growing number of companies within the Israeli innovation ecosystem would benefit from access to the capital markets, specifically through

“going public” transactions. Over the last decade, the scale-up of existing companies has been a sustained trend in the Israeli high-tech industry, replacing the establishment of new start-up companies as the main driver of growth. We believe the maturity of those companies in the Israeli high-tech ecosystem is evidenced by the ability to attract larger investments and retain capital in those sectors. This ability to attract and retain capital extended throughout 2020 and continues into 2021 despite the impact of COVID-19. According to Start-Up Nation, six Israeli startups each raised more than $100 million during the month of January 2021, contributing to a record-breaking $1.44 billion raised by Israeli companies in January 2021. This trend follows a strong 2020 during which Israeli high-tech companies established records in terms of number of deals and capital raised, with increases of 31% and 20%, respectively, as compared to 2019, according to the IVC Research Center “Israel Tech Review 2020” report. During the same year, investment in technology companies in the United States only increased by 5%. According to the IVC Research Center report, there have been 98 investments above $30 million and 20 investments above $100 million in Israeli high-tech companies in 2020, as compared to 65 and 18 in 2019, respectively. In total, over $10 billion were invested across 607 deals in Israeli high-tech companies in 2020. We believe these investments are indicative of a pipeline of potential companies that have reached, or will reach shortly, the level of maturity that will enable them to turn to the capital markets as a viable next step in their lifecycle.

Attributes of the Israeli high-tech ecosystem that have contributed to its enhanced position include:

Highly innovative—According to The State of Innovation report as published by PwC and Start-Up Nation Central, there are more than 6,600 start-up companies in Israel, which is 14 times the concentration of start-ups per capita in Europe. Israel ranks seventh overall on the Bloomberg 2021 Innovation Index and first in the R&D Intensity category. Israel is ranked fifth in the High-tech Density category and eighth in the Patent Activity category. This community of entrepreneurs, from a country with 0.1% of the world’s population, attracts the highest rate of venture capital funding per capita in the world ($674/per capita in 2018 according to a report by Start-up Nation Central).

Educated and skilled workforce—According to 2017 OECD data, Israel is the third most educated country in the world behind only Japan and Canada, but ahead of the United States and South Korea. Israel has a very high percentage of engineers and scientists per capita and a very high ratio of university degrees and academic publications per capita and ranks first in the Researcher Concentration category in the Bloomberg 2021 Innovation Index. Israel has a high quality educational system and is among the most educated societies in the world, having been ranked 19th overall in the 2015 Education Index included in the United Nations Development Programme’s Human Development Report issued in 2016.

Tax Incentives—The Israeli Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law, enables companies operating in Israel to benefit from a reduced company tax rate and investment grants. Another incentive program offered by the government provides employment grants for R&D centers and large enterprises operating in Israel. The program offers a 4-year grant program covering on average 25% of the employer’s cost of salaries for each new employee.

Government support—The Israeli government founded the Technology Incubator program in 1991. According to a report issued by Deloitte’s Israeli affiliate, in 2016, there were over 25 technological and biotechnological incubators across the country, all of which have been privatized. The incubators offer government funding of up to 85% of early stage project costs for two years. So far, more than 1,100 projects have graduated from the incubators, with over 45% successfully attracting additional investments from different investors. In 2019, the IIA announced a streamlining of its investment and support programs over the years to help nurture companies from seed to early stage, thus minimizing the risk to the investor, and develop into more complete technology companies. In addition, the IIA has an International Collaboration Division bringing funding and support from the European Union to Israeli companies through international cooperation and incentive programs as well as a groundbreaking program for smart cities with Fukuoka, Japan. The main support program provided by the IIA is the R&D Fund, which offers R&D financial support of between 20% to 50% of any approved R&D program cost. Other programs operated by the IIA include bi-national funds (joint R&D programs with foreign counterparts such as China, Canada and the United States), which grant financial assistance to Israeli companies for up to 50% of their R&D costs.

Strong venture capital and private equity industries—Israel’s innovation and start-up industry is complemented by flourishing venture capital and private equity sectors. According to the IVC Research Center report, in 2020, deals where at least one Israeli venture capital firm was involved represented 88% (in amounts invested) of the capital invested in high-tech Israeli companies. The availability of venture capital and private equity is a symbol of the breadth of Israel’s innovative industries and of the highly efficient financial sectors underpinning them.

Adaptable and creative mindset—Adaptability to change is widely considered one of the primary factors affecting business performance. Coupled with engrained creativity and flexibility, which are the fuel of innovation, Israelis’ high degree of responsiveness to changing business environments has been crucial to their ability to continue innovating during 2020. Companies in the Israeli ecosystem have demonstrated their ability to swiftly translate market demands into organizational action. This ability supports Israel’s consistently strong flexibility and its broad acceptance as a global capital of innovation.

Notwithstanding the foregoing, effecting a business combination with a company located in Israel, or another jurisdiction outside of the United States, could subject us to a variety of additional risks that may negatively impact our operations. See the Risk Factor titled “If we effect a business combination with a company located in Israel or another foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations” for more information on the risks attendant to acquiring a target business. Furthermore, if we determine to acquire a target business located outside of Israel, the positive aspects of consummating a business combination in Israel would not be applicable to our business going forward.

Our Business Strengths and Strategy

We believe that companies in the high technology, innovation and complex manufacturing sectors in Israel can benefit from the experience, expertise, knowledge and relationships of our management team, our sponsors and their respective affiliates. Our management team, our sponsors and their respective affiliates have proven track records as operators, investors and board members of technology companies and businesses in diverse sectors. We believe that we will benefit from their reputation and experience investing in both private and public Israeli-related technology companies.

We believe that the following differentiated value propositions will allow us to bring to the public market a highly attractive business:

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Best-in-Class Sourcing Capabilities In Attractive Sectors: We, our management team, our sponsors and their respective affiliates have strong and deep relationships with CEOs, entrepreneurs, innovators and early stage investors in the Israeli innovation ecosystem which we believe provide us with attractive opportunities for sourcing prospective target businesses.

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Deep Insights Across High-Tech and Innovation Sectors: We believe we, our management team, our sponsors and their respective affiliates have extensive knowledge across a multitude of innovation industries, which we believe will provide us with a differentiated ability to identify and evaluate promising assets, target businesses and technologies.

∎	Identifying, Developing and Commercializing Market-leading Technologies: We, our management team, our sponsors and their respective affiliates have over 30 years of experience developing, identifying and commercializing market-leading technologies. Our Chief Technology Officer has a proven track record of developing and commercializing key technologies and helping identify cutting edge opportunities. We believe our combined experience, together with a deep understanding of how to operate a business on a global scale, provides us with an unparalleled ability to evaluate and scale promising assets, target businesses and technologies.

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Proven Experience in Consummating Transactions: We believe that our sponsors’, their affiliates’ and our management team’s extensive mergers and acquisitions experience, with a distinct reputation for navigating transaction complexities, is a significant advantage. We believe that our sponsors, their respective affiliates and our management team have demonstrated their ability to negotiate and structure transactions, evaluate corporate strategies, access growth capital and develop appropriate capital structures.

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Extensive Understanding of Capital Markets and Public Market Investors: Pitango Venture Capital is a leading venture capital and private equity firm in Israel. It is a signatory to the Principles for Responsible Investing and has experience integrating ESG and SDG analysis into its investment analysis and decision-making. We believe that the significant know-how of our sponsors, their affiliates and our management team will allow us to effectively gauge target companies that present a readiness for being public, as well as to support their executives in the process of going public and operating as a public company. Combined with the proven ability of our management team, our sponsors and their affiliates to execute and simultaneously improve both financial metrics and sustainability, we believe that the strong track record of our management team, our sponsors and their affiliates will be viewed favorably by target businesses in need of professionalized management, ESG guidance, improved operating processes and controls, and better access to capital markets.

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Significant Investment Experience: Our sponsors and our management team have extensive experience in analyzing attractive investments in individual equity opportunities as part of larger portfolios, including regularly evaluating and participating in IPOs, which have produced favorable risk-adjusted investment returns over long periods. We believe that their proficiency in this area can help us evaluate compelling business combination opportunities that will be well-received by the public markets.

Israel is often referred to as the “Start-Up Nation” and is well-known for producing successful technology startups. More recently, the Israeli ecosystem has been growing and now includes companies at development stages spanning from the startup phase to a greater degree of maturity in the scale-up business phase. With implementation of reforms by the TASE, Israeli companies are able to list in Israel earlier in the business lifecycle. The support and initiatives of the Israeli Innovation Authority also help Israeli companies achieve attractive valuations at the time of listing. This is spurring investment by Israeli institutional and accredited investors in the local ecosystem while the Israeli companies are still in the high-growth scale-up development stage. We believe the growth-oriented technology, energy transition and other innovative manufacturing sectors present particularly attractive investment opportunities for us. Our management team, our sponsors and their affiliates possess significant operational and transactional experience in these industries, and many companies in these sectors tend to have significant and sustainable revenue and cash-flow growth rates.

In 2020, 128 Israeli high tech companies (19 IPOs) raised $6.96 billion in public capital markets compared to 68 Israeli high tech companies (9 IPOs) raising $1.95 billion in 2019. We believe that the backlog of Israeli companies looking to go public on TASE in 2021 is strong and deep across many industries. These companies may be suitable candidates for the public markets in the United States. To further support the Israeli ecosystem, TASE launched TASE UP in August 2020, an electronic platform for private companies to access investments from institutional and qualified investors in anticipation of going public. The combination of the innovation ecosystem fostered during the

COVID-19 pandemic and these efforts have contributed to an ecosystem of growth-oriented, high quality businesses that would benefit from operational and capital support to move to the next stage of business maturity.

We believe many technology-based companies in Israel could benefit from access to the public markets but have been hesitant or unable to do so due to a number of factors, including the time-consuming nature of a traditional IPO, market volatility and pricing uncertainty. These factors may make a transaction with us more attractive to them. We intend to leverage the dynamics in the Israeli innovation ecosystem together with our operational and transaction strengths to help us achieve our acquisition strategy.

Notwithstanding the foregoing, the past performance of members of our management team, our sponsors and their respective affiliates, including the companies in which they have been involved, is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will be successful with respect to any business combination we may consummate. In addition, certain of our directors, director nominees and officers presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. For a list of the members of our management team and entities for which a conflict of interest may or does exist, as well as the priority and preference that such other entities have with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph titled “Management—Conflicts of Interest.”

Our Investment Criteria

Our sponsors and their affiliates have extensive experience and expertise in making strategic investments in public and late-stage private companies where they have a strong investment conviction driven by clearly identifiable growth opportunities. We will apply a similar investment philosophy and approach to analyze prospective targets and identify an attractive business combination. Consistent with our acquisition strategy, we have identified the following general, non-exclusive criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet one or more of these criteria and guidelines. We intend to focus on target businesses or assets with the following attributes:

∎	Late-stage private companies with a history of revenue and cash flow growth potential;

∎	Attractive industry segment in technology, innovation and/or complex manufacturing;

∎	Strong and defensible market positions;

∎	Market in transition or subject to disruption;

∎	Companies that are in a transition phase; and

∎	Opportunities to implement operational value creation initiatives.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that our Board of Directors may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet any of the above criteria, we will disclose that the target business does not meet all of our above criteria in our shareholder communications related to such initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Forward Purchase Agreement

We believe our ability to complete an initial business combination will be enhanced by having entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

In addition, pursuant to the forward purchase agreement, Sphera Fund will be permitted to designate a Board Observer from the closing of this offering until the consummation of our initial business combination. The Board Observer will have certain information and access rights and will be subject to customary limitations, including with respect to confidentiality obligations and restrictions.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a comprehensive due diligence review. That due diligence review may include, among other things, financial statement analysis, IPO readiness assessment, ESG business practices integration analysis and whether any prospective targets is an SDG-aligned business, document reviews, meetings with the target’s management and other employees, inspection of facilities, consultations with relevant industry experts, competitors, customers and suppliers, as well as a review of additional information (operational, financial, legal and otherwise) that we will seek to obtain as part of our analysis of a target company.

We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsors or a member of our management team, such as, for example, a portfolio company of Pitango Venture Capital or an equity investee of a sponsor. In the event we seek to complete our initial business combination with a business that is affiliated with our sponsors or a member of our management team, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Certain members of our management team, including our officers and directors, will directly or indirectly own our securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors was included by a target business as a condition to any agreement with respect to such business combination.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. Our management team, our sponsors and their affiliates are regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

There may be situations in which members of our management team have obligations or interests that actually or potentially conflict with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or otherwise disadvantaged in some situations by the obligations or interests of our management team.

For example, certain members of our management team presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. As a result, if any member of our management team becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing it. For more information on the entities to which our officers and directors currently have fiduciary or contractual obligations, please refer to “Management–Conflicts of Interest.”

In addition, certain of our sponsors or their affiliates undertake a wide range of asset management, venture capital, equity investment and other activities for a wide variety of clients, including institutions, companies and individuals, and for their own accounts. All activities by those sponsors or their affiliates are subject to their internal policies and procedures and compliance with applicable law, including FINRA regulations. Accordingly, there may be situations in which any of those sponsors or their affiliates have an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to them. Our sponsors, their affiliates or their clients may compete with us for investment opportunities meeting our investment objectives. If our sponsors or their affiliates decide to pursue any such opportunity or have existing investments in the issuer of such opportunity or if they are engaged to act for any of their clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within a sponsor or an affiliate thereof, including by persons who may make decisions for our company, may be suitable for both us and for an affiliate of any sponsor, one of their clients or a current or future internal investment vehicle, and may be directed to such affiliate, client or other investment vehicle rather than to us. Neither our sponsors, their affiliates nor, subject to their fiduciary duties under Cayman Islands law, any members of our management team who are also employed by our sponsors or their affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered to our management solely in their capacity as an officer or director of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We may acquire a target from or, in which, one or more our sponsors or their affiliates have an existing investment (or makes an investment at the same time or subsequently) at a different or overlapping level of the target’s capital structure, creating a potential conflict between our position and the applicable sponsor’s or affiliate’s position especially in the event of a bankruptcy. Similarly, we may decide to avoid investments due to the involvement of certain sponsors or their affiliates. Our sponsors and their affiliates may also have or make investments in, establish or serve on the boards of, businesses that compete with, provide services to, transact with, or otherwise have significant business relationships with the businesses we invest or seek to invest in. We may also forego an attractive investment opportunity as a result of an existing investment in the target or a competitor of the target by a sponsor or one of its affiliates, or to otherwise mitigate any conflict of interest or the perception of any conflict of interest.

The anchor investor or its affiliates have made anchor investments in other blank check companies in the past and members of our management team, our sponsors and their affiliates may sponsor blank check companies in the future, including ones similar to ours, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies or become directors or officers of other blank check companies that are not affiliated with our sponsors, the anchor investor and their affiliates. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. However, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination. In addition, our sponsors and members of our management team are not required to commit any specified amount of time or resources to our affairs, including our management team who will be spending material business time on their other duties, and, accordingly, will have conflicts of interest in allocating management time and resources among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other hand. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Initial Business Combination

So long as our securities are then listed on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination. Our Board of Directors intends to make the determination as to fair market value of any such target business or businesses. While we consider it unlikely that our Board of Directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if (i) the Board of Directors is less familiar or experienced with the target business, (ii) there is a significant amount of uncertainty as to the value of the target’s assets or prospects, including if such target is at an early stage of development, operations or growth, or (iii) the anticipated transaction involves a complex financial analysis or other specialized skills and the Board of Directors determines that outside expertise would be helpful or necessary in conducting such analysis. If our Board of Directors is unable to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. Unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We may, at our option, subject to applicable law, pursue an acquisition opportunity jointly with one or more entities affiliated with a sponsor, which we refer to as a “Joint Acquisition.” Any such Joint Acquisition may be structured such that those parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities (in addition to the forward purchase units). We refer to this potential future issuance, or a similar issuance to other specified purchasers, as a “specified future issuance” throughout this prospectus. The amount and other terms and conditions of any such specified future issuance would be determined at the time thereof. We are not obligated to make any specified future issuance and may determine not to do so. This is not an offer for any specified future issuance. Pursuant to the anti-dilution provisions of our Class B ordinary shares, any such specified future issuance would result in an adjustment to the conversion ratio such that our initial shareholders and their respective permitted transferees, if any, would retain their aggregate percentage ownership at 20% of the sum of the total number of all ordinary shares outstanding upon completion of this offering plus all shares issued in the specified future issuance, unless the holders of a majority of the then-outstanding Class B ordinary shares agreed to waive such adjustment with respect to the specified future issuance at the time thereof. We cannot determine at this time whether a majority of the holders of our Class B ordinary shares at the time of any such specified future issuance would agree to waive such adjustment to the conversion ratio. If such adjustment is not waived, the specified future issuance would not reduce the percentage ownership of holders of our Class B ordinary shares, but would reduce the percentage ownership of holders of our Class A ordinary shares. If such adjustment is waived, the specified future issuance would reduce the percentage ownership of holders of both classes of our ordinary shares.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business or businesses in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such initial business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire 100% of the equity interests of the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

To approve our initial business combination, our amended and restated memorandum and articles of association will require the affirmative vote of a majority of our Board of Directors and the approval of an ordinary resolution of our shareholders under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers.

Although there are various costs and obligations associated with being a public company, we believe target businesses will find that a business combination with us is a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by enhancing a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds and relationship with our sponsors will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the last business day of the preceding second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

After completion of this offering and until the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the NYSE will consider us to be a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

Financial Position

With funds available for a business combination initially in the amount of $193,650,000, after payment of the estimated expenses of this offering and $7,000,000 of deferred underwriting commissions (or $222,600,000 after payment of the estimated expenses of this offering and $8,050,000 of deferred underwriting commissions if the underwriter’s over-allotment option is exercised in full) and up to an additional $45,000,000 from the sale of the forward purchase units, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement warrants, the sale of the forward purchase units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a specified future issuance), and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement units, and in such circumstance we will be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination. Other than the forward purchase agreement, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. We are also not prohibited from completing, and we may in the future complete, private offerings of debt or equity securities or other financing transactions that involve affiliates of our sponsors, our anchor investor or members of our management team. While there will be no finder’s fees, reimbursements or cash payments made by us to our sponsors, members of our management team or their respective affiliates for services rendered to us prior to or in connection with the completion of our initial business combination, other than as disclosed elsewhere in this prospectus, we may make payments to any affiliate of our sponsors or members of our management team, of fees for any financial advisory or other similar investment banking services provided to us, including finders, consulting or other similar fees, in connection with any financing transaction. For more information, see the section of this prospectus entitled “Management—Conflicts of Interest”.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

Sources of Target Businesses

We plan to utilize the network and industry experience of our management team and our sponsors in seeking an initial business combination and employing our acquisition strategy. Over the course of their careers, the members of our management team, our sponsors and their respective affiliates have developed a broad network of contacts and corporate relationships that we believe will serve as a robust source of acquisition opportunities and a competitive strength.

In addition, we anticipate that target business candidates will be brought to our attention by various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since some of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management team determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management team determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. There will be no finder’s fees, reimbursements or cash payments made by us to our sponsors, members of our management team or their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the net proceeds of this offering and certain proceeds from the sale of the private placement warrants that will be held in the trust account, prior to the completion of our initial business combination:

∎	the repayment at the consummation of this offering of a promissory note from Sphera in an aggregate principal amount of up to $150,000 to cover offering-related and organizational expenses;

∎	payments of $10,000 per month to Sphera for office space, secretarial and administrative services;

∎	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination;

∎

payment to any affiliate of our sponsors or members of our management team of fees for any financial advisory or other similar investment banking services provided to us, including finders, consulting or other similar fees, in connection with the performance of such services; and

∎

repayment of loans which have been, and in the future may be, made by our sponsors or their respective affiliates to finance transaction costs in connection with an initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders. Those warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such additional loans, if any, have not been determined and no written agreements exist with respect to such loans.

In addition, some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsors or a member of our management team, such as, for example, a portfolio company of Pitango Venture Capital or an equity investee of a sponsor. In the event we seek to complete our initial business combination with a company that is affiliated with one of our sponsors or a member of our management team, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, including entities that are affiliates of one of our sponsors, and due to such fiduciary or contractual obligations such officer or director may be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. See “Management—Conflicts of Interest.”

In addition, we may, at our option but subject to internal procedures relating to conflicts of interest, pursue a Joint Acquisition. Any such parties would co-invest with us in the target business only if (i) permitted by applicable regulatory and other legal limitations; (ii) we considered a transaction to be mutually beneficial to us as well as the affiliated entity; and (iii) other business reasons exist to do so, such as the strategic merits of including such co-investors, the need for additional capital beyond the amount held in our trust account to fund the initial business combination and/or the desire to obtain committed capital for closing the initial business combination. A Joint Acquisition may be effected through a co-investment with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the initial business combination by issuing to such parties a class of equity or equity-linked securities.

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, inspection of facilities, document reviews, interviews of customers and suppliers and a review of financial and other information (operational, financial, legal and otherwise) about the target and its industry. We will also utilize our management team’s operational and capital planning experience. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the initial business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

The company will not pay any consulting fees to members of our management team, or their respective affiliates, for services rendered to or in connection with our initial business combination.

See “—Our Acquisition Criteria”, “—Our Acquisition Process” and “—Initial Business Combination” for additional information regarding the contemplated evaluation of a target business and structuring of our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

∎

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

∎	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination as any future roles cannot be stated with certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the post-combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct repurchases without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under the NYSE listing rules, shareholder approval would typically be required for our initial business combination if, for example:

∎	we issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then-outstanding (other than in a public offering);

∎

any of our directors, officers or substantial security holder (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder); or

∎	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange listing requirement will be made by us, solely in our discretion, and will be based on business reasons, which include a variety of factors, including, but not limited to:

∎

the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

∎	the expected cost of holding a shareholder vote;

∎	the risk that the shareholders would fail to approve the proposed business combination;

∎	other time and budget constraints of the company; and

∎	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions with Respect to Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our sponsors, members of our management team or their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsors, members of our management team or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. There is no limit on the number of shares our sponsors, members of our management team or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsors, members of our management team or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transaction could be to (i) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsors, our management team and/or their respective affiliates anticipate that they may identify the shareholders with whom our sponsors, members of our management team or their respective affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsors, members of our management team or their respective affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the funds in the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsors, our management team or their respective affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsors, members of our management team and their respective affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if an initial business combination does not close. Our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and (other than in the case of the anchor investor) public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Limitations on Redemptions

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. In addition, if accepting all properly submitted redemption requests in connection with an amendment we seek to make to our amended and restated memorandum and articles of association would cause our net tangible assets to be less than $5,000,001, we would not proceed with the amendment or the related redemption of our public shares at such time.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the proposed business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our then-outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct repurchases pursuant to the tender offer rules of the SEC. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with the NYSE rules.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association: conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Our sponsors and members of our management team who hold founder shares or public shares will count towards this quorum and, pursuant to the terms of the letter agreement entered into with us, our sponsors and members of our management team have agreed to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsors and members of our management team will own at least 17.4% of our outstanding ordinary shares entitled to vote thereon.

As a result, in addition to shares held by our sponsors and members of our management team, we would need 8,152,001, or 40.8% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,902,001, or 9.5% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised) of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. In the event that the anchor investor, which has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price set forth herein, votes its founder shares in favor of our initial business combination and/or purchases units or public shares (either in this offering or after) and votes such public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. It is also possible that votes from other public shareholders would not be required to approve our initial business combination, depending on the amount of units or public shares actually purchased by the anchor investor (in this offering or after), the number of shares that are present at the meeting to approve our business combination and whether the anchor investor votes all of its founder shares and public shares in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed initial business combination or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting. In addition, our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and (other than in the case of the anchor investor) public shares held by them in connection with (i) the completion of an initial business combination, and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

If we conduct repurchases pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

∎	conduct the repurchases pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

∎

file tender offer documents with the SEC prior to completing our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct repurchases pursuant to the tender offer rules, we and our sponsors will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct repurchases pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more public shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as “Excess Shares”, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such shareholders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us, our sponsors or our management team to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such shareholder’s shares are not purchased by us, our sponsors or our management team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a proposed business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such shareholders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the shareholder’s option, in each case up to two business days prior to the initially scheduled vote to approve the proposed business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials or proxy solicitation, as applicable, until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to either tender or deliver its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which shareholders may exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require shareholders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem its public shares is irrevocable once the initial business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only 24 months from the closing of this offering to consummate an initial business combination. If we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (minus up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our initial shareholders and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

Our sponsors and each member of our management team have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated

memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our initial shareholders, our sponsors, any member of our management team or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $650,000 held outside the trust account, and up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that such parties will execute such agreements or, even if such parties execute such agreements, that such parties would be prevented from bringing claims against the trust account for, among other things, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management team will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, the underwriter of this offering and our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. Further, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsors have agreed that they will be severally and not jointly liable to us if and to the extent any claims by (A) a third-party for services rendered or products sold to us (other than our independent registered public accounting firm), or (B) a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party or a prospective target business, our sponsors will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsors to reserve for such indemnification obligations, nor have we independently verified whether our sponsors have sufficient funds to satisfy its indemnity obligations and we believe that our sponsors’ only assets are securities of our company. Therefore, we cannot assure you that our sponsors would be able to satisfy those obligations. None of our officers, directors or other affiliates will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Recourse against us and our sponsors will be limited as noted herein; there will not be any recourse against any of our affiliates other than the sponsors as noted herein.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our tax obligations, and any of our sponsors assert that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against any such sponsor to enforce their respective indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. However, there is no guarantee that such parties will execute such agreements or, even if such parties execute such agreements, that such parties would be prevented from bringing claims against the trust account for, among other things, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. Our sponsors will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $650,000 following this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however, such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,350,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or during any Extension Period, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period:

	Redemptions in connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemption if We Fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote.

In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 following such redemptions, and any limitations

If we seek shareholder approval of our initial business combination, our sponsors, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination.

Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we have not completed our initial business combination within 24 months from the closing of this offering or during any Extension Period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including interest (which interest shall be net of taxes payable, and minus up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemption if We Fail to Complete an Initial Business Combination
(including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$200,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	$170,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$200,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the

	Terms of Our Offering	Terms Under a Rule 419 Offering
	invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	The NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting commissions held in trust and taxes payable on the income earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our securities are not then listed on the for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would

	Terms of Our Offering	Terms Under a Rule 419 Offering

the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cowen informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering.

If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

The units will automatically separate into their component parts and will not be traded as units after completion of our initial business combination.

be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s

Terms of Our Offering	Terms Under a Rule 419 Offering

trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

We may not be required by applicable law or stock exchange listing requirement to hold a shareholder vote. If we are not required by applicable law or stock exchange listing requirement and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the repurchases pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC. Such tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Additionally, each public shareholder may elect to redeem their public shares registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

Business combination deadline	If we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (minus up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds

Except for the withdrawal of interest income (if any) to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of:

(i) the completion of our initial business combination,

(ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, subject to applicable law, and

(iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market.

Tendering share certificates in connection with a tender offer or redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will	Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

Terms of Our Offering	Terms Under a Rule 419 Offering
indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess financial, technical, human and other resources greater than ours. In addition, certain of our sponsors may operate investment vehicles that could compete with us for acquisition targets. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business.

Furthermore, our obligation to pay cash to our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 10 E 53rd Street, Suite 1301, 13th Floor, New York, NY 10022. The cost for our use of this space is included in the $10,000 per month fee we will pay to an affiliate of Sphera for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have four officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the last business day of the preceding second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Chemi Peres	62	Chairman of the Board of Directors and Director
Asher Levy	62	Chief Executive Officer
Amichai Steimberg	59	President and Chief Operating Officer
Tim Surzyn	42	Chief Financial Officer
Abraham Gross	69	Chief Technology Officer
LizabethAnn R. Eisen	48	Director
Rami Kalish	64	Director
Craig S. Ivey	58	Director Nominee*
Alexis Maged	55	Director Nominee*
Charles Federman	64	Director Nominee*
Lisbeth R. McNabb	60	Director Nominee*

*	This individual will occupy the position of director on the effective date of the registration statement of which this prospectus is a part.

Nechemia (Chemi) J. Peres serves as our Chairman of the Board of Directors and a Director. Mr. Peres is a co-founder and Managing Partner of Pitango Venture Capital. He began his career in the venture capital world in 1992 as co-founder and CEO of MOFET Israel technology Fund (traded on the TASE), and later co-founded and chaired the Israel Venture Association (IVA, a.k.a IATI). Prior to his work in venture capital, Mr. Peres held managerial and advisory positions in the software industry at Decision Systems Israel (DSI) and at the engineering department of Israel Aerospace Industries (IAI), respectively. Mr. Peres has accumulated years of experience as a board member in many companies, several of which were, or later became, publicly traded on NASDAQ and the NYSE. Among them are Aladdin Knowledge Systems, AudioCodes, Orckit Communications, VocalTec and Magic Software Enterprises. He served on the board of Koor Industries (between 2000-2007) that was traded on the NYSE. Currently Mr. Peres serves on the board of directors of Teva Pharmaceuticals (NYSE: TEVA). In 2020, he joined the Ethics & Sustainability Advisory Committee at GEOX. He currently serves on the boards of numerous Pitango Venture Capital portfolio companies such as Via Transportation, Taboola, Venn.city, Duda, Totango, Radwin and Anywhere Hosting Solutions Ltd. Mr. Peres is also a member of the investment committee of TDJ-Pitango, a Polish-Israeli Venture Capital fund investing in seed-stage startups. Mr. Peres is Chairman of the Peres Center for Peace and Innovation, a not-for-profit organization founded in 1996, and serves on the boards of other not-for-profit organizations. Mr. Peres earned his B.Sc. degree in Industrial Engineering and Management, and EMBA from Tel Aviv University. Mr. Peres served as a pilot at the Israeli Air Force (IAF) for 10 years.

Asher Levy serves as our Chief Executive Officer. Mr. Levy is a co-founder and limited partner of Amplify–Israel. Mr. Levy served as CEO of Orbotech Ltd. (NASDAQ: ORBK) from 2013 to 2019, where he expanded the business from less than $400 million in annual revenues to over $1 billion. He oversaw KLA’s acquisition of Orbotech for approximately $3.4 billion. Mr. Levy currently serves as the Active Chairman of Landa Digital Printing, a digital printing private company headquartered in Israel, the Executive Chairman of NSO, a Novalpina Capital portfolio company offering cutting edge security technologies, and the Chairman of GenCell (traded on TASE). Mr. Levy has a bachelor’s degree in Industrial Engineering and Management from Ben-Gurion University and an MBA from Tel Aviv University; Mr. Levy is also a graduate of the Advanced Management Program at Harvard Business School.

Amichai Steimberg serves as our President and Chief Operating Officer. Mr. Steimberg is a co-founder and limited partner of Amplify–Israel. He retired in March 2020 as the CEO of Orbotech Ltd. In his 28 years at Orbotech, he worked throughout the organization leading finance, accounting and investor relations/reporting as CFO for nine years (2000-2009), and strategy, operations and business development as COO and President for 10 years (2009-2019). Mr. Steimberg currently serves as the Chairman of Airovation Technologies, a private air purification company, as the Chairman of Innoviz Technologies Ltd. and as a board member of OffSec, a private US-based cyber-security company. From September 2020 to January 2021, Mr. Steimberg served as the Chairman of Highcon Ltd., an Israeli company that he led through a successful IPO on TASE in November 2020. Mr. Steimberg has a bachelor’s degree in Agricultural Economics and Business Administration from the Hebrew University. He is also a graduate of the Advanced Management Program at Harvard Business School.

Tim Surzyn serves as our Chief Financial Officer. Mr. Surzyn is also the Chief Operating Officer and Chief Compliance Officer of Sphera Healthcare US Inc., which he joined in August 2020. Prior to joining Sphera Healthcare US Inc., Mr. Surzyn was the Chief Financial Officer and Chief Operating Officer of Nexthera Capital where he ran the day-to-day non-investment operations of this alternative investment fund. Preceding Nexthera, Mr. Surzyn was an Executive Director at UBS Investment Bank and prior to that, the Deputy CFO of Autonomy Capital. Mr. Surzyn holds a BSc degree from King’s College London and an MSc in Management and Finance from the University of Bath. Mr. Surzyn is an Associate Chartered Management Accountant and Chartered Global Management Accountant (UK).

Abraham Gross serves as our Chief Technology Officer. Dr. Gross is a co-founder and limited partner of Amplify–Israel. Dr. Gross served as Chief Technology Officer of Orbotech Ltd. from 2000 to 2020. Joining Orbotech in 1985, Dr. Gross filled a variety of technology and managerial leadership roles, including head of the Physics department of Optrotech before the merger with Orbot (1992) and the chief scientist of Orbotech. He led the market introduction of numerous new technologies as well as the acquisition of key technologies and companies. During his tenure at Orbotech, Dr. Gross took two separate leave of absence periods, to serve as the Chief Engineer of Microvision, a USA startup and as the deputy Chief Scientist in the office of the Ministry of Economy, Israel. Dr. Gross holds 34 patents and has published numerous scientific works; he holds a PhD in Physics and Atmospheric Sciences from Drexel University, Philadelphia, USA, and a B.Sc. and M.Sc. in Physics from the Technion, Haifa, Israel.

LizabethAnn R. Eisen serves as a Director. Ms. Eisen is the sole limited partner of ISAP–Caymans. She is an Adjunct Faculty member at Cornell Tech and University of Oregon Law School and teaches courses including Startup Business Law, Corporate Finance and In-house Lawyering. She was a visiting faculty member at Tel Aviv University Law School during the Fall 2020 semester. She serves as an advisor to several technology startups. She is also on the board of directors of The Computer-Assisted Legal Education (CALI), an education technology not-for-profit company advancing the use of technology in legal education, and the board of directors of Vitality Enterprises LLC, a technology company doing business as Vitality Society, an online and virtual community for people 60 and better to be at their best. She also currently serves on the board and is vice president of the Fresh Air Fund, a not-for-profit company that provides free summer vacations in the country to New York City children from low-income communities. Ms. Eisen retired as a Corporate Partner from Cravath, Swaine & Moore LLP’s Corporate Department in December 2018. Her 20-plus-year legal practice focused on domestic and international corporate finance transactions, acquisition financing, corporate governance and reporting matters and liability management transactions. Ms. Eisen has been repeatedly recognized as one of the leading practitioners in securities law by The Legal 500 US, IFLR1000 and The Best Lawyers in America. She has a Bachelor’s degree magna cum laude from Cornell University and a J.D. from the University of Pennsylvania.

Rami Kalish serves as a Director. Mr. Kalish is a co-founder and Managing Partner of Pitango Venture Capital, and he specializes in cyber technology and B2B software companies. Mr. Kalish has been mentoring young entrepreneurs for decades and helping companies on their growth journeys to IPOs. Mr. Kalish has accumulated years of experience as a board member in many companies. Currently, Mr. Kalish serves on the board of directors of Avantis Team, Browsi, Carbofix, CyberMDX, D-ID, Indoor Robotics, Perception Point, Neura and Tabit. Previously, Mr. Kalish served on the board of directors of several Pitango Venture Capital portfolio companies that went public on NASDAQ, including ForeScout, VocalTec, Retalix, Optibase and RADWARE, Optonol (acquired by Alcon), Red Bend Software (acquired by Harman), and SkyCure (acquired by Symantec). Mr. Kalish is also chairman of the investment committee of TDJ-Pitango, a Polish-Israeli Venture Capital fund investing in early-stage startups. Prior to founding Pitango Venture Capital (originally as Polaris in 1993 and then, Pitango in 2001), Mr. Kalish held sales and marketing positions at IBM and senior executive roles at Orbotech. Mr. Kalish is a member of the Runway Visiting Committee at The Joan & Irwin Jacobs Technion-Cornell Institute.

Craig S. Ivey is a director nominee. Mr. Ivey has over 34 years’ experience in the utilities industry leading transformational change, performance management & coaching, enterprise risk management and stakeholder engagement that increased shareholder value. Most recently, Mr. Ivey was the President of Consolidated Edison Co. of New York Inc., a subsidiary of Consolidated Edison Inc. with $10 billion in revenue. He currently serves on the board of Ameren Corporation, the Hospital for Special Surgery and the Fresh Air Fund and was previously on the Board of the Association for Edison Illuminating Companies (AEIC) and the Electric Power Research Institute. He is considered very experienced in risk management, cyber security, executive development and stakeholder safety improvement. Mr. Ivey’s tenure as President of Consolidated Edison Co. of New York Inc. from 2009 to 2018, was defined by shareholder returns above the median of the peers, improvement in risk management processes and outcomes and positioning the organization for industry transformation. Prior to joining Consolidated Edison, Mr. Ivey spent 25 years in roles of increasing responsibility at Dominion Resources (now Dominion Energy, NYSE:D), serving most recently as the Senior Vice President of Transmission and Distribution from 2006 to 2009. In this role, he led the organization through significant operational challenges while delivering returns above benchmarks. Prior to serving in this position, he was the Vice President of Electric Operations from 2001 to 2006 and Vice President, Distribution Operations from 2000 to 2001. Mr. Ivey began his career at Dominion in 1984 and held roles in engineering, project management, planning, electric operations and customer account management and served as the General Manager Distribution Operations for the Northern Virginia region from 1998 to 2000. Mr. Ivey earned his B.S. in Electrical Engineering from North Carolina State University and has completed executive education programs at the University of Michigan and Harvard University. Mr. Ivey was selected to serve on our Board of Directors due to his extensive management and business background, particularly in the utilities and energy industries.

Alexis Maged is a director nominee. Mr. Maged is a Managing Director of Owl Rock Capital Partners LP (“Owl Rock”) and also serves as the Head of Credit for advisers affiliated with Owl Rock and as Vice President of each of the Owl Rock business development companies and is a member of the investment committee of each of the Owl Rock business development companies. Mr. Maged also currently serves on the board of the Fresh Air Fund. Prior to joining Owl Rock in 2016, Mr. Maged was Chief Financial Officer of Barkbox, Inc., a New York-based provider of pet-themed products and technology, from 2014 to 2015. Prior to that, Mr. Maged was a Managing Director with Goldman Sachs & Co. from 2007 until 2014. At Goldman Sachs & Co., Mr. Maged held several leadership positions, including Chief Operating Officer of the investment bank’s Global Credit Finance businesses, Co-Chair of the Credit Markets Capital Committee and a member of the Firmwide Capital Committee. Prior to assuming the role of Chief Operating Officer of the Global Credit Finance businesses in 2011, Mr. Maged served as Chief Underwriting Officer for the Americas and oversaw the U.S. Bank Debt

Portfolio Group and US Loan Negotiation Group. From mid-2007 to the end of 2008, Mr. Maged was Head of Bridge Finance Capital Markets in the Americas Financing Group’s Leveraged Finance Group, where he coordinated the firm’s High Yield Bridge Lending and Syndication business. Prior to joining Goldman, Sachs & Co, Mr. Maged was Head of the Bridge Finance Group at Credit Suisse and also worked in the Loan Capital Markets Group at Donaldson, Lufkin and Jenrette. Upon DLJ’s merger with Credit Suisse in 2000, Mr. Maged joined Credit Suisse’s Syndicated Loan Group and, in 2003, founded its Bridge Finance Group. Earlier in his career, Mr. Maged was a member of the West Coast Sponsor Coverage Group at Citigroup and the Derivatives Group at Republic National Bank, as well as a founding member of the Loan Syndication Group at Swiss Bank Corporation. Mr. Maged received a B.A. from Vassar College and an M.B.A. from New York University Stern School of Business. Mr. Maged was selected to serve on our Board of Directors due to his extensive management and business background, particularly in the investment banking and financial advisory sectors.

Charles Federman is a director nominee. Mr. Federman co-founded Silvertech Ventures with Mr. Kerret in 2015 and currently serves as a Managing Member of Silvertech Ventures. Mr. Federman has been a venture capital investor individually and through the funds he has managed for over twenty years. He previously served as a Partner of BRM Group as its first U.S. based Managing Director in 1998 and subsequently co-founded BRM Capital in 1999, where he served as a Managing Director of the venture fund until 2008. Before joining BRM Group, Mr. Federman spent fifteen years with Broadview International beginning in 1983 and culminating as Chairman of the firm. Mr. Federman also currently serves as Chief Executive Officer of SILVERspac Inc., a special purpose acquisition company, and has served in that position since January 2021. Mr. Federman holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

Lisbeth R. McNabb is a director nominee. Ms. McNabb has served as a director of Nexstar Media Group, Inc. since May 2006 and serves on its audit committee and was chair of its audit committee through 2020. Ms. McNabb most recently was the Chief Financial Officer and Chief Operating Officer of Linux Foundation from 2018 to 2020, the organization of choice for the world’s top developers and companies to build and advance open source technology. Ms. McNabb was interim Chief Financial Officer for Illuminate Education in 2017 and founder of DigiWorksCorp, a Digital and Data Analytics company, for Retail and enterprise companies, where she served as President from 2012 to 2015. Ms. McNabb was also Chairman and founder of w2wlink, a professional women’s online membership community, from 2007 to 2015. Ms. McNabb is the former Chief Financial Officer of Match, a global online dating company, where she was employed from 2005 through 2006. Prior to joining Match, Ms. McNabb served as Senior Vice President of Finance and Planning for Sodexo, an on-site food service and facilities management company, from 2000 to 2005. Prior to that, she held innovation, finance, and strategy leadership roles with PepsiCo Frito-Lay, American Airlines, AT&T, and JP Morgan Chase. Ms. McNabb serves on the board of Neogames (Nasdaq: NGMS) in an observer capacity and has been nominated to be elected as a full voting member of the board of directors at the May, 26, 2021 annual general meeting of shareholders. Previously Ms. McNabb served as a director and chair of the audit committee of Tandy Brands and served on the advisory board of American Airlines, Southern Methodist Cox School of Business, University of Nebraska College of Business, International Women’s Forum, Bay Area, Dallas Chapter of Financial Executives International, Sammons Art Center, 4Word and The Family Place. After Ms. McNabb’s tenure as a director of Tandy Brands in March 2014, Tandy Brands filed for bankruptcy protection in United States Bankruptcy Court for the Northern District of Texas.

Number and Terms of Office of Officers and Directors

Our Directors

Our Board of Directors is divided into three classes, with only one class of directors being appointed in each year, and with each class generally serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” Board of Directors, only a minority of the Board of Directors will be considered for appointment.

The term of office of the first class of directors, consisting of Rami Kalish, Alexis Maged and Lisbeth McNabb, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Charles Federman and Craig S. Ivey will expire at our second annual general meeting. The term of office of the third class of directors, consisting of LizabethAnn R. Eisen and Chemi Peres, will expire at our third annual general meeting.

Prior to the completion of an initial business combination, any vacancy on the Board of Directors may be filled by a nominee chosen by holders of a majority of our founder shares or by the affirmative vote of a majority of the directors present and voting at a meeting of our board. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board of Directors for any reason. Holders of our public shares will not have the right to vote on the appointment or removal of directors prior to the completion of an initial business combination.

Pursuant to an agreement entered into prior to the commencement of this offering, Pitango and Amplify, upon and following consummation of an initial business combination, will be entitled to nominate two individuals and one individual, respectively, for appointment to our Board of Directors, as long as such sponsor holds any securities covered by the registration and shareholder rights agreement.

Our Officers

Our officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the Board of Directors.

Director Independence

The NYSE corporate governance standards require that a majority of our Board of Directors be independent within one year of our listing date or, upon ceasing to qualify as a “controlled company” under the rules of the NYSE, within one year of the date our status changes. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of Craig S. Ivey, Charles Federman, Alexis Maged and Lisbeth R. McNabb are “independent directors” as defined in the NYSE corporate governance standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Controlled Company Status

After completion of this offering and until the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the NYSE will consider us to be a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance standards.

Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. However, Mr. Peres, our Chairman of the Board of Directors and a Director, Mr. Kalish, a Director, and Mr. Surzyn, our Chief Financial Officer, are also currently co-founder and Managing Partner of Pitango Venture Capital, a co-founder and Managing Partner of Pitango Venture Capital and the Chief Operating Offer and Chief Compliance Officer of Sphera Healthcare US Inc., respectively, and receive compensation from them. Each of our four independent director nominees or, in the case of Mr. Maged, an irrevocable trust established by Mr. Maged for the benefit of his family members, received a total of 25,000 founder shares from the Company (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full). Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will reimburse Sphera for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. In addition, our sponsors, members of our management team and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsors, any member of our management team or their respective affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be described, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-transaction business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the Board of Directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our Board of Directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business, but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Board of Directors will have three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee. Subject to phase-in rules, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will comply with the rules of the NYSE, will be approved by our Board of Directors and will have the composition and responsibilities described below.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the Board of Directors. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Charles Federman, Alexis Maged and Lisbeth R. McNabb will serve as members of our audit committee, and Charles Federman will serve as the chairman of the audit committee. Our Board of Directors has determined that each of Charles Federman, Alexis Maged and Lisbeth R. McNabb are independent under the NYSE corporate governance standards and applicable SEC rules. Each member of the audit committee is financially literate and our Board of Directors has determined that Charles Federman qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will be available on our website following the closing of this offering and details the principal functions of the audit committee, including:

∎	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

∎	monitoring the independence of the independent registered public accounting firm;

∎	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

∎	inquiring and discussing with management our compliance with applicable laws and regulations;

∎	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

∎	appointing or replacing the independent registered public accounting firm;

∎

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

∎

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

∎	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing, and effectiveness of our internal audit function;

∎

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

∎

reviewing and approving all payments made to our sponsors, officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the Board of Directors. Charles Federman, Craig S. Ivey and Lisbeth R. McNabb will serve as members of our nominating and corporate governance committee, and Craig S. Ivey will serve as the chairman of the nominating and corporate governance committee. Under the NYSE corporate governance standards, all members of the nominating and corporate governance committee must be independent. Our Board of Directors has determined that Charles Federman, Craig S. Ivey and Lisbeth R. McNabb are independent under the NYSE corporate governance standards and applicable SEC rules.

We will adopt a nominating and corporate governance committee charter, which will be available on our website following the closing of this offering and details the principal functions of the nominating and corporate governance committee, including:

∎

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board of Directors candidates for nomination for election at the annual general meeting of shareholders or to fill vacancies on the Board of Directors;

∎	developing and recommending to the Board of Directors and overseeing implementation of our corporate governance guidelines;

∎	coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the Company; and

∎	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

Our nominating and corporate governance committee will recommend to the Board of Directors candidates for nomination for election at the annual general meeting of the shareholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board of Directors considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. Our Board of Directors may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members.

Our Board of Directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting of shareholders (or, if applicable, an extraordinary general meeting of shareholders). Our shareholders that wish to nominate a Director for election to our Board of Directors should follow the procedures set forth in our amended and restated memorandum and articles of association. However, prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our Board of Directors.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our Board of Directors. The members of our compensation committee will be Craig S. Ivey, Alexis Maged and Lisbeth R. McNabb, and Alexis Maged will serve as chairman of the compensation committee.

Under the NYSE corporate governance standards, we are required to have a compensation committee composed entirely of independent directors, subject to certain phase-in provisions. Our Board of Directors has determined that Craig S. Ivey, Alexis Maged and Lisbeth R. McNabb are independent under the NYSE corporate governance standards.

We will adopt a compensation committee charter, which will be available on our website following the closing of this offering and will detail the principal functions of the compensation committee, including:

∎

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

∎

reviewing and making recommendation to our Board of Directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

∎	reviewing and approving the compensation of all of our other Section 16 officers;

∎	reviewing our executive compensation policies and plans;

∎	implementing and administering our incentive compensation equity-based remuneration plans;

∎	assisting management in complying with our proxy statement and annual report disclosure requirements;

∎	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

∎	producing a report on executive compensation to be included in our annual proxy statement; and

∎	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, other than (i) the repayment at the consummation of this offering of a promissory note from Sphera in an aggregate amount of up to $150,000 to cover offering-related and organizational expenses, (ii) the payment to Sphera of $10,000 per month, for up to 24 months, for office space, utilities, administrative services and remote support services and reimbursement of expenses, (iii) the reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination, (iv) the payment to any affiliate of our sponsors or management team, of fees for any financial advisory or other similar investment banking services provided to us (including finders, consulting or other similar fees) in connection with the performance of such services, and (v) the repayment of loans which may be made by us to certain of our sponsors or their respective affiliates to finance transaction costs in connection with an intended initial business combination (up to $1,500,000 of which may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders), no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board of Directors.

Code of Business Conduct and Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees.

You will be able to review our Code of Business Conduct and Ethics by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of our Code of Business Conduct and Ethics and the charters of the committees of our Board of Directors will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

∎	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

∎	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

∎	directors should not improperly fetter the exercise of future discretion;

∎	duty to exercise powers fairly as between different sections of shareholders;

∎	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

∎	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be ratified and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he or she is interested; provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the Board of Directors.

Certain of our officers, directors and director nominees presently have, and any of them in the future may have, additional fiduciary and contractual duties to other entities. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other hand. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Certain members of our management team may also manage several investment vehicles or funds. Although we do not believe any conflict currently exists between us and those other vehicles or funds, such vehicles or funds managed by members of our management team or their respective affiliates may compete with us for business combination or investment opportunities. If these vehicles or funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within each of our sponsors or their respective affiliates may be suitable for both us and for current or future vehicles or funds run by a sponsor or its affiliates, and may be directed to such investment vehicles or funds rather than to us. Our sponsors and their affiliates have no obligation to present us with any opportunity for a potential business combination of which they become aware and may be required to present potential business combinations to their respective affiliates or third parties.

In addition, certain of our sponsors or their affiliates undertake a wide range of asset management, venture capital, equity investment and other activities for a wide variety of clients, including institutions, companies and individuals, and for their own accounts. All activities by those sponsors or their affiliates are subject to their internal policies and procedures and compliance with applicable law, including FINRA regulations. Accordingly, there may be situations in which any of those sponsors or their affiliates have an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to them. Our sponsors, their affiliates or their clients may compete with us for investment opportunities meeting our investment objectives. If our sponsors or their affiliates decide to pursue any such opportunity or have existing investments in the issuer of such opportunity or if they are engaged to act for any of their clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within a sponsor or an affiliate thereof, including by persons who may make decisions for our company, may be suitable for both us and for an affiliate of any sponsor, one of their clients or a current or future internal investment vehicle, and may be directed to such affiliate, client or other investment vehicle rather than to us. Neither our sponsors, their affiliates nor, subject to their fiduciary duties under Cayman Islands law, any members of our management team who are also employed by our sponsors or their affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered to our management solely in their capacity as an officer or director of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We may acquire a target from or, in which, one or more of our sponsors or their affiliates have an existing investment (or makes an investment at the same time or subsequently) at a different or overlapping level of the target’s capital structure, creating a potential conflict between our position and the applicable sponsor’s or affiliate’s position especially in the event of a bankruptcy. Similarly, we may decide to avoid investments due to the involvement of certain founders or their affiliates. Our sponsors may also have or make investments in, establish or serve on the boards of, businesses that compete with, provide services to, transact with, or otherwise have significant business relationships with the businesses we invest or seek to invest in. We may also forego an attractive investment opportunity as a result of an existing investment in the target or a competitor of the target by a sponsor, or to otherwise mitigate any conflict of interest or the perception of any conflict of interest.

In addition, the anchor investor or its affiliates have made anchor investments in other blank check companies in the past and members of our management team, our sponsors and their respective affiliates may sponsor blank check companies in the future, including ones similar to ours, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies or become directors or officers of other blank check companies that are not affiliated with our sponsors, the anchor investor and their respective affiliates. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams. However, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination. In addition, our sponsors and our management team are not required to commit any specified amount of time or resources to our affairs, including our management team who will be spending material business time on their other duties, and, accordingly, will have conflicts of interest in allocating management time and resources among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Notwithstanding the foregoing, we may, at our option but subject to internal procedures relating to conflicts of interest, pursue a Joint Acquisition opportunity. Any co-investor in a Joint Acquisition may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such co-investor. Any participation by any co-investors in a Joint Acquisition or co-investment may be under terms that are different and more favorable to such co-investor than those applicable to us. Expenses incurred in connection with any Joint Acquisition or co-investment (including any broken deal expenses) may get allocated between us and such co-investor, which allocation is inherently subjective and creates a conflict of interest between any such co-investor and us.

Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
Nechemia (Chemi) J. Peres	Pitango Venture Capital(1)	Venture capital firm	Co-Founder and Managing Partner

	GEOX S.p.A.	Italian shoe and clothing company	Ethics & Sustainability Committee Member

	Via Transportation, Inc.	Transportation start-up	Board Member

	Teva Pharmaceuticals Industries Ltd.	Pharmaceutical company	Board Member

	Taboola.com, Ltd.	Private advertising company	Board Member

	Venn 2014 Ltd.—Venn City	Software company	Board Member

	Duda, Inc.	Web design platform	Board Member

	Totango, Inc.	Software company	Board Member

	Radwin Ltd.	Telecom company	Board Member

	Anywhere Hosting Solutions Ltd.	Software and services	Board Member

	Covid-19 Relief Israeli Solidarity Fund	Covid-19 relief fund	Co-Founder

Asher Levy	Amplify Operating Partners Ltd.	Management consulting firm	Co-Founder and Director

	Landa Corporation Ltd. / Landa Digital Printing	Digital printing	Chairman of the Board

	NSO Group Technologies	Cyber-Intelligence company	Executive Chairman of the Board

	GenCell Ltd.	Fuel cell power company	Chairman of the Board

Amichai Steimberg	Amplify Operating Partners Ltd.	Management consulting firm	Co-Founder and Director

	Airovation Technologies	Air purification company	Chairman of the Board

	Innoviz Technologies, LTD	LiDAR sensors and perception software	Chairman of the Board

	OffSec Services Limited	US-based cyber-security company	Board Member

Tim Surzyn	Sphera Healthcare US Inc.	Asset management firm	Chief Operating Officer and Chief Compliance Officer

Abraham Gross	Amplify Operating Partners Ltd.	Management consulting firm	Co-Founder and Director

Rami Kalish	Pitango Venture Capital(1)	Venture capital firm	Co-Founder and Managing Partner

Individual	Entity	Entity’s Business	Affiliation

	TDJ-Pitango Ventures	Venture capital firm	Managing Partner and Board Member

	Avantis Team	Advertising software company focusing on the software/technology sector	Board Member

	Brow.si mobile Ltd	Advertising technology software company	Board Member

	CarboFix Orthopedics Ltd.	Orthopedics manufacturing company	Board Member

	Carbofix In Orthopedics LLC	Orthopedics manufacturing company	Board Member

	CyberMDX	Cyber security software company	Board Member

	De-Identification Ltd.	Software company	Board Member

	Indoor Robotics Ltd.	Indoor drone technology company	Board Member

	Perception Point Ltd.	Cyber/network security company	Board Member

	Neura Inc.	Software company	Board Member

	Tabit Technologies Ltd.	Restaurant software company	Board Member

	Airo Security Ltd (formerly Jarvis Security Limited)	Malware protection platform	Board Member

	MediaHive Internet Advertising	Digital marketing company	Board Member

	Impact First Investments	Impact venture capital firm	Board Member

	Tylko	Digital furniture manufacturing company	Chairman of the Board

	Idomoo Ltd	Data-driven video solutions	Chairman of the Board

LizabethAnn R. Eisen	Amplify Operating Partners Ltd.	Management consulting firm	Co-Founder and Director

	Vitality Enterprises LLC	Technology company	Board Member

Craig S. Ivey	Ameren Corporation	Public utility holding company	Board Member

Alexis Maged	Owl Rock Capital Partners LP(2)	Alternative asset management firm/private credit	Managing Director, Head of Credit, and Member of Advisors’ Investment Committee

Individual	Entity	Entity’s Business	Affiliation

Charles Federman	Silvertech Ventures II LLC	Venture capital firm	Managing Member

	Silvertech Ventures Fund I LP	Venture capital firm	Member of the General Partner and a Limited Partner

	SILVERspac Inc.	Special purpose acquisition company	Chief Executive Officer

	Cinch Technologies, Inc.	Commerce/software	Board Observer

	Igentify Ltd	Healthcare/software	Director

	Semperis, Inc.	Computer software	Director

	SWream Technologies Ltd.	Computer software	Director

	Alpha Partners Management LLC	Venture capital	Advisory Board Member

Lisbeth R. McNabb	Nexstar Media Group, Inc.	Television broadcasting and digital media company	Director

	Neogames S.A.	Lottery industry company	Board Observer / Director Nominee

*	This individual will occupy the position of director on the effective date of the registration statement of which this prospectus is a part.

(1)	Pitango Venture Capital and certain of its funds and other affiliates (including affiliated portfolio companies).

(2)	Owl Rock Capital Partners LP and certain of its funds and other affiliates.

Potential investors should also be aware of the following other potential conflicts of interest:

∎

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

∎	Our initial shareholders subscribed for founder shares prior to the date of this prospectus.

∎	Our sponsors and the anchor investor will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering.

∎

Our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and (other than in the case of the anchor investor) public shares held by them in connection with (i) the completion of our initial business combination, and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Additionally, our initial shareholders and each member of our management team has agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless. Except as described herein, our initial shareholders and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Except as described herein, the private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our officers, directors and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

∎

Certain members of our management team, including our officers and directors, will directly or indirectly own our securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors was included by a target business as a condition to any agreement with respect to such business combination. In addition, the anchor investor or its affiliates have made anchor investments in other blank check companies in the past and members of our management team, our sponsors and their respective affiliates may sponsor blank check companies in the future, including ones similar to ours, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies or become directors or officers of other blank check companies that are not affiliated with our sponsors, the anchor investor and their respective affiliates. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates.

We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsors or a member of our management team, such as, for example, a portfolio company of Pitango Venture Capital or an equity investee of a sponsor. In the event we seek to complete our initial business combination with a company that is affiliated with one of our sponsors or a member of our management team, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

There will be no finder’s fees, reimbursements or cash payments made by us to our sponsors, members of our management team or their respective affiliates for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the net proceeds of this offering and certain proceeds from the sale of the private placement warrants that will be held in the trust account, prior to the completion of our initial business combination:

∎	repayment at the consummation of this offering of a promissory note from Sphera in an aggregate principal amount of up to $150,000 to cover offering-related and organizational expenses;

∎	payments of $10,000 per month to Sphera for office space, secretarial and administrative services;

∎	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination;

∎

payment to any affiliate of our sponsors or members of our management team, of fees for any financial advisory or other similar investment banking services provided to us in, including finders, consulting or other similar fees, connection with the performance of such services; and

∎

repayment of loans which may be made by our sponsors or their respective affiliates to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such additional loans, if any, have not been determined and no written agreements exist with respect to such loans.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the letter agreement, our sponsors and each member of our management team have agreed to vote their founder shares and public shares in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

∎	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

∎	each of our officers, directors and director nominees that beneficially owns ordinary shares; and

∎	all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect (i) record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus or (ii) any units that may be purchased in this offering by the anchor investor, members of our management team, our sponsors or their respective affiliates.

On March 25, 2021, Pitango, ISAP–Caymans and Sphera paid an aggregate purchase price of $16,156.06, or approximately $0.0043 per share, to subscribe for an aggregate of 3,715,894 Class B ordinary shares, par value $0.0001 (with Pitango, ISAP–Caymans and Sphera receiving 2,450,100, 285,867 and 979,927, respectively). On May 10, 2021, Amplify–Israel paid an aggregate purchase price of $5,149.16, or approximately $0.0043 per share, to subscribe for an aggregate of 1,184,306 Class B ordinary shares, par value $0.0001. Prior to the commencement of this offering, ISAP-Caymans, Sphera, Pitango and Amplify-Israel have paid an aggregate of $237,669.31, $1,580,024.19, $2,037,163.52 and $984,630.01, respectively, for the founder shares and private placement warrants issued to them. On May 13, 2021, the anchor investor paid an aggregate purchase price of $3,260.00, or approximately $0.0043 per share, to subscribe for an aggregate of 749,800 Class B ordinary shares, par value $0.0001. Prior to the initial investment in the company by our sponsors, our company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to our company by the number of founder shares issued. Each of our four independent director nominees or, in the case of Mr. Maged, an irrevocable trust established by Mr. Maged for the benefit of his family members, received a total of 25,000 founder shares from the Company (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full). The post-offering percentages in the following table assume that (i) the underwriter does not exercise its over-allotment option, (ii) our sponsors and the anchor investor forfeit

750,000 founder shares in the aggregate and (iii) there are 25,000,000 ordinary shares issued and outstanding after this offering.

	Number of Shares Beneficially Owned(8)(9)	Approximate Percentage of Issued and Outstanding Ordinary Shares
		Before Offering	After Offering
Name and Address of Beneficial Owner(1)
Pitango Acquisition Corporation Limited Partnership(2)(5)	4,900,200	85.2%	17.0%
AOP SPAC Limited Partnership(2)(4)	4,900,200	85.2%	17.0%
ISAP Acquisition LP(2)(6)	4,900,200	85.2%	17.0%
Sphera SPAC, Limited Partnership(2)	979,927	17.0%	3.4%
BlackRock, Inc.(3)	749,800	13.0%	2.6%
LizabethAnn R. Eisen(6)	285,867	5.0%	1.0%
Abraham Gross(4)	–	–	–
Rami Kalish(5)	–	–	–
Asher Levy(4)	–	–	–
Chemi Peres(5)	–	–	–
Amichai Steimberg	–	–	–
Timothy P. Surzyn	–	–	–
Charles Federman(7)	25,000	*	*
Craig S. Ivey(7)	25,000	*	*
Alexis Maged(7)	25,000	*	*
Lisbeth R. McNabb(7)	25,000	*	*
All officers, directors and director nominees as a group (eleven individuals)	385,867	6.7%	1.3%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of our shareholders is c/o Sphera Fund, 10 E 53rd Street, Suite 1301, 13th Floor, New York, NY 10022.

(2)

Our sponsors are the registered holders of the founder shares reported herein, up to 652,200 of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full. Our sponsors have informed us that they have entered into a co-founder agreement (the “co-founder agreement”), which agreement will automatically terminate upon the consummation of the initial business combination. Pursuant to the co-founder agreement, among other things: (i) the sponsors holding a majority of all founder shares held by the sponsors will direct all voting decisions (other than in respect of the initial business combination, which is governed by the letter agreement) with respect to the sponsors’ founder shares; (ii) the sponsors holding a majority of all private placement warrants held by the sponsors will direct all voting decisions with respect to the sponsors’ private placement warrants on matters requiring the consent of holders of private placement warrants; (iii) Pitango, Amplify-Israel and ISAP–Caymans, acting jointly, will make all decisions and determinations relating to our initial business combination (other than voting decisions in respect thereof, which is governed by the letter agreement) on behalf of the sponsors (which decisions and determinations will be binding on all of the sponsors), including agreeing to any forfeiture of, or other modification of the rights, privileges and obligations of, the founder shares or private placement warrants and determinations relating to the company’s need for working capital loans (except that Pitango, Amplify-Israel and ISAP-Caymans may not make any such decision or determination if such action is not on a pro rata basis among the sponsors or otherwise has a disproportionate effect on Sphera relative to the other sponsors); and (iv) each Sponsor has agreed that it will not support a letter of intent for a business combination, or any material amendment thereto, unless each other Sponsor also supports such letter of intent. Each sponsor expressly disclaims beneficial ownership of the sponsors’ founder shares, except to the extent of their respective pecuniary interest therein. The business address of Pitango is 11, Hamenofim Street, Herzliya, Israel. The business address of

Amplify-Israel is Platinum House, 21 Ha’arba’ah Street, Tel Aviv 64739, Israel, c/o Israel Amplify Program Corp. The business address of ISAP–Caymans is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address of Sphera is Platinum House, 21 Ha’arba’ah Street, Tel Aviv 64739, Israel.

(3)

The registered holders of the referenced shares, up to 97,800 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, are funds and accounts under management by subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055.

(4)

Amplify-Israel is the registered holder of 1,184,306 founder shares (up to 157,627 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised). Subject to the terms of the co-founder agreement described in note (2) above, decisions with respect to the founder shares held by Amplify-Israel, including voting and investment decision, are made by the board of directors of its general partner, AOP SPAC Ltd. The board of directors of Amplify-Israel is comprised of 5 individuals, including Asher Levy, Amichai Steimberg and Abraham Gross, and the approval of a majority of the members of such board is required to approve an action by AOP SPAC Ltd. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Each of Asher Levy, Amichai Steimberg and Abraham Gross expressly disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interest. The business address of Amplify-Israel is Platinum House, 21 Ha’arba’ah Street, Tel Aviv 64739, Israel, c/o Israel Amplify Program Corp.

(5)

Pitango is the registered holder of 2,450,100 founder shares (up to 326,100 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised). Subject to the terms of the co-founder agreement described in note (2) above, decisions with respect to the founder shares held by Pitango, including voting and investment decisions, require the approval of a majority of the 9 individual limited partners of Pitango, which include Chemi Peres and Rami Kalish. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Each of Chemi Peres and Rami Kalish expressly disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interest. The business address of Pitango is 11, Hamenofim Street, Herzliya, Israel.

(6)

ISAP–Caymans is the registered holder of 285,867 founder shares (up to 38,048 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised). Decisions with respect to the founder shares held by ISAP–Caymans are made by LizabethAnn R. Eisen, as sole member of the general partner of ISAP–Caymans. The business address of ISAP–Caymans is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)

Each of our four independent director nominees or, in the case of Mr. Maged, an irrevocable trust established by Mr. Maged for the benefit of his family members, received a total of 25,000 founder shares from the Company (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full). Mr. Maged is one of the two trustees of such trust and shares voting control and investment control over the assets held by such trust.

(8)

Interests shown consist solely of founder shares, classified as Class B ordinary shares. Class B ordinary shares will automatically convert into Class A ordinary shares on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, at the time of our initial business combination or earlier at the option of the holders thereof as described in the section entitled “Description of Securities.”

(9)

Includes up to 5,750,000 founder shares and up to 750,000 founder shares that will be surrendered to us for no consideration by our sponsors and the anchor investor, respectively, depending on the extent to which the underwriter’s over-allotment option is exercised.

Immediately after this offering, our initial shareholders will beneficially own 20% of the then-issued and outstanding ordinary shares (assuming they do not purchase any units in this offering) and will have the right to appoint all of our directors prior to our initial business combination. Holders of our public shares will not have the right to appoint any directors to our Board of Directors prior to our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

The anchor investor has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth herein and we have agreed to direct the underwriter to sell to the anchor investor such amount of units. Because this expression of interest is not a binding agreement or commitment to purchase, our anchor investor may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investor. No maximum limit will apply to the amount of units that may be purchased by the anchor investor in this offering, and such units (and the public shares and warrants included in such units) will not be subject to lock-up restrictions. If our anchor investor purchases less than an aggregate of 9.8% of the units to be sold in this offering, the underwriter will offer and sell the balance of such units on the same terms and conditions as the other units that are the subject of this offering. In the event that our anchor investor purchases such units or public shares (either in this offering or after) and votes its public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. However, the anchor investor is not required to vote its public shares in favor of our initial business combination.

While the anchor investor did not commit to vote its founder shares or public shares in favor of our initial business combination, the anchor investor has agreed with us and our sponsors that, if such anchor investor (a) does not own at least 9.8% of the number of Class A ordinary shares outstanding (i) at the time of any shareholder vote with respect to an initial business combination or (ii) on the business day immediately prior to the consummation of our initial business combination or (b) redeems all or a portion of the Class A ordinary shares held by it in connection with an initial business combination such that as of the time of consummation of such initial business combination it does not own a number of Class A ordinary shares at least equal to 9.8% of the number of Class A ordinary shares that were outstanding as of immediately prior to giving effect to such redemption, then the number of founder shares held by the anchor investor shall be subject to forfeiture of up to 326,000 founder shares (or 374,900 founder shares if the underwriter exercises its over-allotment option in full).

There can be no assurance that our anchor investor will acquire any units in this offering or will retain any units upon the consummation of our initial business combination. In the event that such anchor investor purchases units (either in this offering or after) and vote them in favor of our initial business combination, it is possible that votes from other public stockholders would not be required to approve our initial business combination, depending on the number of shares that are present at the meeting to approve such transaction.

Pursuant to the letter agreement, our sponsors and each member of our management team have agreed to vote any founder shares and public shares held by them in favor of any proposed initial business combination, and our sponsors and each member of our management team have agreed not to redeem any founder shares and (other than in the case of our anchor investor) public shares held by them in connection with a shareholder vote to approve a proposed initial business combination.

Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement, the applicable securities subscription agreements (in respect of the founder shares) and the warrant agreement. Our initial shareholders and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of our initial business combination and (b) subsequent to our initial business combination, (x) the closing price of our Class A ordinary shares being or exceeding $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The private placement warrants and the respective Class A ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsors or their respective affiliates, any affiliates of our sponsors, any employees or directors of such affiliates, any funds or accounts advised by our sponsors or their respective affiliates, or to any sponsor; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder shares, private placement warrants or Class A ordinary shares, as applicable, were originally purchased; (f) in the case of a sponsor, by virtue of the laws of the Cayman Islands, the laws of Israel or a sponsor’s organizational documents upon liquidation or dissolution of a sponsor; (g) in the case of a sponsor, as distributions to members or limited partners of a sponsor; (h) in the case of the anchor investor, to its affiliates, or any investment fund or other entity controlled or managed by the anchor investor or its affiliates, or to any investment manager or investment advisor of the anchor investor or an affiliate of any such investment manager or investment advisor; (i) to the company for no value for cancellation in connection with the consummation of our initial business combination; (j) in the event of our liquidation prior to the completion of our initial business combination; or (k) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (h), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Following completion our initial business combination, Sphera Fund will be able to transfer, assign or sell some or all of the forward purchase securities to certain of its permitted transferees (including limited partners, affiliates and funds or accounts of Sphera Fund). Sphera Fund and its permitted transferees will be entitled to registration rights with respect to any of its forward purchase securities (including the forward purchase warrants and any Class A ordinary shares issuable upon the exercise of the forward purchase warrants), as further described under the section of this prospectus entitled “Description of Securities—Registration and Shareholder Rights.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 25, 2021, Pitango, ISAP—Caymans and Sphera paid an aggregate purchase price of $16,156.06, or approximately $0.0043 per share, to subscribe for an aggregate of 3,715,894 Class B ordinary shares, par value $0.0001 (with Pitango, ISAP—Caymans and Sphera receiving 2,450,100, 285,867 and 979,927, respectively). On May 10, 2021, Amplify—Israel paid an aggregate purchase price of $5,149.16, or approximately $0.0043 per share, to subscribe for an aggregate of 1,184,306 Class B ordinary shares, par value $0.0001. On May 13, 2021, the anchor investor paid an aggregate purchase price of $3,260.00, or approximately $0.0043 per share, to subscribe for an aggregate of 749,800 Class B ordinary shares, par value $0.0001. Prior to the initial investment in the company by our sponsors, our company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to our company by the number of founder shares issued. Each of our independent director nominees or, in the case of Mr. Maged, an irrevocable trust designated by Mr. Maged and formed for the benefit of family members of Mr. Maged, received a total of 25,000 founder shares from the Company (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full). If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Up to 750,000 founder shares in the aggregate are subject to forfeiture by our sponsors and the anchor investor, depending on the extent to which the underwriter’s over-allotment option is exercised.

On May 10, 2021, in conjunction with the subscription for the Class B ordinary shares and as part of the capitalization of the company prior to this offering, our sponsors purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement. In addition, on May 14, 2021, the anchor investor agreed to purchase 782,609 private placement warrants (or 860,870 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, in a private placement to occur concurrently with the closing of this offering. The aggregate cash purchase price for the private placement warrants purchased by our sponsors prior to the completion of this offering as part of the subscription for Class B ordinary shares (and to be purchased by the anchor investor) will equal $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full). As such, the interest of our sponsors and the anchor investor in this transaction is valued at between $6,000,000 and $6,600,000, depending on the number of private placement warrants purchased and excluding any units that may be purchased by our sponsors or the anchor investor in this offering. Each private placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. The private placement warrants (including the Class A ordinary shares issuable upon exercise thereof) (i) will not be redeemable by us so long as they are held by our sponsors, the anchor investor or their respective permitted transferees, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

Prior to the commencement of this offering, ISAP–Caymans, Sphera, Pitango and Amplify–Israel have paid an aggregate of $237,669.31, $1,580,024.19, $2,037,163.52 and $984,630.01, respectively, for the founder shares and private placement warrants issued to them.

The anchor investor has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth herein and we have agreed to direct the underwriter to sell to the anchor investor such amount of units. Because this expression of interest is not a binding agreement or commitment to purchase, our anchor investor may determine to purchase more, fewer or no units in this offering or the underwriter may determine to sell more, fewer or no units to our anchor investor. No maximum limit will apply to the amount of units that may be purchased by the anchor investor in this offering, and such units (and the public shares and warrants included in such units) will not be subject to lock-up restrictions. If our anchor investor purchases less than 9.8% of the units to be sold in this offering, the underwriter will offer and sell the balance of such units on the same terms and conditions as the other units that are the subject of this offering In the event that the anchor investor votes its founder shares in favor of our initial business combination and/or purchases units or public shares (either in this offering or after) and votes such public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination.

In connection with the consummation of this offering, we have entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

As more fully discussed in the section of this prospectus entitled “Management–Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, then, subject to his or her fiduciary duties under Cayman Islands law, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may, at our option but subject to internal procedures relating to conflicts of interest, pursue a Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity.

We currently maintain our executive offices at 10 E 53rd Street, Suite 1301, 13th Floor, New York, NY 10022. The cost for our use of this space is included in the $10,000 per month fee we will pay to an affiliate of Sphera for office space, administrative and support services, commencing on the date that our securities are first listed on the NYSE. Upon completion of our initial business combination or our liquidation, we expect to cease paying these monthly fees.

Our sponsors, members of our management team or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsors, any member of our management team or their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of this offering, Sphera has agreed to loan us up to $150,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of September 30, 2021 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the proceeds from this offering and the sale of private placement warrants, which have been allocated for the payment of offering expenses (other than underwriting discounts and commissions) and will not be held in the trust account.

In addition, our sponsors or their respective affiliates may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans made available from our sponsors or their respective affiliates may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lenders. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such additional loans have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsors or their respective affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be described, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-transaction business to determine officer and director compensation.

Prior to the commencement of this offering, we entered into a registration and shareholder rights agreement pursuant to which (a) our sponsors, Sphera Fund and the anchor investor will be entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) or upon the anchor investor’s exercise of its pre-emption right (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares, as applicable, (b) our sponsors, the anchor investor, Sphera Fund and their respective permitted transferees will be entitled to registration rights with respect to any of their public shares to the extent those securities constitute “control” securities under the Securities Act and Sphera Fund and its permitted transferees will be entitled to registration rights with respect to any of its forward purchase securities (including the forward purchase warrants and any Class A ordinary shares issuable upon the exercise of the forward purchase warrants), as further described under the section of this prospectus entitled “Description of Securities–Registration and Shareholder Rights” and (c) Pitango and Amplify, upon and following consummation of an initial business combination, will be entitled to nominate two individuals and one individual, respectively, for appointment to our Board of Directors, as long as such sponsor holds any securities covered by the registration and shareholder rights agreement. We will bear the expenses incurred in connection with the filing of any registration statement pursuant to such agreement.

Policy for Approval of Related Party Transactions

The audit committee of our Board of Directors will adopt a charter providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, which will be adopted prior to the consummation of this offering, we will be authorized to issue 200,000,000 Class A ordinary shares, par value $0.0001, 20,000,000 Class B ordinary shares, par value $0.0001, and 5,000,000 preference shares, par value $0.0001. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cowen and Company, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private placement warrants. We will file a Current Report on Form 8-K that includes this audited balance sheet promptly after the completion of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded as units after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 5,750,000 Class B ordinary shares issued and outstanding, all of which were held of record by our initial shareholders and their respective permitted transferees, so that our initial shareholders and their respective permitted transferees will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Upon the closing of this offering, 25,000,000 of our ordinary shares will be outstanding (assuming the underwriter does not exercise the over-allotment option and the corresponding forfeiture of an aggregate 750,000 Class B ordinary shares held by our sponsors and the anchor investor), including:

∎	20,000,000 Class A ordinary shares underlying the units issued as part of this offering; and

∎	5,000,000 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Ordinary shareholders of record are entitled to one vote for each ordinary share held on all matters to be voted on by shareholders, subject to certain exceptions. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our shareholders who attend and vote at a general meeting is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of our shares represented in person or by proxy and entitled to vote thereon and that are voted at a quorate general meeting (except where our amended and restated memorandum and articles of association specify a higher approval requirement); such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board of Directors for any reason. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our Board of Directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the Board of Directors may be filled by a nominee chosen by holders of a majority of our founder shares or by the affirmative vote of a majority of the directors present and voting at a meeting of our Board of Directors. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board of Directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and (other than in the case of the anchor investor) public shares held by them in connection with (i) the completion of our initial business combination, and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the repurchases pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of our sponsors, members of our management team or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated

memorandum and articles of association will require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the letter agreement, our sponsors and each member of our management team have agreed to vote their founder shares and public shares in favor of our initial business combination. As a result, in addition to shares held by our sponsors and members of our management team, we would need 8,152,001, or 40.8% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,902,001, or 9.5% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised) of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. In the event that the anchor investor, which has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price set forth herein, votes its founder shares in favor of our initial business combination and/or purchases units or public shares (either in this offering or after) and votes such public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. It is also possible that votes from other public shareholders would not be required to approve our initial business combination, depending on the amount of units or public shares actually purchased by the anchor investor (in this offering or after), the number of shares that are present at the meeting to approve our business combination and whether the anchor investor votes all of its founder shares and public shares in favor of our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (minus up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (a) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the Board of Directors for any reason; (b) the founder shares are subject to certain transfer restrictions, as described in more detail below; (c) our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and (other than in the case of the anchor investor) public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares and (other than in the case of the anchor investor) public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (d) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; and (e) the founder shares are entitled to registration rights. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the letter agreement, our sponsors and each member of our management team have agreed to vote their founder shares and public shares in favor of our initial business combination.

The founder shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the trust account if we do not consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of this offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination (including the forward purchase shares but excluding the forward purchase warrants), excluding Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsors or their respective affiliates upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Except as described herein, our initial shareholders and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) the closing price of our Class A ordinary shares being or exceeding $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders and our management team.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board of Directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of Members

Under Cayman Islands law, we must keep a register of members (shareholders) and there will be entered therein:

∎

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

∎	whether voting rights are attached to the share in issue;

∎	the date on which the name of any person was entered on the register as a member; and

∎	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 5,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (A) one year from the closing of this offering and (B) 30 days after the completion of our initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of units including such warrant will have paid the full purchase price for the units solely for the Class A ordinary share underlying such units.

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

∎	in whole and not in part;

∎	at a price of $0.01 per warrant;

∎	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

∎

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the fair market value of our Class A ordinary shares over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

∎	in whole and not in part;

∎

at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares, except as otherwise described below; and

∎

if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “–Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Ordinary Shares
	≤								≥
(period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	–	–	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A ordinary shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption Procedures.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities) at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our Board of Directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions of class A ordinary shares by our public shareholders), after giving effect to the receipt of proceeds from the issuance of any forward purchase securities, and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then (a) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, (b) the $18.00 per share redemption trigger price described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and (c) the $10.00 per share redemption trigger price described above under “—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation or entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrant agreement and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holders of the warrants would have received if such holders had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Class A ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each Class A ordinary share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders–Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by our sponsors, the anchor investor or their respective permitted transferees. Our sponsors, the anchor investor or their respective permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than our sponsors, the anchor investor or their respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsors, the anchor investor and their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our sponsors or their respective affiliates may, but are not obligated to, loan us additional funds as may be required. Up to $1,500,000 of such working capital loans made available from our sponsors or their respective affiliates may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lenders. Such warrants would be identical to the private placement warrants. In the event we issue private placement warrants in respect of such working capital loans to our sponsors or their respective affiliates, the anchor investor may, but is not obligated to, exercise its pre-emption right to purchase an amount of such private placement warrants based on the anchor investor’s pro rata ownership level of private placement warrants as of the closing of this offering. Assuming that $1,500,000 of working capital loans made available by the sponsors are converted into private placement warrants, the anchor investor would have the right to purchase up to $224,931 of private placement warrants at $1.00 per warrant pursuant to such pre-emption right.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board of Directors at such time. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction; provided that it is facilitated by the laws of that other jurisdiction.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Companies Act. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the directors of the Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his decision to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and the petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances. Such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or an extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

∎	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

∎	the shareholders have been fairly represented at the meeting in question;

∎	the arrangement is such as a businessman would reasonably approve; and

∎	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court.

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

∎	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

∎	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

∎	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

∎

an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands under applicable laws) does not have to file an annual return of its shareholders with the Registrar of Companies;

∎	an exempted company’s register of members is not open to inspection;

∎	an exempted company does not have to hold an annual general meeting;

∎	an exempted company may issue shares with no par value;

∎	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

∎	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

∎	an exempted company may register as a limited duration company; and

∎	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Forward Purchase Agreement

In connection with the consummation of this offering, we have entered into a forward purchase agreement with Sphera Fund, pursuant to which Sphera Fund has committed that it will purchase from us up to 4,500,000 forward purchase units, consisting of one Class A ordinary share, or a forward purchase share, and one-fifth of one warrant to purchase one Class A ordinary share, or a forward purchase warrant, for $10.00 per forward purchase unit, or an aggregate amount of up to $45,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Pursuant to the terms of the forward purchase agreement, in no event will Sphera Fund be required to purchase a number of forward purchase units that would result in Sphera Fund, together with Sphera and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the initial business combination. The proceeds from the sale of these forward purchase units, together with the amounts available to us from the trust account (after giving effect to any redemptions of public shares) and any other equity or debt financing obtained by us in connection with the initial business combination, will be used to satisfy the cash requirements of the initial business combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the combined company following consummation of the initial business combination for working capital or other purposes. Sphera Fund’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement. Pursuant to the terms of the forward purchase agreement, Sphera Fund will be permitted to assign its commitment to purchase the forward purchase units prior to the completion of the initial business combination, or to transfer, assign or sell some or all of the forward purchase securities following completion of the initial business combination, in each case to one or more of its affiliates, limited partners or other permitted transferees. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in this offering, respectively, except that the forward purchase shares and forward purchase warrants will be granted registration rights, as described herein.

In addition, pursuant to the forward purchase agreement, Sphera Fund will be permitted to designate a Board Observer from the closing of this offering until the consummation of our initial business combination. The Board Observer will have certain information and access rights and will be subject to customary limitations, including with respect to confidentiality obligations and restrictions.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to the initial business combination, which require the approval of at least 90% of our ordinary shares attending and voting in a general meeting) cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders entitled to vote at a general meeting. Other than as described above, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders entitled to vote and who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders entitled to vote at a general meeting.

Our initial shareholders and their respective permitted transferees, if any, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose; provided that our sponsors, the anchor investor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and (other than in the case of the anchor investor) public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

∎

If we have not consummated an initial business combination within 24 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes that were paid by us or are payable by us, if any (minus up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

∎

Prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

∎

Although we do not intend to enter into a business combination with a target business that is affiliated with a sponsor or a member of our management team, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that commonly renders valuation opinions that such a business combination is fair to our company from a financial point of view;

∎	If a shareholder vote on our initial business combination is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination. Such tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

∎

So long as our securities are listed on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting commissions held in trust and taxes payable on the income earned on the trust account) at the time of signing a definitive agreement to enter into the initial business combination;

∎

If our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein; and

∎	We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution, which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan, which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering—Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the

disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our Board of Directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our amended and restated memorandum and articles of association will provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors. In order for any matter to be properly brought before a meeting, a shareholder will have to comply with advance notice requirements. Generally, to be timely, a shareholder notice must be received at our principal executive offices not less than 120 days prior to the date of our proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of directors with such deadline being a reasonable time before we begin to print and send our related proxy materials. Our amended and restated memorandum and articles of association will allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Securities Eligible for Future Sale

Immediately after this offering, we will have 25,000,000 Class A ordinary shares (or 28,750,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A ordinary shares sold in this offering (20,000,000 Class A ordinary shares if the underwriter’s over-allotment option is not exercised and 23,000,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for (i) any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act and (ii) any Class A ordinary shares included in units purchased by our sponsors and members of our management team in this offering, which would be subject to lock-up restrictions described in the letter agreement. All of the outstanding founder shares (5,000,000 founder shares if the underwriter’s over-allotment option is not exercised and 5,750,000 founder shares if the underwriter’s over-allotment option is exercised in full), all of the outstanding private placement warrants (6,000,000 private placement warrants if the underwriter’s over-allotment option is not exercised and 6,600,000 private placement warrants if the underwriter’s over-allotment option is exercised in full) and the forward purchase securities (including the class A ordinary shares underlying the forward purchase securities) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Our sponsors, the anchor investor, Sphera Fund and their respective permitted transferees will be entitled to registration rights with respect to any of their public shares to the extent those securities constitute “control” securities under the Securities Act and Sphera Fund and its permitted transferees will be entitled to registration rights with respect to any of its forward purchase securities (including the forward purchase warrants and any Class A ordinary shares issuable upon the exercise of the forward purchase warrants), as further described under the section of this prospectus entitled “Description of Securities–Registration and Shareholder Rights.” We will bear the expenses incurred in connection with the filing of any such registration statements.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

∎

1% of the total number of ordinary shares then-outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 shares if the underwriter exercises its over-allotment option in full); or

∎	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

∎	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

∎	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

∎

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

∎	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders and Sphera Fund will be able to sell their founder shares, private placement warrants and forward purchase securities, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Shareholder Rights

The holders of the founder shares, private placement warrants, forward purchase securities and any warrants that may be issued upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right (and any Class A ordinary shares issuable upon the exercise of (i) the private placement warrants, (ii) the forward purchase warrants and (iii) warrants that may be issued upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right) will be entitled to registration rights pursuant to a registration and shareholder rights agreement entered into prior to the commencement of this offering. In addition, our sponsors, Sphera Fund, the anchor investor and their respective permitted transferees will be entitled to registration rights with respect to any of their public shares, to the extent those securities constitute “control” securities under the Securities Act, and Sphera Fund and its permitted transferees will be entitled to registration rights with respect to any of its forward purchase securities (including the forward purchase warrants and any Class A ordinary shares issuable upon the exercise of the forward purchase warrants). The holders of at least 15%of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, such holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our initial shareholders and each member of our management team have agreed not to transfer, assign or sell their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) the closing price of our Class A ordinary shares being or exceeding $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders and our management team.

In addition, pursuant to the registration and shareholder rights agreement, Pitango and Amplify, upon and following consummation of an initial business combination, will be entitled to nominate two individuals and one individual, respectively, for appointment to our Board of Directors, as long as such sponsor holds any securities covered by the registration and shareholder rights agreement.

Listing of Securities

We have applied to have our units listed on the under the NYSE symbol “ISAP.U” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the NYSE under the symbols “ISAP” and “ISAP.W,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax considerations generally relevant to an investment in our units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Certain Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Act

Undertaking as to Tax Concessions

In accordance with The Tax Concessions Law, the following undertaking is given to Israel Amplify Program Corp. (“the Company”):

1.	That no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act.

These concessions shall be for a period of 20 years from 11th day of March 2021.

Certain United States Federal Income Tax Considerations

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition ownership and disposition of the units (each consisting of one Class A ordinary share and one-fifth of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of the units who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

∎	our sponsors or our management team;

∎	banks, financial institutions or financial services entities;

∎	broker-dealers;

∎	taxpayers that are subject to the mark-to-market accounting rules;

∎	tax-exempt entities;

∎	individual retirement accounts or tax deferred accounts;

∎	governments or agencies or instrumentalities thereof;

∎	insurance companies;

∎	regulated investment companies;

∎	real estate investment trusts;

∎	expatriates or former long-term residents of the United States;

∎	persons that actually or constructively own five percent or more of our shares by vote or value;

∎	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

∎	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

∎	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

∎	controlled foreign corporations;

∎	passive foreign investment companies; or

∎	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants who or that is for U.S. federal income tax purposes:

∎	an individual citizen or resident of the United States;

∎

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

∎	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

∎

a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partner and the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE UNITS AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN THE UNITS IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX LAWS, AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one-fifth of one redeemable warrant, a whole one of which is exercisable to acquire one Class A ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for applicable tax purposes.

Accordingly, for U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-fifth of one redeemable warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and one-fifth of one redeemable warrant should constitute the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-fifth of one redeemable warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-fifth of one redeemable warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). Neither the separation of the Class A ordinary share and the one-fifth of one redeemable warrant constituting a unit nor the combination of fifths of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, the Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if (i) our Class A ordinary shares are readily tradable on an established securities market in the United States, including the NYSE (on which we intend to list the Class A ordinary shares), (ii) the company is not treated as a PFIC at the time the dividend was paid or in the preceding year and (iii) certain holding period requirements are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including a redemption of Class A ordinary shares or warrants that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not complete our initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the Class A ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then relative fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-fifth of one redeemable warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (in either case referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our Class A ordinary shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such U.S. Holder for this purpose. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of ordinary shares owned by certain family members and the U.S. Holder does not constructively own any other ordinary shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its tax advisors as to the qualification of any redemption under these rules.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining ordinary shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other ordinary shares constructively owned by such U.S. Holder. U.S. Holders who actually or constructively own five percent (or, if Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption, and such holders are urged to consult with their tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period of such Class A ordinary share will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed surrendered (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 or $0.10 as described in the section of this prospectus entitled “Description of Securities—Warrants—Public Shareholders’ Warrants,” are unclear under current law. In the case of an exercise of a warrant for cash, the tax treatment generally should be as described above in the first paragraph under the heading “U.S. Holders—Exercise, Lapse or Redemption of a Warrant.” In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for Class A ordinary shares or as an exercise of the warrant. In each case, the tax consequences should be the same as those described for a cashless exercise in the previous paragraphs. Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash is generally a passive asset for purposes of these calculations.

Because we are a blank check company, with no current active business, we believe that it is likely that we will exceed the thresholds in the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year (or possibly not until after the close of the first two taxable years following our start-up year). After the acquisition of a target business or assets in a business combination, we may still exceed the thresholds in one or both of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the target business that we acquire in a business combination is a PFIC (or would be a PFIC if it were a corporation for United States federal income tax purposes), then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely and valid qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants (which may include gain realized by reason of transfers of Class A ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A ordinary shares that preceded the taxable year of distribution).

Under these rules:

∎	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

∎

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

∎

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

∎

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our Class A ordinary shares (but not our warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution and taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares acquired upon the exercise of the warrants. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

Alternatively, if we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Under current law, a mark-to-market election may not be made with respect to warrants.

The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” which generally includes stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in our company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:

∎	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

∎	a foreign corporation; or

∎

an estate or trust that is not a U.S. Holder; but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends described in “—U.S. Holders—Possible Constructive Dividends” above) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive dividends described in “—U.S. Holders—Possible Constructive Dividends” above) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of a Non-U.S. Holder’s exercise of a warrant, the lapse of a warrant held by a Non-U.S. Holder or the redemption of a warrant held by a Non-U.S. Holder generally will correspond to the characterization described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status, including by providing such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, Cowen has agreed to purchase, and we have agreed to sell to Cowen the following number of units at a public offering price minus the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Cowen and Company, LLC	20,000,000

Total	20,000,000

The underwriting agreement provides that the obligation of the underwriter to purchase the units included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the over-allotment option described below) if it purchases any of the units. However, the anchor investor has expressed to us an interest to purchase up to 9.8% of the units to be sold in this offering at the public offering price per unit set forth herein and we have agreed to direct the underwriter to sell to the anchor investor such amount of units. If our anchor investor purchases less than 9.8% of the units to be sold in this offering, the underwriter will offer and sell the balance of such units on the same terms and conditions as the other units that are the subject of this offering.

Units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. Cowen has advised us that it does not intend to make sales to discretionary accounts. The offering of the units by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

If the underwriter sells more units than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price minus the underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our initial shareholders, our sponsors, the anchor investor (other than with respect to its public shares) and each member of our management team have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Cowen, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriter’s over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares, the private placement warrants and warrants that may be issued upon conversion of working capital loans or upon the anchor investor’s exercise of its pre-emption right (and any Class A ordinary shares issued or issuable upon exercise of (a) any such private placement warrants or (b) warrants issued upon conversion of the working capital loans or upon the anchor investor’s exercise of its pre-emption right, and upon conversion of the founder shares); and (4) issue securities in connection with our initial business combination (including, for the avoidance of doubt, the forward purchase securities). However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of our company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes an explanation as to the nature of the transfer). Cowen, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial shareholders and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except pursuant to limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders and our management team.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Founder Shares, Private Placement Warrants and Forward Purchase Securities”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and Cowen.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We have applied to have our units listed on the NYSE under the symbol “ISAP.U” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the under the symbols “ISAP” and “ISAP.W,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option. Up to 50% of the deferred underwriting commissions (or $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full)) may be paid at our sole discretion to third parties not participating in this offering (but who are members of FINRA) that assist us in identifying and consummating our initial business combination.

	Paid By Israel Amplify Program Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$11,000,000	$12,650,000

(1)

Includes $0.35 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the consummation of an initial business combination.

If we do not complete our initial business combination within the time period required by our amended and restated memorandum and articles of association, the underwriter has agreed that (i) it will forfeit any rights or claims to its deferred underwriting commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriting commissions will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

In connection with the offering, the underwriter may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

∎	Short sales involve secondary market sales by the underwriter of a greater number of units than it is required to purchase in the offering.

∎	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriter’s over-allotment option.

∎	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriter’s over-allotment option.

∎	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

∎

To close a naked short position, the underwriter must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

∎

To close a covered short position, the underwriter must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option.

∎	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $1,350,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriter for all expenses and fees (including counsel fees) related to the review by FINRA, not to exceed $25,000 and have agreed to provide Cowen with a right of first refusal to act as one of the lead placement agents in connection with certain future private securities offerings or financing transactions in connection with our initial business combination, with the right to receive at least 50% of the economics in connection with any such transaction. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter compensation in connection with this offering and we may pay the underwriter of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services, for which they may receive customary fees and commissions for any such activities and services.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of units shall require the company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israel Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Canadian Residents

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus

Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Cayman) LLP, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Greenberg Traurig, LLP.

EXPERTS

The financial statements of Israel Amplify Program Corp. as of March 31, 2021 and for the period from March 5, 2021 (inception) through March 31, 2021 appearing in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Israel Amplify Program Corp. to continue as a going concern absent the consummation of this offering as described in Note 2 to the Financial Statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

ISRAEL AMPLIFY PROGRAM CORP.

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of ISRAEL AMPLIFY PROGRAM CORP.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ISRAEL AMPLIFY PROGRAM CORP. (the “Company”) as of March 31, 2021 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 5, 2021 (the day of inception) through March 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2021, and the result of its operations and its cash flows for the period from March 5, 2021 (the day of inception) to March 31, 2021, in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had $89,907 in cash as of March 31, 2021 and expects to continue to incur costs in pursuit of its financial and acquisition plans that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Notes 2 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel

May 14, 2021

We have served as the Company’s auditor since 2021

ISRAEL AMPLIFY PROGRAM CORP.

BALANCE SHEET

MARCH 31, 2021

ASSETS
Cash	$89,907
Deferred offering costs	582,373

TOTAL ASSETS	$672,280

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accrued offering costs	$504,210
Accrued expenses	9,530
Promissory note – related party	150,000

Total Current Liabilities	$663,740

Commitments

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	–
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding	–
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,715,894 shares issued and outstanding	372
Additional paid-in capital	24,628
Accumulated deficit	(16,460)

Total Shareholders’ Equity	8,540

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$672,280

The accompanying notes are an integral part of these financial statements.

ISRAEL AMPLIFY PROGRAM CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 5, 2021 (INCEPTION) THROUGH MARCH 31, 2021

Formation costs	$6,930
Operating costs	9,530

Net loss	$(16,460)

Weighted average shares outstanding, basic and diluted	3,715,894

Basic and diluted net loss per ordinary share	$(0.00)

The accompanying notes are an integral part of these financial statements.

ISRAEL AMPLIFY PROGRAM CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM MARCH 5, 2021 (INCEPTION) THROUGH MARCH 31, 2021

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance—March 5, 2021 (inception)	–	$–	$–	$–	$–
Issuance of Class B ordinary shares to Initial Shareholders	3,715,894	372	24,628	–	25,000
Net loss	–	–	–	(16,460)	(16,460)

Balance—March 31, 2021	$3,715,894	$372	$24,628	$(16,460)	$8,540

The accompanying notes are an integral part of these financial statements.

ISRAEL AMPLIFY PROGRAM CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 5, 2021 (INCEPTION) THROUGH MARCH 31, 2021

Cash Flows from Operating Activities:
Net loss	$(16,460)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs	6,930
Change in operating assets and liabilities:
Deferred offering costs	(60,093)
Accrued expenses	9,530

Net cash used in operating activities	$(60,093)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	150,000

Net cash provided by financing activities	$150,000

Net Change in Cash	89,907
Cash—Beginning of period	–

Cash—End of period	$89,907

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$504,210

Deferred offering costs paid by Initial Shareholders in exchange for the issuance of Class B ordinary shares	$18,070

The accompanying notes are an integral part of these financial statements.

ISRAEL AMPLIFY PROGRAM CORP.

Notes to Financial Statements

Note 1—Organization and Plan of Business Operations

Israel Amplify Program Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on March 5, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry, sector or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from March 5, 2021 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering and the sale of the Private Placement Warrants (as defined below). The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 20,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 23,000,000 Units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 6,000,000 warrants (or 6,600,000 warrants if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Warrants”) at an aggregate price of $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full) to Pitango Acquisition Corporation Limited Partnership, AOP SPAC, Limited Partnership, ISAP Acquisition LP and Sphera SPAC, Limited Partnership (collectively, the “Sponsors”) and funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “Anchor Investor”). On May 10, 2021, the Sponsors purchased, in the aggregate, 5,217,391 Private Placement Warrants (with a commitment to purchase an additional 521,739 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) from the Company in a private placement (as discussed in Note 9). The Anchor Investor will purchase 782,609 Private Placement Warrants (or 860,870 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) from the Company in a private placement that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on the interest earned on the proceeds held in the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide the holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then issued and outstanding Public Shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their Public Shares will not be reduced by any deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s Public Warrants (as defined in Note 3).

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives approval of its shareholders by ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares immediately prior to the closing of the Proposed Public Offering (the “Initial Shareholders”) (other than the Anchor Investor) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct repurchases pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares sold in the Proposed Public Offering without the Company’s prior written consent.

The Initial Shareholders (a) have agreed to waive their redemption rights with respect to any Founder Shares and (other than in the case of the Anchor Investor) Public Shares held by them in connection with the completion of a Business Combination and (b) (other than in the case of the Anchor Investor) will agree not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to the rights of holders of the Company’s Public Shares, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then issued and outstanding Public Shares, subject to the limitations on redemptions described in this Note 1.

The Company will have until 24 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). The Company may be able to consummate a Business Combination beyond the Combination Period if the Combination Period is extended as a result of a shareholder vote to amend its Amended and Restated Memorandum and Articles of Association (any such extension period, an “Extension Period”). However, if the Company has not completed a Business Combination within the Combination Period or during any Extension Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (minus up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s Public Warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period or during any Extension Period.

The Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period or during any Extension Period. However, if the Initial Shareholders or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period or during any Extension period.

The underwriter has agreed to waive its rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period or during any Extension Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsors will agree that they will be severally, but not jointly, liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the SEC.

Going Concern Consideration

The Company had $89,907.00 in cash as of March 31, 2021 and expects to continue to incur costs in pursuit of its financial and acquisition plans that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern. These conditions raise substantial doubts about the Company’s ability to continue to operate as a going concern. The Company’s management believes that sufficient funds can be obtained from existing or additional investors or other sources, to provide the necessary liquidity to meet the Company’s financing requirements (see Note 4).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding during the period, excluding ordinary shares subject to forfeiture. At March 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement” (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

GAAP establishes a three-tier fair value hierarchy, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

∎	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

∎

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

∎

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instruments could be required within 12 months of the balance sheet date. There were no derivative financial instruments as of March 31, 2021.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 20,000,000 Units (or 23,000,000 Units if the underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 9).

Note 4—Private Placements

On May 10, 2021, the Sponsors purchased, in the aggregate, 5,217,391 Private Placement Warrants (with a commitment to purchase an additional 521,739 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) from the Company in a private placement. The Anchor Investor will purchase 782,609 Private Placement Warrants (or 860,870 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) from the Company in a private placement that will close simultaneously with the Proposed Public Offering. In the aggregate, the Initial Shareholders will purchase 6,000,000 Private Placement Warrants (or 6,600,000 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) for an aggregate purchase price of $6,000,000 (or $6,600,000 if the underwriter’s over-allotment option is exercised in full). Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period or during any Extension Period, such proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 5—Related Party Transactions

Founder Shares

In connection with, and prior to the commencement of, the Proposed Public Offering, an aggregate of 5,750,000 Class B ordinary shares will be issued to the Initial Shareholders (the “Founder Shares”). The Founder Shares will include an aggregate of up to 750,000 shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

On March 25, 2021, the Company issued an aggregate of 3,715,894 Founder Shares (of which an aggregate of up to 494,573 shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) for a total consideration of $16,156.06. Each of Pitango Acquisition Corporation Limited Partnership, Sphera SPAC, Limited Partnership and ISAP Acquisition LP subscribed for 2,450,100, 979,927 and 285,867 Founder Shares, respectively. As of March 31, 2021, the 3,715,894 Founder Shares issued to Pitango Acquisition Corporation Limited Partnership, Sphera SPAC, Limited Partnership and ISAP Acquisition LP represented 100% of the issued and outstanding shares of the Company.

On May 10, 2021, the Company issued an aggregate of 1,184,306 Founder Shares (of which an aggregate of up to 157,627 are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) to AOP SPAC, Limited Partnership for a total considerations of $5,149.16. On May 11, 2021, the Company issued a total of 25,000 Founder Shares (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full) to each of the Company’s four independent director nominees. On May 13, 2021, the Company issued an aggregate of 749,800 Founder Shares (of which an aggregate of up to 97,800 are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) to the Anchor Investor for a total consideration of $3,260.00 (see Note 9).

Prior to the Proposed Public Offering, the Initial Shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, except to certain permitted transferees and under certain circumstances as described in the prospectus.

Promissory Note—Related Party

On March 22, 2021, the Company issued an unsecured promissory note (the “Promissory Note”) to Sphera SPAC, Limited Partnership, pursuant to which the Company was permitted to borrow up to an aggregate principal amount of $150,000. On March 23, 2021, the Company borrowed the full $150,000 in aggregate principal amount under the Promissory Note. The Promissory Note is non-interest bearing and payable on the earlier of (i) September 30, 2021 and (ii) the completion of the Proposed Public Offering. As of March 31, 2021, the Promissory Note was fully drawn.

Administrative Services Agreement

On May 10, 2021, the Company entered into an agreement pursuant to which it will pay an affiliate of Sphera SPAC, Limited Partnership, one of the Initial Shareholders, up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or their respective affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such notes in the aggregate may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant (“Working Capital Warrants”). The Working Capital Warrants would be identical to the Private Placement Warrants. In the event the

Company issues any Working Capital Warrants to the Sponsors, the Anchor Investor will have the right, but not the obligation, to purchase a number of Private Placement Warrants at a price of $1.00 per warrant (“Pre-Emption Warrants”) in accordance with the terms of the applicable Private Placement Warrants purchase agreement. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2021, the Company had executed no such promissory notes in connection with Working Capital Loans and had no outstanding borrowings under the Working Capital Loans. Furthermore, the terms of the Working Capital Loans have not been determined.

Note 6—Commitments

Risks and Uncertainties

The Company’s management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Shareholders Rights

The holders of the Founder Shares, the Private Placement Warrants, the forward purchase securities (as defined below), any Working Capital Warrants, any Pre-Emption Warrants (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants, the forward purchase warrants (as defined below), Working Capital Warrants or Pre-Emption Warrants and upon conversion of the Founder Shares) and certain other securities to the extent they constitute restricted securities or “control” securities under the Securities Act will be entitled to registration rights requiring the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering. The holders of these securities will be entitled to make a limited number of demands (excluding short form demands) that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriter a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Proposed Public Offering price, minus the underwriting discounts and commissions.

The underwriter will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (or $4,600,000 if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.

In addition, the underwriter will be entitled to a deferred fee of $0.35 per Unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriter’s over- allotment option to purchase additional Units is exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreement

On May 10, 2021, the Company entered into a forward purchase agreement, pursuant to which Sphera Master Fund L.P., an affiliate of Sphera SPAC, Limited Partnership (the “forward purchase investor”), committed to purchase from the Company an aggregate of up to 4,500,000 forward purchase units, at a purchase price of $10.00 per forward purchase unit, or up to $45,000,000 in the aggregate, with each forward purchase unit consisting of one Class A ordinary share (the “forward purchase shares”) and one-fifth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “forward purchase warrants” and, together with the forward purchase shares, the “forward purchase securities”), in a private placement that will close substantially concurrently with the closing of a Business Combination. Pursuant to the terms of the forward purchase agreement, in no event will the forward purchase investor be required to purchase a number of forward purchase units that would result in the forward purchase investor, together with Sphera SPAC, Limited Partnership and any of its affiliates or any other entity that may be considered to be acting as a group with Sphera SPAC, Limited Partnership, owning more than 4.99% of the outstanding equity securities of the combined company following consummation of the Business Combination. The forward purchase shares and the forward purchase warrants will be identical to the Class A ordinary shares and the warrants included in the units being sold in the Proposed Public Offering, respectively, except that the forward purchase shares and the forward purchase warrants will be granted registration rights, as described herein. The proceeds from the sale of the forward purchase units may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-Business Combination company. The forward purchase investor’s commitment under the forward purchase agreement will be subject to customary closing conditions under the forward purchase agreement and the forward purchase securities would be issued only in connection with the closing of a Business Combination.

Note 7—Warrant Liabilities

The Company will account for the aggregate 10,000,000 warrants to be issued in connection with the Proposed Public Offering (the 4,000,000 Public Warrants and the 6,000,000 Private Placement Warrants assuming the underwriter’s over-allotment option is not exercised) and the commitment to issue the forward purchase warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants and the forward purchase warrants do not meet the criteria for equity treatment thereunder, each warrant and forward purchase warrant must be recorded as a liability. Accordingly, the Company will classify such warrant and forward purchase warrant as a liability at its fair value. These liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, these liabilities will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will also reassess the classification of the warrants and forward purchase warrants as liabilities at each balance sheet date. If the classification changes as a result of events during the period, such warrants will be reclassified as of the date of the event that causes the reclassification.

As of March 31, 2021, there were no warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon the exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any Class A ordinary shares to holders seeking to exercise their warrants, unless the issuance of the Class A ordinary shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement (as defined below). If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its reasonable best efforts to register or qualify the Class A ordinary shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described below with respect to the Private Placement Warrants):

∎	in whole and not in part;

∎	at a price of $0.01 per warrant;

∎	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

∎

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying Class A ordinary shares for sale under all applicable state securities laws.

If the Company calls warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the warrants to do so on a “cashless basis,” as described in the Warrant Agreement.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described below with respect to the Private Placement Warrants):

∎	in whole and not in part;

∎	at a price of $0.10 per warrant;

∎

upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a “cashless basis” prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares, as described in the prospectus; and

∎

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger, consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period, or during any Extension Period, and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or Class A equity-linked securities for capital raising purposes in connection with the closing of a Business Combination (excluding any issuance of forward purchase securities) at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Initial Shareholders or their respective affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20-trading-day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, then (a) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, (b) the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and (c) the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The terms of the Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a “cashless basis” and will be non-redeemable, except as described above, so long as they are held by the Initial Shareholders or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsors, the Anchor Investor or their respective permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8—Shareholder’s Equity

Preference Shares—The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares—The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021, there were 3,715,894 Class B ordinary share issued and outstanding. Prior to commencement of the Proposed Public Offering, the Company will have issued to the Initial Shareholders an aggregate of 5,750,000 Class B ordinary shares, of which an aggregate of up to 750,000 shares will be subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, so that the number of Class B ordinary shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (see Note 9).

Prior to a Business Combination, only holders of the Founder Shares will have the right to vote on the appointment of directors of the Company. Holders of Public Shares will not be entitled to vote on the appointment of directors of the Company during such time. With respect to any other matter submitted to a vote of the shareholders of the Company, including any vote in connection with a Business Combination, holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like. The conversion ratio of the Founder Shares will be adjusted such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Proposed Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination, any Working Capital Warrants issued to the Sponsors or their respective affiliates and any Pre-Emption Warrants issued to the Anchor Investor. In no event will the Founder Shares convert into Class A ordinary shares at a ratio of less than one-to-one.

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 13, 2021, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events, that would have required adjustment or disclosure in the financial statements.

On May 10, 2021, the Company entered into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. The Warrant Agreement sets forth, among other things, the terms of the Public Warrants, the Private Placement Warrants, the forward purchase warrants, the Working Capital Warrants and the Pre-Emption Warrants.

On May 10, 2021, the Company issued an aggregate of 5,217,391 Private Placement Warrants to the Sponsors (with a commitment by the Sponsors to purchase an additional 521,739 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) for a total consideration of $4,818,182 (or $5,300,000 if the underwriter’s over-allotment option is exercised in full).

On May 10, 2021, the Company issued an aggregate of 1,184,306 Founder Shares (of which an aggregate of up to 157,627 are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) to AOP SPAC, Limited Partnership for a total considerations of $5,149.16.

On May 13, 2021, the Company issued a total of 25,000 Founder Shares (none of which are subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full) to each of the Company’s four independent director nominees.

On May 13, 2021, the Company issued an aggregate of 749,800 Founder Shares (of which an aggregate of up to 97,800 are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) to the Anchor Investor for a total consideration of $3,260.00 (see Note 9).

As of May 13, 2021, the 5,750,000 Founder Shares issued to Pitango Acquisition Corporation Limited Partnership, Sphera SPAC, Limited Partnership, ISAP Acquisition LP, AOP SPAC, Limited Partnership, the Anchor Investor and the four independent director nominees represent 100% of the issued and outstanding shares of the Company.

$200,000,000

20,000,000 Units

ISRAEL AMPLIFY PROGRAM CORP.

PRELIMINARY PROSPECTUS

Book-Running Manager

Cowen

             , 2021

Until                , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

SEC expenses	$25,093
FINRA expenses	35,000
Accounting fees and expenses	50,000
Printing and engraving expenses	30,000
Travel and road show expenses	–
Legal fees and expenses	575,000
NYSE listing and filing fees	85,000
Director & officer liability insurance premiums(1)	500,000
Miscellaneous expenses	49,907

Total	$1,350,000

(1)

This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On March 25, 2021, Pitango, ISAP–Caymans and Sphera paid an aggregate purchase price of $16,156.06, or approximately $0.0043 per share, to subscribe for an aggregate of 3,715,894 Class B ordinary shares, par value $0.0001 (with Pitango, ISAP–Caymans and Sphera receiving 2,450,100, 285,867 and 979,927, respectively). On May 10, 2021, Amplify–Israel paid an aggregate purchase price of $5,149.16, or approximately $0.0043 per share, to subscribe for an aggregate of 1,184,306 Class B ordinary shares, par value $0.0001. On May 13, 2021, the anchor investor paid an aggregate purchase price of $3,260.00, or approximately $0.0043 per share, to subscribe for an aggregate of 749,800 Class B ordinary shares, par value $0.0001. Our sponsors are accredited investors for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsors is an accredited investor under Rule 501 of Regulation D. The sole business of each of our sponsors is to act as our company’s sponsor in connection with this offering.

On May 10, 2021, in conjunction with the subscription for the Class B ordinary shares and as part of the capitalization of the company prior to this offering, our sponsors purchased an aggregate of 5,217,391 private placement warrants (with a commitment to purchase an additional 521,739 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $4,818,182 in the aggregate (or $5,300,000 if the underwriter’s over-allotment option is exercised in full) in a private placement. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. In addition, on May 13, 2021, the anchor investor agreed to purchase 782,609 private placement warrants (or 860,870 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1,181,818 in the aggregate (or $1,300,000 if the underwriter’s over-allotment option is exercised in full) in a private placement to occur concurrently with the closing of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

The Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

i.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

ii.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

iii.	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Amended and Restated Memorandum and Articles of Association. **

3.2	Form of Second Amended and Restated Memorandum and Articles of Association. *

4.1	Specimen Unit Certificate. *

4.2	Specimen Class A Ordinary Share Certificate. *

4.3	Specimen Warrant Certificate. *

4.4	Warrant Agreement, dated as of May 10, 2021, between Continental Stock Transfer & Trust Company and the Registrant. *

5.1	Opinion of Cravath, Swaine & Moore LLP. *

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant. *

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

10.2	Registration and Shareholder Rights Agreement, dated as of May 13, 2021, among the Registrant, the initial shareholders, Sphera Fund and the other holders signatory thereto. *

10.3	Private Placement Warrants Purchase Agreement, dated as of May 10, 2021, between the Registrant and AOP SPAC, Limited Partnership. *

10.4	Private Placement Warrants Purchase Agreement, dated as of May 10, 2021, between the Registrant and ISAP Acquisition LP. *

10.5	Private Placement Warrants Purchase Agreement, dated as of May 10, 2021, between the Registrant and Sphera SPAC, Limited Partnership. *

10.6	Private Placement Warrants Purchase Agreement, dated as of May 10, 2021, between the Registrant and Pitango Acquisition Corporation Limited Partnership. *

10.7	Form of Private Placement Warrants Purchase Agreement between the Registrant and the anchor investor. *

10.8	Form of Indemnity Agreement. *

10.9	Letter Agreement, dated as of May 13, 2021, between the Registrant, the sponsors and each director and officer of the Registrant. *

10.10	Securities Subscription Agreement, dated as of March 25, 2021, between the Registrant and Pitango Acquisition Corporation Limited Partnership. *

10.11	Securities Subscription Agreement, dated as of March 25, 2021, between the Registrant and ISAP Acquisition LP. *

10.12	Securities Subscription Agreement, dated as of March 25, 2021, between the Registrant and Sphera SPAC, Limited Partnership. *

10.13	Securities Subscription Agreement, dated as of May 10, 2021 between the Registrant and AOP SPAC, Limited Partnership. *

Exhibit No.	Description

10.14	Form of Securities Subscription Agreement between the Registrant and the anchor investor. *

10.15	Promissory Note, dated as of March 22, 2021, between the Registrant and Sphera. **

10.16	Administrative Support Agreement, dated as of May 10, 2021, between the Registrant and Sphera. *

10.17	Forward Purchase Agreement, dated as of May 13, 2021, between the Registrant and Sphera Fund. *

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. *

23.2	Consent of Cravath, Swaine & Moore LLP (included in its form of opinion filed as Exhibit 5.1 hereto). *

23.3	Consent of Maples and Calder (Cayman) LLP (included in its form of opinion filed as Exhibit 5.2 hereto). *

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement). **

99.1	Consent of Craig S. Ivey. **

99.2	Consent of Alexis Maged. **

99.3	Consent of Charles Federman. *

99.4	Consent of Lisbeth R. McNabb. *

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of May, 2021.

ISRAEL AMPLIFY PROGRAM CORP.

By:	/s/ Asher Levy
	Name:	Asher Levy
	Title:	Chief Executive Officer

* * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Nechemia J. Peres	Chairman of the Board of Directors and Director	May 14, 2021

* Rami Kalish	Director	May 14, 2021

* LizabethAnn R. Eisen	Director	May 14, 2021

/s/ Asher Levy Asher Levy	Chief Executive Officer (Principal Executive Officer)	May 14, 2021

* Amichai Steimberg	President and Chief Operating Officer	May 14, 2021

* Timothy P. Surzyn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2021

By:	/s/ Asher Levy
Asher Levy
Attorney-in-fact